                                                     Pursuant to Rule 424(b)(5)
                                                     Registration No. 333-15685

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 28, 1998)

                                  $247,997,172
                                 (APPROXIMATE)

                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
                                   DEPOSITOR

                       PROVIDENT FUNDING ASSOCIATES, L.P.

                            ORIGINATOR AND SERVICER
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-1

                            ------------------------

    The Mortgage Pass-Through Certificates, Series 1998-1 (collectively, the 'Certificates') will represent the entire beneficial interest in a pool (the 'Mortgage Pool') of fixed-rate first lien mortgage loans (the 'Mortgage Loans') on one- to four-family residential properties (each a 'Mortgaged Property') and certain related property (the 'Trust Fund'). The Series 1998-1 Certificates will consist of 17 classes (each a 'Class'): the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-R Certificates (collectively, the 'Class A Certificates'); Class X and Class PO Certificates (collectively with the Class A Certificates, the 'Senior Certificates'); the Class M Certificates; and the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (collectively, the 'Class B Certificates' and, together with the Class M Certificates, the 'Subordinated Certificates'). Only the Classes identified in the table below (collectively, the 'Offered Certificates') are offered hereby.
                            ------------------------

FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE OFFERED
  CERTIFICATES, SEE THE INFORMATION HEREIN UNDER 'RISK FACTORS' BEGINNING ON
            PAGE S-16 AND IN THE PROSPECTUS BEGINNING ON PAGE 13.

                            ------------------------

THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR,
 THE SELLER, PROVIDENT, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE
  AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR
    GUARANTEED BY ANY GOVERNMENTAL ENTITY, THE DEPOSITOR, THE SELLER, THE
        SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES OR ANY OTHER
       PERSON. DISTRIBUTIONS ON THE CERTIFICATES WILL BE PAYABLE SOLELY
      FROM THE   ASSETS TRANSFERRED TO THE TRUST FUND FOR THE BENEFIT OF
                             CERTIFICATEHOLDERS.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.



                                 INITIAL CLASS         PASS-THROUGH
    CLASS DESIGNATION        PRINCIPAL BALANCE (1)         RATE
Class A-1................        $ 168,680,000             6.75%
Class A-2................        $  16,360,500             6.50%
Class A-3................        $   5,330,000             7.00%
Class A-4................        $  11,030,500             7.00%
Class A-5................        $   9,750,000              (2)
Class A-6................        $   3,250,000              (3)
Class A-7................        $  19,852,941              (4)

                                 INITIAL CLASS         PASS-THROUGH
    CLASS DESIGNATION        PRINCIPAL BALANCE (1)         RATE
Class A-8................        $   5,147,059              (5)
Class X..................                  (6)              (7)
Class PO.................        $     213,572              (8)
Class A-R................        $         100             6.75%
Class M..................        $   4,629,500             6.75%
Class B-1................        $   2,377,000             6.75%
Class B-2................        $   1,376,000             6.75%

(1) Subject to the permitted variance described herein.
(2) The Pass-Through Rate for the Class A-5 Certificates for any Distribution Date will be equal to the lesser of (i) the London Interbank offered rate quotations for one-month Eurodollar deposits ('LIBOR') determined monthly as set forth in this Prospectus Supplement for the related Interest Accrual Period plus 0.80% and (ii) 9.00%. The Pass-Through Rate for the Class A-5 Certificates for the first Distribution Date is expected to be approximately 6.45625% per annum.
(3) The Pass-Through Rate for the Class A-6 Certificates for any Distribution Date will be equal to (i) 24.60% minus (ii) the product of 3.0 and LIBOR, subject to a minimum rate of 0% and a maximum rate of 24.60%. The Pass-Through Rate for the Class A-6 Certificates for the first Distribution Date is expected to be approximately 7.63125% per annum.
(4) The Pass-Through Rate for the Class A-7 Certificates for any Distribution Date will be equal to the lesser of (i) LIBOR for the related Interest Accrual Period plus 0.75% and (ii) 8.50%. The Pass-Through Rate for the Class A-7 Certificates for the first Distribution Date is expected to be approximately 6.40625% per annum.
(5) The Pass-Through Rate for the Class A-8 Certificates for any Distribution Date will be equal to (i) 29.892856% minus (ii) the product of 3.857143 and LIBOR, subject to a minimum rate of 0% and a maximum rate of 29.892856%. The Pass-Through Rate for the Class A-8 Certificates for the first Distribution Date is expected to be approximately 8.07589% per annum.
(6) The Class X Certificates will be interest-only certificates, will have no principal balance and will bear interest on their notional amount (the 'Notional Amount'), which is initially expected to be approximately $229,442,969, the Cut-Off Date Principal Balance of the Non-Discount Mortgage Loans.
(7) The Pass-Through Rate for the Class X Certificates for any Distribution Date will be equal to the excess of (a) the weighted average of the Net Mortgage Rates of the Non-Discount Mortgage Loans over (b) 6.75% per annum. The Pass-Through Rate for the Class X Certificates for the first Distribution Date is expected to be approximately 0.41896% per annum.
(8) The Class PO Certificates will be principal-only certificates and will not bear interest.
                            ------------------------

    The Offered Certificates offered hereby will be purchased by PaineWebber Incorporated (the 'Underwriter') from the Depositor and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately $245,595,057, plus accrued interest, before deducting issuance expenses payable by the Depositor, which are expected to be approximately $602,692.18. See 'Method of Distribution' herein.

    The Offered Certificates are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates, other than the Class X, the Class PO and the Class A-R Certificates, will be made in book-entry form only through the facilities of The Depository Trust Company, and that the Class X, the Class PO and the Class A-R Certificates will be delivered at the offices of PaineWebber Incorporated in New York, New York, on or about July 30, 1998 (the 'Closing Date').

                            ------------------------
                            PAINEWEBBER INCORPORATED
                            ------------------------

                                 JULY 28, 1998

     The Mortgage Loans will be sold to the Depositor by Paine Webber Real Estate Securities Inc. ('PWRES') and were acquired by PWRES from Provident Funding Associates, L.P. ('Provident').

     An election will be made to treat the Trust Fund as a 'real estate mortgage investment conduit' ('REMIC') for federal income tax purposes. As described more fully herein and in the Prospectus, the Certificates, other than the Class A-R Certificates, will be designated as the 'regular interests' in the REMIC. The Class A-R Certificates will be designated as the 'residual interests' in the REMIC. Prospective investors are cautioned that a Class A-R Certificateholder's REMIC taxable income and the tax liability thereon will exceed cash distributions to such holder in certain periods, in which event such holder must have sufficient alternative sources of funds to pay such tax liability. See 'Certain Federal Income Tax Consequences' herein and in the Prospectus.

     The Class A-R Certificates will be subject to certain transfer restrictions. See 'Description of the Certificates--Restrictions on Transfer of the Class A-R, Class M and Class B Certificates.'

     THE YIELD TO INVESTORS ON EACH CLASS OF OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS, WHICH MAY VARY SIGNIFICANTLY OVER TIME, AND IN THE CASE OF THE CLASS A-5, CLASS A-6, CLASS A-7 AND CLASS A-8 CERTIFICATES, THE LEVEL OF LIBOR FROM TIME TO TIME. THE YIELD TO MATURITY OF A CLASS OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT OR PREMIUM WILL BE MORE SENSITIVE TO THE RATE AND TIMING OF PAYMENTS THEREON. HOLDERS OF THE OFFERED CERTIFICATES SHOULD CONSIDER, IN THE CASE OF ANY SUCH CERTIFICATES PURCHASED AT A DISCOUNT, AND PARTICULARLY THE CLASS PO CERTIFICATES, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY OFFERED CERTIFICATES PURCHASED AT A PREMIUM AND PARTICULARLY THE CLASS X CERTIFICATES, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. HOLDERS OF THE CLASS X CERTIFICATES SHOULD CAREFULLY CONSIDER THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH HOLDERS TO RECOVER THEIR INITIAL INVESTMENTS. THE YIELD TO INVESTORS IN THE CLASS A-6 AND CLASS A-8 CERTIFICATES WILL BE HIGHLY SENSITIVE TO LIBOR SUCH THAT RELATIVELY SMALL INCREASES IN LIBOR WILL HAVE A NEGATIVE EFFECT ON THE YIELD TO INVESTORS IN SUCH CERTIFICATES. THE YIELD TO INVESTORS IN THE OFFERED CERTIFICATES, AND PARTICULARLY THE CLASS M, CLASS B-1 AND CLASS B-2 CERTIFICATES, ALSO WILL BE ADVERSELY AFFECTED BY NET INTEREST SHORTFALLS AND BY REALIZED LOSSES. NO REPRESENTATION IS MADE AS TO THE ANTICIPATED RATE OF PREPAYMENTS ON THE MORTGAGE LOANS, THE AMOUNT AND TIMING OF NET INTEREST SHORTFALLS OR REALIZED LOSSES, OR AS TO THE RESULTING YIELD TO MATURITY OF ANY CLASS OF CERTIFICATES.

     The Underwriter intends to make a secondary market in the Offered Certificates, but has no obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment. In addition, the Class A-R, Class B-1 and Class B-2 Certificates are subject to various transfer restrictions described herein. See 'Description of the Certificates-Restrictions on Transfer of the Class A-R, Class M and Class B Certificates' herein and 'Certain Federal Income Tax Consequences--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfers of Residual Securities' and '--Sale or Exchange of a Residual Security' in the Prospectus.

                            ------------------------

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE OFFERED CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS DATED JULY 28, 1998 (THE 'PROSPECTUS') WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT AND PROSPECTIVE PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     UNTIL OCTOBER 29, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE OFFERED CERTIFICATES, INCLUDING STABILIZING AND THE PURCHASE OF OFFERED CERTIFICATES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE 'METHOD OF DISTRIBUTION' HEREIN.

                           FORWARD-LOOKING STATEMENTS

     IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE WORDS 'EXPECTS,' 'INTENDS,' 'ANTICIPATES,' 'ESTIMATES' AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN 'RISK FACTORS' AND 'PREPAYMENT AND YIELD CONSIDERATIONS,' INHERENTLY ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN FOREIGN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE DEPOSITOR'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE DEPOSITOR EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE DEPOSITOR'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are incorporated herein by reference all documents filed by the Depositor with the Securities and Exchange Commission (the 'Commission') pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates. The Depositor will provide without charge to each person to whom this Prospectus Supplement and the Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be made in writing to PaineWebber Mortgage Acceptance Corporation IV, at 1285 Avenue of the Americas, New York, New York 10019, Attention: John Fearey, Esq.

                             AVAILABLE INFORMATION

     In addition to the locations specified under 'Available Information' in the accompanying Prospectus, the Commission maintains a World Wide Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              -----
FORWARD-LOOKING STATEMENTS.................................................................................     S-3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................     S-3
AVAILABLE INFORMATION......................................................................................     S-3
SUMMARY OF TERMS...........................................................................................     S-6
RISK FACTORS...............................................................................................    S-16
  General..................................................................................................    S-16
  Subordination............................................................................................    S-16
  Limited Experience, Limited Historical Delinquency, Loss and Prepayment Information......................    S-17
  Book-Entry System for Certain Classes of Certificates....................................................    S-17
  Geographic Concentration of the Mortgaged Properties.....................................................    S-17
  Distributions in Reduction of the Principal Balance of the Class A-2, Class A-3 and
     Class A-4 Certificates................................................................................    S-17
  Certificates May Not Be Appropriate For Individual Investors.............................................    S-18
  Risks Associated with Year 2000 Compliance...............................................................    S-18
THE MORTGAGE POOL..........................................................................................    S-19
  General..................................................................................................    S-19
  Assignment of the Mortgage Loans.........................................................................    S-24
UNDERWRITING STANDARDS.....................................................................................    S-25
  General..................................................................................................    S-25
  Standard Underwriting Guidelines.........................................................................    S-26
  Expanded Underwriting Guidelines.........................................................................    S-27
  Mortgage Loan Production.................................................................................    S-28
SERVICING OF MORTGAGE LOANS................................................................................    S-29
  General..................................................................................................    S-29
  The Servicer.............................................................................................    S-29
  Foreclosure and Delinquency Experience...................................................................    S-29
  Servicing Compensation and Payment of Expenses...........................................................    S-30
  Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans............................    S-31
  Advances.................................................................................................    S-31
  Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans............................    S-31
  Insurance................................................................................................    S-32
  Certain Matters Regarding the Servicer...................................................................    S-33
DESCRIPTION OF THE CERTIFICATES............................................................................    S-34
  General..................................................................................................    S-34
  Book-Entry Certificates..................................................................................    S-34
  Payments on Mortgage Loans; Accounts.....................................................................    S-35
  Distributions............................................................................................    S-35
  Priority of Distributions Among Certificates.............................................................    S-35
  Interest.................................................................................................    S-36
  Principal................................................................................................    S-38
  Allocation of Losses.....................................................................................    S-42
  Optional Purchase of Defaulted Loans.....................................................................    S-43
  Optional Termination.....................................................................................    S-43
  The Trustee..............................................................................................    S-44
  Restrictions on Transfer of the Class A-R, Class M and Class B Certificates..............................    S-44
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS..............................................................    S-46
  General..................................................................................................    S-46
  Prepayment Considerations and Risks......................................................................    S-46
  Structuring Assumptions..................................................................................    S-48
  Sensitivity of the Class A-6 and Class A-8 Certificates..................................................    S-48
  Sensitivity of the Class X Certificates..................................................................    S-50

                                                                                                              PAGE
                                                                                                              -----
  Sensitivity of the Class PO Certificates.................................................................    S-51
  Additional Information...................................................................................    S-51
  Weighted Average Lives of the Offered Certificates.......................................................    S-51
  Decrement Tables.........................................................................................    S-52
  Last Scheduled Distribution Date.........................................................................    S-58
  Subordinated Certificates................................................................................    S-58
CREDIT ENHANCEMENT.........................................................................................    S-59
  Subordination of Certain Classes.........................................................................    S-59
USE OF PROCEEDS............................................................................................    S-60
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................................................    S-60
  Regular Certificates.....................................................................................    S-61
  Residual Certificates....................................................................................    S-61
CERTAIN ERISA CONSIDERATIONS...............................................................................    S-62
LEGAL INVESTMENT...........................................................................................    S-63
METHOD OF DISTRIBUTION.....................................................................................    S-64
LEGAL MATTERS..............................................................................................    S-64
RATINGS....................................................................................................    S-64
INDEX OF DEFINED TERMS.....................................................................................    S-66

                                SUMMARY OF TERMS

     This Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary of Terms are defined elsewhere in this Prospectus Supplement or in the Prospectus.

TITLE OF CERTIFICATES....  Mortgage Pass-Through Certificates, Series 1998-1
                           (the 'Certificates').

OFFERED CERTIFICATES.....  Class A-1, Class A-2, Class A-3, Class A-4, Class
                            A-5, Class A-6, Class A-7, Class A-8, Class PO,
                            Class X, Class A-R, Class M, Class B-1 and Class B-2
                            Certificates. Only the Offered Certificates are
                            offered hereby. The aggregate initial principal
                            amount (a 'Class Principal Balance') of the
                            Certificates will be subject to a permitted variance
                            in the aggregate of plus or minus 5%. Variances in
                            the Class Principal Balances may result in variances
                            in the Notional Amount of the Class X Certificates.

                           The Notional Amount of the Class X Certificates for
                            any Distribution Date will be equal to the aggregate of the Stated Principal Balances of the Non-Discount
                            Mortgage Loans with respect to such Distribution
                            Date. The initial Notional Amount of the Class X
                            Certificates will be equal to the aggregate of the Stated Principal Balances of the Non-Discount
                            Mortgage Loans as of July 1, 1998 (the 'Cut-Off
                            Date').

CERTIFICATES OTHER THAN
  THE OFFERED
  CERTIFICATES...........  In addition to the Offered Certificates, the following Classes of Certificates will be issued in
                            the indicated approximate initial Class Principal
                            Balances and will bear interest at the indicated
                            Pass-Through Rates, but are not offered hereby:

                                                                                      INITIAL CLASS
                                                                                       CERTIFICATE       PASS-THROUGH
                                                                                         BALANCE             RATE
                                                                                      -------------      ------------
                                        Class B-3(1)...............................     $ 751,000            6.75%
                                        Class B-4(1)...............................     $ 751,000            6.75%
                                        Class B-5(1)...............................     $ 751,363            6.75%
                                        ------------------
                                        (1) The Class B-3, Class B-4 and Class B-5 Certificates will provide limited credit support to the Senior Certificates and the other Subordinated
                                            Certificates, as described herein.

                                        Any information contained herein with respect to the
                                        Class B-3, Class B-4 and Class B-5 Certificates is
                                        provided only to permit a better understanding of
                                        the Offered Certificates.

DESIGNATIONS

  Regular Certificates...  All Classes of Certificates other than the Class A-R
                            Certificates.
  Residual
     Certificates........  The Class A-R Certificates.

 Senior Certificates....  The Class A-1, Class A-2, Class A-3, Class A-4, Class
                           A-5, Class A-6, Class A-7, Class A-8, Class PO, Class
                            X and Class A-R Certificates.

  Class A Certificates...  The Class A-1, Class A-2, Class A-3, Class A-4, Class
                           A-5, Class A-6, Class A-7, Class A-8 and Class A-R
                            Certificates.

  Subordinated
     Certificates........  The Class M, Class B-1, Class B-2, Class B-3, Class
                           B-4 and Class B-5 Certificates.

  Fixed Rate
     Certificates........  All Classes of Certificates other than the Class A-5,
                           Class A-6, Class A-7, Class A-8, Class PO and Class X
                            Certificates.

  Variable Rate
     Certificates........  The Class A-5, Class A-6, Class A-7, Class A-8 and
                           Class X Certificates.

  Physical
     Certificates........  The Class PO, Class X, Class A-R, Class B-3, Class
                           B-4 and Class B-5 Certificates.

  Book-Entry
     Certificates........  All Classes of Offered Certificates other than the
                           Physical Certificates.

TRUST FUND...............  The Certificates will represent the entire beneficial ownership interest in the Trust Fund, which will
                            consist primarily of the Mortgage Pool.

POOLING AND SERVICING
  AGREEMENT..............  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of July 1, 1998
                            (the 'Agreement'), among the Depositor, Provident,
                            as Originator and Servicer, and the Trustee.

DEPOSITOR................  PaineWebber Mortgage Acceptance Corporation IV, a
                           Delaware corporation (the 'Depositor'). See 'The
                            Depositor' in the Prospectus.

SELLER...................  Paine Webber Real Estate Securities Inc., a Delaware
                           corporation (the 'Seller'). The Mortgage Loans were
                            acquired in the normal course of its business by the
                            Seller and will be acquired by the Depositor in
                            privately negotiated transactions. See 'The Mortgage
                            Pool' herein.

ORIGINATOR AND
  SERVICER...............  Provident Funding Associates, L.P., a California
                           limited partnership ('Provident' or, in its capacity
                            as servicer of the Mortgage Loans, the 'Servicer').
                            See 'Servicing of Mortgage Loans--The Servicer'
                            herein. The Mortgage Loans were originated or
                            acquired in the normal course of its business by
                            Provident and were acquired by the Seller in a
                            privately negotiated transaction. See 'Underwriting
                            Standards' herein. The Servicer will be responsible
                            for the servicing of the Mortgage Loans and will
                            receive the Servicing Fee from interest collected on
                            the Mortgage Loans. See 'Servicing of Mortgage
                            Loans--Servicing Compensation and Payment of
                            Expenses' herein.

TRUSTEE..................  The Chase Manhattan Bank, a New York banking corporation (the 'Trustee').

CUT-OFF DATE.............  July 1, 1998.

CLOSING DATE.............  On or about July 30, 1998.

DETERMINATION DATE.......  The 22nd day of each month or, if such day is not a business day, the preceding business day (each a
                            'Determination Date'); provided that the
                            Determination Date in each month will be at least
                            two business days prior to the related Distribution
                            Date.

MORTGAGE LOANS...........  The Mortgage Pool will consist of 30-year conventional fixed-rate mortgage loans secured by
                            first liens on one- to four-family residential
                            properties. Distributions of principal and interest
                            on the Certificates will be based solely on payments
                            received on the Mortgage Loans, as described herein.
                            See 'The Mortgage Pool' herein. The Depositor
                            expects the Mortgage Loans to have the
                            characteristics described below.
                           References herein to percentages of the Mortgage
                            Loans refer to the percentage of the aggregate
                            principal balance of the Mortgage Loans as of the
                            Cut-Off Date, after giving effect to Monthly
                            Payments due on or prior to the Cut-Off Date,
                            whether or not received. See 'The Mortgage Pool'
                            herein.

                         SELECTED MORTGAGE LOAN DATA
                     (APPROXIMATE AS OF THE CUT-OFF DATE)
                              MORTGAGE POOL (1)

Number of Mortgage Loans..................................................  804
Aggregate Stated Principal Balance........................................  $250,250,536.31
Range of Stated Principal Balances........................................  $40,000 to $1,200,000
Average Stated Principal Balance..........................................  $311,256.89
Range of Mortgage Rates...................................................  6.625%-8.750%
Weighted Average Mortgage Rate............................................  7.3909%
Range of Remaining Terms to Stated Maturity...............................  346 months-360 months
Weighted Average Remaining Term to Stated Maturity........................  360 months
Weighted Average Loan Age(2)..............................................  1 month
Range of Original Loan-to-Value Ratios....................................  20.00%-95.00%
Weighted Average Original Loan-to-Value Ratio.............................  73.84%
Geographic Concentration of Mortgaged Properties Securing
  Mortgage Loans in Excess of 5% of the Aggregate Stated
  Principal Balance(3)....................................................  California  84.99%
                                                                            Washington  5.23%

------------------
(1) Based on payments actually received (or scheduled to be received) on each Mortgage Loan as of the Cut-Off Date.

(2) Based on the number of months from and including the first Monthly Payment to and including the Cut-Off Date.

(3) Approximate

UNDERWRITING STANDARDS...  Generally all of the Mortgage Loans (by aggregate
                            Stated Principal Balance as of the Cut-Off Date) were originated in conformity with the Underwriting Standards described in 'Underwriting
                            Standards' herein. In certain instances, exceptions to the underwriting standards may have been granted by Provident.

DISTRIBUTION DATE........  The 25th day of each month or, if such day is not a business day, on the first business day thereafter,
                            commencing in August 1998 (each, a 'Distribution
                            Date'). Distributions on each Distribution Date will
                            be made to Certificateholders of record as of the
                            related Record Date, except that the final
                            distribution on the Certificates will be made only
                            upon presentment and surrender of the Certificates
                            at the office of the Trustee specified in a notice
                            to Certificateholders.

RECORD DATE..............  The Record Date for each Distribution Date will be the last business day of the month preceding the
                            month of such Distribution Date.

DENOMINATIONS AND
  REGISTRATION OF THE
  CERTIFICATES...........  The Offered Certificates (other than the Class X
                            Certificates) generally will be issuable in
                            denominations of $25,000 (or $1,000, in the case of
                            the Class A-2, Class A-3 and Class A-4 Certificates)
                            initial principal amount (or, in either case,
                            integral multiples of $1,000 in excess thereof). The
                            Class X Certificates will have no principal balance,
                            but will be issuable in denominations of $25,000
                            based on their Notional Amount (or integral
                            multiples thereof). A single Class A-R Certificate
                            will be issuable in a $100 denomination. The Offered
                            Certificates (other than the Class A-R, Class X and
                            Class PO Certificate) initially will be issued in
                            book-entry form and initially will be represented by
                            one or more physical certificates registered in the
                            name of Cede & Co., as the nominee of The Depository
                            Trust Company ('DTC'). No person acquiring an
                            interest in any Book-Entry Certificate (each, a
                            'Beneficial Owner') will be entitled to receive a
                            Definitive Certificate (defined

                            herein) representing such person's interest in the Trust Fund, except in the event that Definitive
                            Certificates are issued under the limited circumstances described herein. The Class A-R, Class
                            X and Class PO Certificates will be issued in definitive form. All references herein to holders of Certificates ('Certificateholders') and their rights shall mean and include the rights of Beneficial
                            Owners, as such rights may be exercised through DTC and its participating organizations, except as otherwise specified herein. See 'Description of the Certificates--Book-Entry Certificates' herein and
                            'Description of the Securities--Book-Entry
                            Registration of Securities' in the Prospectus.

PRIORITY OF
  DISTRIBUTIONS..........  Distributions will be made on each Distribution Date from funds available for distribution to the formula
                            amounts of interest and principal payable to each
                            class on such Distribution Date (as described below)
                            in the following order of priority: (i) to
                            distributions of the Interest Distribution Amount on
                            each interest-bearing Class of Senior Certificates;
                            (ii) to the formula principal then distributable on
                            the Classes of Senior Certificates then entitled to
                            receive distributions of principal set forth under
                            'Distributions of Principal,' in each case in an
                            aggregate amount up to the maximum amount of
                            principal to be distributed on such Classes on such
                            Distribution Date; (iii) to any Class PO Deferred
                            Amounts with respect to the Class PO Certificates,
                            but only from amounts that would otherwise be
                            distributable on such Distribution Date as principal
                            of the Subordinated Certificates; and (iv) to
                            interest on and then principal of each Class of
                            Subordinated Certificates, in the order of their
                            numerical Class designations, beginning with the
                            Class M Certificates, in each case subject to the
                            limitations set forth under 'Description of the
                            Certificates--Principal' herein.

                           Under certain circumstances described herein,
                            distributions for a Distribution Date that would otherwise be made on the Subordinated Certificates may be distributed instead on the Senior
                            Certificates. See 'Description of the
                            Certificates--Allocation of Losses' herein.

DISTRIBUTIONS OF
  INTEREST...............  To the extent funds are available therefor, each interest-bearing Class of Certificates will be
                            entitled to receive interest in the amount of the
                            Interest Distribution Amount for such Class. The
                            Class PO Certificates are principal-only
                            certificates and will not bear interest. See
                            'Description of the Certificates--Interest' herein.

  A. INTEREST
     DISTRIBUTION
     AMOUNT..............  For each interest-bearing Class of Certificates, the amount of interest accrued during the related
                            Interest Accrual Period at the applicable
                            Pass-Through Rate on the related Class Principal
                            Balance or Notional Amount, as the case may be, as
                            reduced pro rata by the Net Interest Shortfalls as
                            described under 'Description of the Certificates--
                            Interest' herein.

  B. PASS-THROUGH RATE...  The pass-through rate ('Pass-Through Rate') for each interest-bearing Class of Offered Certificates for
                            each Distribution Date will be as set forth or described on the cover page hereof.

                           The Pass-Through Rate for the Class A-5 Certificates
                            for any Distribution Date will be equal to the lesser of (i) LIBOR plus 0.80% and (ii) 9.00%. The
                            Pass-Through Rate for the Class A-5 Certificates for the first Distribution Date is expected to be approximately 6.45625% per annum.

                           The Pass-Through Rate for the Class A-6 Certificates
                            for any Distribution Date will be equal to (i)
                            24.60% minus (ii) the product of 3.0 and LIBOR, subject to a minimum rate of 0% and a maximum rate of 24.60%. The Pass-Through Rate for the Class A-6
                            Certificates for the first Distribution Date is expected to be approximately 7.63125% per annum.

                           The Pass-Through Rate for the Class A-7 Certificates
                            for any Distribution Date will be equal to the lesser of (i) LIBOR for the related Interest Accrual
                            Period plus 0.75% and (ii) 8.50%. The Pass-Through
                            Rate for the Class A-7 Certificates for the first
                            Distribution Date is expected to be approximately
                            6.40625% per annum.

                           The Pass-Through Rate for the Class A-8 Certificates
                            for any Distribution Date will be equal to (i)
                            29.892856% minus (ii) the product of 3.857143 and LIBOR, subject to a minimum rate of 0% and a maximum rate of 29.892856%. The Pass-Through Rate for the Class A-8 Certificates for the first Distribution
                            Date is expected to be approximately 8.07589% per annum.

                           The Pass-Through Rate for the Class X Certificates
                            for any Distribution Date will be equal to the excess of (i) the weighted average of the Net
                            Mortgage Rates of the Non-Discount Mortgage Loans over (ii) 6.75% per annum. The Pass-Through Rate for the Class X Certificates for the first Distribution
                            Date is expected to be approximately 0.41896% per annum.

                           With respect to each Distribution Date, the 'Interest
                            Accrual Period' for each interest-bearing Class of Certificates will be the calendar month preceding the month of such Distribution Date or, in the case of the Class A-5, Class A-6, Class A-7 and Class A-8
                            Certificates, during each one-month period commencing on the 25th day of the month preceding the month in which each Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs, commencing on July 25,
                            1998. No interest will accrue on the Class A-5, Class A-6, Class A-7 and Class A-8 Certificates prior to July 25, 1998.

DISTRIBUTIONS OF
  PRINCIPAL..............  All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated
                            between (i) the Certificates (other than the Class X
                            Certificates and the Class PO Certificates) and (ii)
                            the Class PO Certificates, in each case based on the
                            applicable Non-PO Percentage and the applicable PO
                            Percentage, respectively, of such amounts, as
                            described below and as described more fully under
                            'Description of the Certificates--Principal' herein.

  Senior Principal
     Distribution
     Amount..............  On each Distribution Date prior to the Senior Credit
                            Support Depletion Date, to the extent funds are
                            available therefor, principal distributions in
                            reduction of the Class Principal Balances of the
                            Class A Certificates will be made in an aggregate
                            amount equal to the allocable portion of Non-PO
                            Formula Principal Amount, up to the amount of the
                            Senior Principal Distribution Amount for such
                            Distribution Date: first, pro rata, to the Class A-7
                            and Class A-8 Certificates, up to the amount of the
                            Priority Principal Distribution Amount (as defined
                            herein); second, to the Class A-R Certificates until
                            the Class Principal Balance thereof is reduced to
                            zero; third, to the Class A-1 Certificates until the
                            Class Principal Balance thereof is reduced to zero,
                            fourth, concurrently, 50.0% to the Class A-2
                            Certificates and 50.0% to the Class A-3 Certificates
                            until the Class Principal Balance of the Class A-3
                            Certificates is reduced to

                            zero; fifth, concurrently, 50.0% to the Class A-2
                            Certificates and 50.0% to the Class A-4 Certificates until the Class Principal Balances thereof are reduced to zero; sixth, pro rata, to the Class A-5 and Class A-6 Certificates until the Class Principal
                            Balances thereof are reduced to zero; and seventh, pro rata, to the Class A-7 and Class A-8
                            Certificates until the Class Principal Balances thereof are reduced to zero.

                           Notwithstanding the foregoing, on each Distribution
                            Date on and after the Senior Credit Support
                            Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently, as principal of the Classes of Senior Certificates (other than the Class X Certificates and the Class PO Certificates), pro rata, in accordance with their respective Class
                            Principal Balances immediately prior to such Distribution Date.

  Subordinated Principal
     Distribution
     Amount..............  On each Distribution Date, to the extent funds are available therefor, the Non-PO Formula Principal
                            Amount, up to the amount of the Subordinated
                            Principal Distribution Amount for such Distribution
                            Date, will be distributed as principal of the
                            Subordinated Certificates. Except as described in
                            'Description of the Certificates--Principal' herein,
                            each Class of Subordinated Certificates will be
                            entitled to receive its pro rata share of the
                            Subordinated Principal Distribution Amount (based on
                            its respective Class Principal Balance), in each
                            case to the extent of the amount available from
                            Available Collection Amounts for distribution of
                            principal. Distributions of principal of the
                            Subordinated Certificates will be made sequentially
                            to the Classes of Subordinated Certificates in the
                            order of their numerical Class designations,
                            beginning with the Class M Certificates, until the
                            respective Class Principal Balances thereof are
                            reduced to zero.

  Class PO Principal
     Distribution
     Amount..............  On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an
                            amount equal to the lesser of (x) the PO Formula
                            Principal Amount for such Distribution Date and (y)
                            the product of (i) Available Collection Amounts
                            remaining after distribution of interest on the
                            Senior Certificates and (ii) a fraction, the
                            numerator of which is the PO Formula Principal
                            Amount and the denominator of which is the sum of
                            the PO Formula Principal Amount and the Senior
                            Principal Distribution Amount.

                           The Class X Certificates do not have principal
                            balances and are not entitled to any distributions in respect of principal of the Mortgage Loans. See
                            'Description of the Certificates--Principal' herein.

CREDIT
  ENHANCEMENT--GENERAL...  Credit enhancement for the Senior Certificates will be provided by the Subordinated Certificates and
                            credit enhancement for each Class of Subordinated
                            Certificates will be provided by the Class or Classes of Subordinated Certificates with higher numerical Class designations, as described below.
                            The aggregate of the initial Class Principal
                            Balances of the Class B-3, Class B-4 and Class B-5
                            Certificates, which are the only Certificates supporting the Class B-2 Certificates, is expected to be approximately $2,253,363.

SUBORDINATION............  The rights of holders of each Class of Class B
                            Certificates (other than the Class B-1 Certificates)
                            to receive distributions with respect to the
                            Mortgage Loans in the Trust Fund will be
                            subordinated to the rights of holders of the Class
                            or Classes of Subordinated Certificates with lower
                            numerical Class designations, the Class M
                            Certificates and the Senior

                            Certificates, the rights of the holders of the Class
                            B-1 Certificates to receive such distributions will be subordinated to the rights of the holders of the Class M Certificates and the Senior Certificates and the rights of the holders of the Class M
                            Certificates to receive such distributions will be subordinated to the rights of the holder of the Senior Certificates, in each case only to the extent described herein.

                           The subordination of the Subordinated Certificates to
                            the Senior Certificates, and the further subordination within the Subordinated Certificates, is intended to increase the likelihood of timely receipt by the holders of Certificates with higher relative payment priority of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against losses on the Mortgage Loans to the extent described herein.
                            Additionally, the Subordinated Certificates will provide limited protection to the Classes of Certificates of higher relative priority against (i)
                            Special Hazard Losses in an initial amount expected to be up to approximately $5,089,500 (the 'Special
                            Hazard Loss Coverage Amount'), (ii) Bankruptcy
                            Losses in an initial amount expected to be up to approximately $100,000 (the 'Bankruptcy Loss
                            Coverage Amount') and (iii) Fraud Losses in an initial amount expected to be up to approximately
                            $2,503,166 (the 'Fraud Loss Coverage Amount') as each will be reduced from time to time as described herein. Excess Losses will be allocated pro rata to each Class of Certificates. 'Excess Losses' are (i)
                            Special Hazard Losses in excess of the Special
                            Hazard Loss Coverage Amount, (ii) Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and
                            (iii) Fraud Losses in excess of the Fraud Loss
                            Coverage Amount. 'Bankruptcy Losses' are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. 'Special Hazard Losses' are Realized Losses in respect of Special Hazard
                            Mortgage Loans. 'Fraud Losses' are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.
                            See 'Credit Enhancement--Subordination of Certain
                            Classes' herein. See 'Description of the Certificates--Allocation of Losses' herein. However, in certain circumstances the amount of available subordination (including the limited subordination provided for certain types of losses) may be exhausted and shortfalls in distributions on the Certificates could result. Holders of the Senior
                            Certificates will bear their proportionate share of any losses realized on the Mortgage Loans in excess of the available subordination amount. See
                            'Description of the Certificates--Priority of
                            Distributions Among Certificates,' '--Allocation of
                            Losses' and 'Credit Enhancement--Subordination of
                            Certain Classes' herein.

ADVANCES.................  The Servicer is obligated to make cash advances
                            ('Advances') with respect to delinquent payments of
                            principal of and interest on any Mortgage Loan to
                            the extent described herein. In the event the
                            Trustee assumes the obligations of the Servicer as
                            successor servicer, the Trustee shall be obligated
                            to make Advances in accordance with the Agreement.
                            See 'Servicing of Mortgage Loans--Advances' herein.

YIELD CONSIDERATIONS WITH
  RESPECT TO THE CLASS
  A-5, CLASS A-6, CLASS
  A-7 AND CLASS A-8
  CERTIFICATES...........  The yield to investors in the Class A-5, Class A-6,
                            Class A-7 and Class A-8 Certificates will be
                            dependent on, among other things, the

                            level of LIBOR from time to time. The yield to investors in the Class A-6 and Class A-8
                            Certificates will be highly sensitive to LIBOR.
                            Increase in LIBOR will have a negative effect on the yield to investors in the Class A-6 and Class A-8
                            Certificates.

PREPAYMENT CONSIDERATIONS
  AND RISKS; REINVESTMENT
  RISK...................  The rate of principal payments on the Offered
                            Certificates, the aggregate amount of distributions
                            on the Offered Certificates and the yield to
                            maturity of the Offered Certificates will be related
                            to, among other things, the rate and timing of
                            payments of principal on the Mortgage Loans, and in
                            the case of the Class A-5, Class A-6, Class A-7 and
                            Class A-8 Certificates, the level of LIBOR from time
                            to time.

                           Since the rate of payment of principal on the
                            Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield may depend upon the degree to which it is purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of the Class PO
                            Certificates and any other Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Class X
                            Certificates and any other Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. Investors in the Class X
                            Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage
                            Loans could result in the failure of such investors to recover their initial investments.

                           Because the Mortgage Loans may be prepaid at any
                            time, it is not possible to predict the rate at which distributions of principal of the Offered
                            Certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Offered
                            Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on such Offered Certificates.
                            It is possible that yields on any such reinvestments will be lower, and may be significantly lower, than the yields on the Offered Certificates. See 'The
                            Mortgage Pool' and 'Yield, Prepayment and Maturity
                            Considerations' herein.

OPTIONAL TERMINATION.....  On any Distribution Date on which the Pool Principal
                            Balance is less than 10% of the Cut-Off Date Pool
                            Principal Balance, the Servicer will have the option
                            to purchase, in whole, the Mortgage Loans and the
                            REO Property, if any, remaining in the Trust Fund at
                            a purchase price equal to the sum of (a) the Stated
                            Principal Balance of each Mortgage Loan (except for
                            Mortgage Loans for which the related Mortgaged
                            Property has become REO Property (an 'REO Loan'),
                            plus one month's accrued interest thereon at the
                            applicable Adjusted Mortgage Rate and (b) the lesser
                            of (i) the appraised value of any REO Property and
                            (ii) the Stated Principal Balance of each REO Loan
                            plus accrued and unpaid interest thereon at the
                            applicable Adjusted Mortgage Rate. (As to each
                            Mortgage Loan, the 'Adjusted Mortgage Rate' is the
                            per annum rate

                            equal to the Mortgage Rate less the Servicing Fee
                            Rate). See 'Description of the
                            Certificates--Optional Termination' herein.

FEDERAL INCOME TAX
  CONSIDERATIONS.........  An election will be made to treat the Trust Fund as a
                            'real estate mortgage investment conduit' ('REMIC')
                            for federal income tax purposes. The Regular
                            Certificates will constitute 'regular interests' in
                            the REMIC. The Class A-R Certificates will represent
                            the sole class of residual interest in the REMIC.

                           The Regular Certificates generally will be treated as
                            newly originated debt instruments for federal income tax purposes. Beneficial owners of the Regular
                            Certificates (each a 'Beneficial Owner') will be required to report income thereon in accordance with the accrual method of accounting. The Class X
                            Certificates and the Class PO Certificates will, and certain other Classes of Offered Certificates may, be issued with original issue discount for federal income tax purposes. See 'Certain Federal Income Tax
                            Consequences' herein and in the Prospectus.

                           The holders of the Class A-R Certificates will be
                            required to include the taxable income or loss of the REMIC in determining their federal taxable income. It is anticipated that all or a substantial portion of the taxable income of the REMIC includible by the Class A-R Certificateholders will be treated as 'excess inclusion' income subject to special limitations for federal income tax purposes.
                            AS A RESULT, THE EFFECTIVE AFTER-TAX RETURN OF THE
                            CLASS A-R CERTIFICATES MAY BE SIGNIFICANTLY LOWER
                            THAN WOULD BE THE CASE IF THE CLASS A-R CERTIFICATES
                            WERE TAXED AS DEBT INSTRUMENTS OR MAY BE NEGATIVE.
                            FURTHER, SIGNIFICANT RESTRICTIONS APPLY TO THE
                            TRANSFER OF THE CLASS A-R CERTIFICATES. THE CLASS
                            A-R CERTIFICATES WILL BE CONSIDERED 'NONECONOMIC
                            RESIDUAL INTERESTS,' CERTAIN TRANSFERS OF WHICH MAY
                            BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES.

                           See 'Description of the Certificates--Restrictions on
                            Transfer of the Class A-R, Class M and Class B
                            Certificates' herein and 'Certain Federal Income Tax
                            Consequences--Taxation of Owners of Residual
                            Securities--Limitations on Offset or Exemption of REMIC Income' and '--Tax-Related Restrictions on
                            Transfer of Residual Securities-- Noneconomic
                            Residual Interests' in the Prospectus.

ERISA CONSIDERATIONS.....  The acquisition of an Offered Certificate by a pension or other employee benefit plan (a 'Plan')
                            subject to the Employee Retirement Income Security
                            Act of 1974, as amended ('ERISA'), could, in some
                            instances, result in a prohibited transaction or
                            other violation of the fiduciary responsibility
                            provisions of ERISA and Section 4975 of the Internal
                            Revenue Code of 1986, as amended (the 'Code').

                           Subject to the considerations and conditions
                            described under 'Certain ERISA Considerations' herein, it is expected that the Class A (other than the Class A-R Certificates), Class X and Class PO
                            Certificates may be purchased by a Plan. BECAUSE THE
                            CLASS M, CLASS B-1 AND CLASS B-2 CERTIFICATES ARE
                            SUBORDINATED TO THE SENIOR CERTIFICATES WITH RESPECT
                            TO CERTAIN LOSSES, THE CLASS M, CLASS B-1 AND CLASS
                            B-2 CERTIFICATES MAY NOT BE TRANSFERRED UNLESS THE
                            TRANSFEREE HAS DELIVERED (I) A REPRESENTATION LETTER
                            TO THE TRUSTEE STATING EITHER (A) THE TRANSFEREE IS
                            NOT A PLAN AND IS NOT ACTING ON BEHALF OF A PLAN OR
                            USING THE ASSETS OF A PLAN TO EFFECT SUCH PURCHASE
                            OR (B) SUBJECT TO CERTAIN CONDITIONS DESCRIBED
                            HEREIN, THAT THE SOURCE OF FUNDS USED TO

                            PURCHASE SUCH CERTIFICATES IS AN 'INSURANCE COMPANY
                            GENERAL ACCOUNT' OR (II) AN OPINION OF COUNSEL AND
                            SUCH OTHER DOCUMENTATION DESCRIBED UNDER
                            'DESCRIPTION OF THE CERTIFICATES-- RESTRICTIONS ON
                            TRANSFER OF THE CLASS A-R, CLASS M AND CLASS B
                            CERTIFICATES' HEREIN. THE CLASS A-R CERTIFICATES MAY
                            NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN OR A
                            PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS
                            OF A PLAN.

                           Any Plan fiduciary considering whether to purchase
                            any Offered Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See
                            'Description of the Certificates--Restrictions on
                            Transfer of the Class A-R, Class M and Class B
                            Certificates' and 'Certain ERISA Considerations' herein.

LEGAL INVESTMENT.........  The Senior Certificates (other than the Class A-R
                            Certificates) and the Class M Certificates will
                            constitute 'mortgage related securities' for
                            purposes of the Secondary Mortgage Market
                            Enhancement Act of 1984, as amended ('SMMEA'), so
                            long as they are rated in one of the two highest
                            rating categories by at least one nationally
                            recognized statistical rating organization, and, as
                            such, are legal investments for certain entities to
                            the extent provided for in SMMEA.

                           It is anticipated that the Class B-1 and Class B-2
                            Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, therefore, will NOT constitute 'mortgage related securities' for purposes of SMMEA.

                           Institutions whose investment activities are subject
                            to legal investment laws and regulations, regulatory capital requirements or review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See
                            'Legal Investment' herein and in the Prospectus.

RATINGS..................  It is a condition to the issuance of the Senior
                            Certificates (other than the Class A-R Certificates)
                            that they be rated AAA by Duff & Phelps Credit
                            Rating Co. ('DCR') and by Standard & Poor's, a
                            division of The McGraw-Hill Companies, Inc. ('S&P'
                            and, together with DCR, the 'Rating Agencies'), or
                            in the case of the Class PO and Class X
                            Certificates, AAAr by S&P. See 'Ratings' herein. It
                            is a condition to the issuance of the Class M, Class
                            B-1 and Class B-2 Certificates that they be rated at
                            least AA, A and BBB respectively, by DCR. The
                            ratings of the Offered Certificates of any Class
                            should be evaluated independently from similar
                            ratings on other types of securities. A rating is
                            not a recommendation to buy, sell or hold securities
                            and may be subject to revision or withdrawal at any
                            time by either of the Rating Agencies. See 'Ratings'
                            herein.

                           The Depositor has not requested a rating of the
                            Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating
                            Agencies. See 'Ratings' herein.

                                  RISK FACTORS

GENERAL

     The rate of distributions in reduction of the principal balance of any Class of Offered Certificates, the aggregate amount of distributions of principal and interest on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal on the Mortgage Loans and to the amount and timing of mortgagor defaults resulting in Realized Losses, the occurrence of Net Interest Shortfalls and, in the case of the Class A-5, Class A-6, Class A-7 and Class A-8 Certificates, the level of LIBOR from time to time. The rate of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans by Provident as a result of defective documentation or breaches of representations and warranties, optional purchase by the Servicer of defaulted Mortgage Loans and optional purchase by the Servicer of all of the Mortgage Loans in connection with the termination of the Trust Fund. See 'Yield Prepayment and Maturity Considerations' and 'Description of the Certificates--Optional Termination' and '--Interest' herein and 'Description of the Securities--Review of Residential Loans,' '--Assignment of Trust Fund Assets--Review of Residential Loans' and 'Description of the Securities-- Termination' in the Prospectus. Borrowers are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.

     The rate of payments (including prepayments, liquidations and defaults) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the rates of interest on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the rates of interest on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

     The particular sensitivity of the Class A-6 and Class A-8 Certificates is separately displayed in the table appearing under the heading 'Yield, Prepayment and Maturity Considerations' herein. INVESTORS IN THE CLASS A-6 AND CLASS A-8 CERTIFICATES SHOULD CONSIDER THAT A HIGH RATE OF LIBOR WILL HAVE A NEGATIVE EFFECT ON THE YIELD TO SUCH INVESTORS. See 'Yield, Prepayment and Maturity Considerations' herein.

     An investor that purchases any Offered Certificates at a discount, particularly the Class PO Certificates, should consider the risk that a slower than anticipated rate of principal payments (including prepayments, liquidations and defaults) on the Mortgage Loans or, in the case of the Class PO Certificates, on the Discount Mortgage Loans, will result in an actual yield that is lower than such investor's expected yield. See 'Yield, Prepayment and Maturity Considerations--Sensitivity of the Class X Certificates' and '--Sensitivity of the Class PO Certificates' herein. An investor that purchases any Offered Certificates at a premium, particularly the Class X Certificates, should consider the risk that a faster than anticipated rate of principal payments (including prepayments, liquidations and defaults) on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield and, under certain circumstances, could result in the failure of such an investor to recoup its initial investment.

SUBORDINATION

     The rights of the holders of each Class of Class B Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Senior Certificates, the Class M Certificates and the Classes of Class B Certificates with lower numerical designations, and rights of the holders of the Class M Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Senior Certificates, all to the extent described under 'Description of the Certificates--Priority of Distributions Among Certificates' herein. In addition, Realized Losses, other than Excess Losses, which will be allocated to each class of Certificates pro rata, will be allocated to the Class B Certificates and Class M Certificates in reverse order in which they are entitled to distributions of principal before being allocated to the Senior Certificates. Accordingly, the Class B Certificates and Class M Certificates are more likely to experience losses as a result of the occurrence of losses or interest shortfalls on the Mortgage Loans. 'Description of the Certificates--Allocation of Losses' herein.

LIMITED EXPERIENCE, LIMITED HISTORICAL DELINQUENCY, LOSS AND PREPAYMENT INFORMATION

     Historically the Servicer only services mortgage loans similar to the Mortgage Loans from the origination of such loans to the time of sale to an investor, which is promptly after origination. The Servicer has recently increased the size of its servicing department and intends to service the Mortgage Loans as well as other mortgage loans after sale to third parties. The Servicer has obtained conditional approval from the Rating Agencies, contingent upon compliance with specific Rating Agency requirements within the next 30 days. If the Servicer fails to satisfy such requirements in such period, the Servicer must contract with an approved servicer to subservice the Mortgage Loans.

     The Servicer has limited historical experience with respect to the performance, including the delinquency and loss experience and the rate of prepayments, of these various types of loans. Accordingly, neither the delinquency experience and loan loss and liquidation experience set forth under 'Servicing Of Mortgage Loans--Foreclosure and Delinquency Experience,' herein nor the prepayment scenarios set forth under 'Yield, Prepayment and Maturity Considerations--Weighted Average Lives of the Offered Certificates' herein may be indicative of the performance of the Mortgage Loans included in the Mortgage Pool. Prospective investors should make their investment determination based on the Mortgage Loan underwriting criteria, the availability of the credit enhancement described herein, the characteristics of the Mortgage Loans and other information provided herein, and not based on any prior delinquency experience and loan loss and liquidation experience information set forth herein or on any rate of prepayments assumed herein. For a description of the underwriting standards applicable to the Mortgage Loans, see 'Underwriting Standards' herein.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES OF CERTIFICATES

     Transactions in the Book-Entry Certificates generally can be effected only through DTC and Financial Intermediaries. The ability of a Certificateholder to pledge Book-Entry Certificates and the liquidity of the Book-Entry Certificates in general may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, Certificateholders may experience delays in their receipt of payments. See 'Description of the Securities-Book-Entry Registration of Securities' in the Prospectus.

GEOGRAPHIC CONCENTRATION OF THE MORTGAGED PROPERTIES

     Approximately 84.99% and 5.23% of the Mortgage Loans (by aggregate principal balance as of the Cut-Off Date) are expected to be secured by Mortgaged Properties located in the states of California and Washington, respectively. Consequently, losses and prepayments on the Mortgage Loans and resultant payments on the Offered Certificates may, both generally, and particularly, be affected significantly by changes in the housing markets and regional economies of, and the occurrence of natural disasters (such as earthquakes, fires, floods or hurricanes) in, the states of California and Washington. The Originator's underwriting standards do not require borrowers to maintain earthquake insurance.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THE CLASS A-2, CLASS A-3 AND CLASS A-4 CERTIFICATES

     Although, as described herein, there can be no assurance as to the rate at which principal distributions will be made on any Class of Offered Certificates, the Class A-2, Class A-3 and Class A-4 Certificates would be an inappropriate investment for an investor requiring a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions. The rate of distributions in reduction of the principal balance of any Class of Offered Certificates, the aggregate amount of distributions of principal and interest on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal on the Mortgage Loans and to the amount and timing of mortgagor defaults resulting in Realized Losses. There is no assurance with respect to the rate of payments of principal on the Mortgage Loans and the amount and timing of mortgagor defaults.

CERTIFICATES MAY NOT BE APPROPRIATE FOR INDIVIDUAL INVESTORS

     The Offered Certificates may not be an appropriate investment for individual investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable Class of Offered Certificates. This may be the case because, among other things:

     o The yield to maturity of Offered Certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the Mortgage Loans, and in the case of the Class A-5, Class A-6, Class A-7 and Class A-8 Certificates, the level of LIBOR from time to time;

     o The rate of principal distributions on, and the weighted average life of, the Offered Certificates will be sensitive to the uncertain rate and timing of principal prepayments on the Mortgage Loans and the priority of principal distributions among the Classes of Certificates, and as such the Offered Certificates, including the Class A-2, Class A-3 and Class A-4 Certificates, may be inappropriate investments for an investor requiring a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

     o There can be no assurance that an investor will be able to reinvest amounts distributed in respect of principal on an Offered Certificate (which amounts, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the Pass-Through Rate applicable thereto; or

     o There can be no assurance that a secondary market for the Offered Certificate will develop or provide Certificateholders with liquidity of investment.

     Individual investors considering the purchase of an Offered Certificate should also carefully consider the further risks and other special considerations discussed above and under the headings 'Yield, Prepayment and Maturity Considerations' herein and under the heading 'Risk Factors' in the Prospectus.

RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE

     The Depositor is aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The 'year 2000 problem' is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

     The Depositor has been advised by each of the Servicer and the Trustee that they are committed to either (i) implementing modifications to their respective existing systems (where such systems will be continued to be used on or after January 1, 2000) to the extent required to cause them to be year 2000 compliant or (ii) acquiring computer systems that are year 2000 complaint in each case prior to January 1, 2000. However, neither the Depositor nor any affiliate of the Depositor has made any independent investigation of the computer systems of the Servicer or the Trustee. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Servicer or the Trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially adversely affect the holders of the Offered Certificates.

     See 'Risk Factors' in the Prospectus for a description of certain other risks and special considerations applicable to the Offered Certificates.

                               THE MORTGAGE POOL

GENERAL

     The Depositor will purchase the Mortgage Loans from the Seller pursuant to a Mortgage Loan Purchase Agreement, dated as of the Cut-Off Date (the 'Mortgage Loan Purchase Agreement'), between Paine Webber Real Estate Securities Inc. and the Depositor. The Depositor will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the holders of the Certificates (the 'Certificateholders'), pursuant to the Pooling and Servicing Agreement, dated as of the Cut-Off Date (the 'Agreement'), among Provident, as originator and as Servicer, the Depositor and the Trustee.

     Under the Agreement, Provident will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described under '--Assignment of the Mortgage Loans' below, will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Provident will represent and warrant to the Depositor in the Agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in Provident's portfolio as to which the representations and warranties set forth in the Agreement can be made. See 'Residential Loan Program--Representations by Unaffiliated Sellers; Repurchases' in the Prospectus. Under the Agreement, the Depositor will assign all its right, title and interest in and to such representations, warranties and covenants (including Provident's repurchase obligation) to the Trustee for the benefit of Certificateholders. Neither the Depositor nor the Seller will make any representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective. Provident, in the capacity as Originator is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates other than the repurchase obligation described above.

     Certain information with respect to the Mortgage Loans expected to be included in the Mortgage Pool is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Pool may vary. Unless otherwise indicated, information presented herein expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the Mortgage Loans as of the Cut-Off Date.

     As of the Cut-Off Date, the aggregate of the Stated Principal Balances of the Mortgage Loans is expected to be approximately $250,250,536 (the 'Cut-Off Date Pool Principal Balance'). The Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. All the Mortgage Loans provide for payments due as of the first day of each month (the 'Due Date'). At origination, all of the Mortgage Loans had stated terms to maturity of 30 years. Scheduled monthly payments made by the borrowers on the Mortgage Loans ('Scheduled Payments') either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The 'Mortgage Rate' with respect to each Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan without giving effect to any default rate. Each Mortgage Loan contains customary due-on-sale provisions. The borrowers may prepay their Mortgage Loans at any time without penalty.

     Each Mortgage Loan was originated on or after April 29, 1997.

     The latest stated maturity date of any Mortgage Loan is August 1, 2028. The earliest stated maturity date of any Mortgage Loan is May 1, 2027.

     As of the Cut-Off Date, no Mortgage Loan was delinquent more than 30 days.

     No Mortgage Loan had a Loan-to-Value Ratio at origination of more than 95%. Generally, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to the Federal National Mortgage Association ('FNMA') or the Federal Home Loan Mortgage Corporation ('FHLMC'). Such policy provides coverage in an amount equal to a specified percentage times the sum of the remaining principal balance of the related Mortgaged Loan, the accrued interest thereon and the related foreclosure expenses. The specified percentage is either 12% for Loan-to-Value Ratios between 80.01% and 85.00%, 25% for Loan-to-Value Ratios between 85.01% and 90.00% or 30% for Loan-to-Value Ratios between 90.01% and 95.00%. 8.62% of the Mortgage Loans had Loan-to-Value Ratios at origination of greater than 80% and the related borrower was required to obtain primary mortgage guaranty insurance. No such primary mortgage guaranty insurance policy will be required with respect to any such Mortgage Loan (i) after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value or (ii) if maintaining such policy is prohibited by applicable law.

     The 'Loan-to-Value Ratio' of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property or its appraised value at the time of sale, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance, except in the case of a Mortgage Loan underwritten pursuant to Provident's Streamlined Documentation Program as described under 'Underwriting Standards' herein. With respect to Mortgage Loans originated pursuant to the Streamlined Documentation Program (a) if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 75% or less (or 70% or less in the case of mortgage loans relating to properties located in California), the 'Loan-to-Value Ratio' will be the ratio of the principal amount of the Mortgage Loan outstanding at the date of determination divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced or (b) if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 75% (or greater than 70% in the case of mortgage loans relating to properties located in California), then the 'Loan-to-Value Ratio' will be the ratio of the principal amount of the Mortgage Loan outstanding at the date of determination divided by the appraised value as determined by a limited appraisal report at the time of the origination of such Mortgage Loan. See 'Underwriting Standards' herein. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

     The following information sets forth in tabular format certain information, as of the Cut-Off Date, as to the Mortgage Loans (totals may not sum due to rounding). Percentages (approximate) are stated by Aggregate Principal Balance Outstanding of the Mortgage Loans as of the Cut-Off Date.

                               MORTGAGE RATES(1)

                                                                 NUMBER OF       AGGREGATE PRINCIPAL     PERCENT OF
MORTGAGE RATES (%)                                             MORTGAGE LOANS    BALANCE OUTSTANDING    MORTGAGE POOL
------------------------------------------------------------   --------------    -------------------    -------------
6.500 to 6.750..............................................           6            $   1,917,299             0.77%
6.751 to 7.000..............................................          59               18,890,268             7.55
7.001 to 7.250..............................................         239               77,770,414            31.08
7.251 to 7.500..............................................         292               94,442,300            37.74
7.501 to 7.750..............................................         133               39,212,827            15.67
7.751 to 8.000..............................................          60               15,363,719             6.14
8.001 to 8.250..............................................           8                1,946,228             0.78
8.251 to 8.500..............................................           6                  635,479             0.25
8.501 to 8.750..............................................           1                   72,000             0.03
                                                                     ---         -------------------    -------------
     Total..................................................         804            $ 250,250,536           100.00%
                                                                     ---         -------------------    -------------
                                                                     ---         -------------------    -------------

------------------
(1) As of the Cut-Off Date, the weighted average Mortgage Rate of the Mortgage Loans is expected to be approximately 7.3909%.

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                                 NUMBER OF       AGGREGATE PRINCIPAL     PERCENT OF
LOAN-TO-VALUE RATIOS (%)                                       MORTGAGE LOANS    BALANCE OUTSTANDING    MORTGAGE POOL
------------------------------------------------------------   --------------    -------------------    -------------
15.01 to 20.00..............................................           1            $   1,200,000             0.48%
20.01 to 25.00..............................................           1                  298,500             0.12
25.01 to 30.00..............................................           1                  599,532             0.24
30.01 to 35.00..............................................           2                  364,000             0.15
35.01 to 40.00..............................................           3                  872,031             0.35
40.01 to 45.00..............................................          12                4,081,906             1.63
45.01 to 50.00..............................................          11                3,337,928             1.33
50.01 to 55.00..............................................          16                5,306,414             2.12
55.01 to 60.00..............................................          37               11,454,690             4.58
60.01 to 65.00..............................................          46               14,697,465             5.87
65.01 to 70.00..............................................          74               24,844,730             9.93
70.01 to 75.00..............................................         148               47,030,306            18.79
75.01 to 80.00..............................................         373              114,601,437            45.79
80.01 to 85.00..............................................           9                2,794,118             1.12
85.01 to 90.00..............................................          44               12,444,231             4.97
90.01 to 95.00..............................................          26                6,323,250             2.53
                                                                     ---         -------------------    -------------
     Total..................................................         804            $ 250,250,536           100.00%
                                                                     ---         -------------------    -------------
                                                                     ---         -------------------    -------------

------------------
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is expected to be approximately 73.84%.

                  CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                 NUMBER OF       AGGREGATE PRINCIPAL     PERCENT OF
CURRENT MORTGAGE LOAN PRINCIPAL BALANCE                        MORTGAGE LOANS    BALANCE OUTSTANDING    MORTGAGE POOL
------------------------------------------------------------   --------------    -------------------    -------------
$30,001--$40,000............................................           1            $      40,000             0.02%
$50,001--$100,000...........................................          18                1,475,785             0.59
$100,001--$250,000..........................................         134               28,034,574            11.20
$250,001--$500,000..........................................         617              200,193,598            80.00
$500,001--$1,000,000........................................          33               19,306,580             7.71
$1,000,001--$2,000,000......................................           1                1,200,000             0.48
                                                                     ---         -------------------    -------------
     Total..................................................         804            $ 250,250,536           100.00%
                                                                     ---         -------------------    -------------
                                                                     ---         -------------------    -------------

------------------
(1) As of the Cut-Off Date, the average current Mortgage Loan principal balance is expected to be approximately $311,257.

                    DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                                                 NUMBER OF       AGGREGATE PRINCIPAL     PERCENT OF
TYPE OF PROGRAM                                                MORTGAGE LOANS    BALANCE OUTSTANDING    MORTGAGE POOL
------------------------------------------------------------   --------------    -------------------    -------------
Full........................................................         719            $ 228,666,805            91.38%
Alternative.................................................           2                  547,000             0.22
Reduced.....................................................          65               17,419,273             6.96
No Income No Asset..........................................           2                  666,795             0.27
No Ratio....................................................          16                2,950,664             1.18
                                                                     ---         -------------------    -------------
     Total..................................................         804            $ 250,250,536           100.00%
                                                                     ---         -------------------    -------------
                                                                     ---         -------------------    -------------

                         TYPES OF MORTGAGED PROPERTIES


                                                                 NUMBER OF       AGGREGATE PRINCIPAL     PERCENT OF
MORTGAGE PROPERTY TYPE                                         MORTGAGE LOANS    BALANCE OUTSTANDING    MORTGAGE POOL
------------------------------------------------------------   --------------    -------------------    -------------
Single Family...............................................         620            $ 192,822,413            77.05%
Condominium.................................................          23                5,443,121             2.18
Planned Unit Development....................................         161               51,985,002            20.77
                                                                     ---         -------------------    -------------
     Total..................................................         804            $ 250,250,536           100.00%
                                                                     ---         -------------------    -------------
                                                                     ---         -------------------    -------------

                               OCCUPANCY TYPES(1)

                                                                 NUMBER OF       AGGREGATE PRINCIPAL     PERCENT OF
OCCUPANCY TYPE                                                 MORTGAGE LOANS    BALANCE OUTSTANDING    MORTGAGE POOL
------------------------------------------------------------   --------------    -------------------    -------------
Primary Residence...........................................         785            $ 247,671,364            98.97%
Second Residence............................................          19                2,579,173             1.03
                                                                     ---         -------------------    -------------
     Total..................................................         804            $ 250,250,536           100.00%
                                                                     ---         -------------------    -------------
                                                                     ---         -------------------    -------------

------------------
(1) Based upon representations of the related mortgagors at the time of origination.

                 STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)


                                                                 NUMBER OF       AGGREGATE PRINCIPAL     PERCENT OF
STATE                                                          MORTGAGE LOANS    BALANCE OUTSTANDING    MORTGAGE POOL
------------------------------------------------------------   --------------    -------------------    -------------
California..................................................         673            $ 212,683,604            84.99%
Washington..................................................          40               13,081,132             5.23
Utah........................................................          24                6,074,564             2.43
Arizona.....................................................          14                3,273,931             1.31
Nevada......................................................           9                2,756,144             1.10
Colorado....................................................           7                2,151,370             0.86
Oregon......................................................           6                1,669,231             0.67
Connecticut.................................................           6                1,473,539             0.59
South Carolina..............................................           4                1,227,688             0.49
Michigan....................................................           4                1,135,029             0.45
Texas.......................................................           4                1,128,559             0.45
New Mexico..................................................           3                  868,072             0.35
Ohio........................................................           3                  817,685             0.33
North Carolina..............................................           3                  800,200             0.32
Indiana.....................................................           2                  532,289             0.21
Idaho.......................................................           1                  320,000             0.13
Missouri....................................................           1                  257,500             0.10
                                                                     ---         -------------------    -------------
  Total.....................................................         804            $ 250,250,536           100.00%
                                                                     ---         -------------------    -------------
                                                                     ---         -------------------    -------------

------------------
(1) No more than approximately 2.03% of the Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

                           PURPOSE OF MORTGAGE LOANS

                                                                 NUMBER OF       AGGREGATE PRINCIPAL     PERCENT OF
LOAN PURPOSE                                                   MORTGAGE LOANS    BALANCE OUTSTANDING    MORTGAGE POOL
------------------------------------------------------------   --------------    -------------------    -------------
Purchase....................................................         304            $  92,669,090            37.03%
Refinance (rate/term).......................................         321              103,522,937            41.37
Refinance (cash out)........................................         179               54,058,509            21.60
                                                                     ---         -------------------    -------------
  Total.....................................................         804            $ 250,250,536           100.00%
                                                                     ---         -------------------    -------------
                                                                     ---         -------------------    -------------

                         REMAINING TERMS TO MATURITY(1)


REMAINING TERM TO                                                NUMBER OF       AGGREGATE PRINCIPAL     PERCENT OF
MATURITY(MONTHS)                                               MORTGAGE LOANS    BALANCE OUTSTANDING    MORTGAGE POOL
------------------------------------------------------------   --------------    -------------------    -------------
360.........................................................         507            $ 158,843,520            63.47%
359.........................................................         256               78,600,537            31.41
358.........................................................          38               12,132,873             4.85
357.........................................................           1                  235,497             0.09
353.........................................................           1                  223,975             0.09
346.........................................................           1                  214,134             0.09
                                                                     ---         -------------------    -------------
  Total.....................................................         804            $ 250,250,536           100.00%
                                                                     ---         -------------------    -------------
                                                                     ---         -------------------    -------------

------------------
(1) As of the Cut-Off Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximately 360 months.

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the Agreement, the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund, including all principal and interest received on or with respect to the Mortgage Loans, exclusive of principal and interest due on or prior to the Cut-Off Date.

     In connection with such transfer and assignment, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, the original promissory note (the 'Mortgage Note') (and any modification or amendment thereto) endorsed in blank without recourse (except that the Depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original Mortgage Note that has been lost), the original instrument creating a first lien on the related Mortgaged Property (the 'Mortgage') with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such documents not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor) (collectively, the 'Mortgage File'). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Seller or Provident.

     The Trustee will review each Mortgage File within 90 days of the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) and if any document in a Mortgage File is found to be missing or defective in a material respect and Provident does not cure such defect within 90 days of notice thereof from the Trustee (or within such longer period not to exceed 720 days after the Closing Date as provided in the Agreement in the case of missing documents not returned from the public recording office), Provident will be obligated to repurchase the related Mortgage Loan from the Trust Fund. Rather than repurchase the Mortgage Loan as provided above, Provident may remove such Mortgage Loan (a 'Deleted Mortgage Loan') from the Trust Fund and substitute in its place another mortgage loan (a 'Replacement Mortgage Loan'); however, such substitution is permitted only within two years of the Closing Date. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Agreement, (i) have a principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Provident in the Collection Account and held for distribution to the Certificateholders on the related Distribution Date (a 'Substitution Adjustment Amount'), (ii) have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the Deleted Mortgage Loan, (iii) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution. This cure, repurchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

                             UNDERWRITING STANDARDS

GENERAL

     All mortgage loans must meet credit, appraisal and underwriting standards acceptable to Provident. Provident's underwriting standards are applied in accordance with applicable federal and state laws and regulations. Except as otherwise provided herein, the underwriting procedures are consistent with those identified under 'Residential Loan Program--Underwriting Standards' in the Prospectus.

     In certain cases, including with respect to mortgage loans originated through a loan correspondent or mortgage broker, the data used by Provident to complete the underwriting analysis may be obtained by a third party. In such instances, the determination as to whether a mortgage loan complies with Provident's underwriting guidelines is made by Provident. After originating mortgage loans under such circumstances, Provident conducts a quality control review of a sample of such mortgage loans to verify information obtained from third parties.

     Provident's underwriting standards are applied by or on behalf of Provident to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under such standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the 'debt-to-income' ratios) are within certain limits. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Certain exceptions to Provident's underwriting guidelines are made in the event that compensating factors are demonstrated by a prospective borrower.

     The nature of the information which a borrower is required to disclose and whether such information is verified depends, in part, on the documentation program used in the origination process. In general under Provident's Full Documentation Loan Program (the 'Full Documentation Program'), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. The underwriter generally verifies the information contained in the application relating to employment, income, assets or mortgages.

     Under certain circumstances, a prospective borrower may be eligible for a loan approval process which limits or eliminates Provident's standard disclosure and/or verification requirements. Provident offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the 'Alternative Documentation Program'), a Reduced Documentation Loan Program (the 'Reduced Documentation Program'), a No Income/No Asset Documentation Loan Program (the 'No Income/No Asset Documentation Program') and a No Ratio Documentation Loan Program (the 'No Ratio Documentation Program').

     Provident obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

     Provident obtains appraisals or updates of appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. Such appraisers inspect and appraise the proposed mortgaged property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to FNMA or FHLMC appraisal standards then in effect. Every independent appraisal is reviewed by an underwriter of Provident before the loan is approved.

     Provident requires title insurance on all of its mortgage loans secured by first liens on real property. Provident also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

     In addition to Provident's standard underwriting guidelines (the 'Standard Underwriting Guidelines'), which are consistent in many respects with the guidelines applied to mortgage loans purchased by FNMA and FHLMC, Provident uses underwriting guidelines featuring expanded criteria (the 'Expanded Underwriting Guidelines'). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further below.

STANDARD UNDERWRITING GUIDELINES

     Provident's Standard Underwriting Guidelines generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $300,000, up to 90% for mortgage loans with original principal balances of up to $400,000, up to 80% for mortgage loans with original principal balances of up to $500,000, up to 75% for mortgage loans with original principal balances of up to $650,000 and up to 70% for mortgage loans with original principal balances of up to $1,000,000.

     For cash out refinance mortgage loans with original principal balances of up to $650,000, Provident's Standard Underwriting Guidelines generally allow Loan-to-Value Ratios at origination of up to 75%. The maximum 'cash-out' amount permitted ranges from $50,000 to $150,000 depending on the original Loan-to-Value Ratio of the related mortgage loan and other underwriting considerations. As used herein, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Provident if the borrower retains greater than 1.0% of the entire amount of the proceeds from the refinancing of the existing loan.

     Under its Standard Underwriting Guidelines, Provident generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%. In certain circumstances based in part on the original Loan-to-Value Ratio and the borrowers assets, Provident permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 43%.

     In connection with the Standard Underwriting Guidelines, Provident originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program or the Reduced Documentation Program.

     The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification. Mortgage loans which have been originated under the Alternative Documentation Program may be eligible for sale to FNMA or FHLMC.

     Under the Reduced Documentation Program, certain underwriting documentation concerning income verification is waived. Provident obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately prior to the date of the mortgage loan application. Since information relating to a prospective borrower's income is not verified, such borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio (including secondary financing) ranges up to 70% maximum. Mortgage loans which have been originated under the Reduced Documentation Program are not eligible for sale to FNMA or FHLMC.

     Mortgage Loans comprising approximately 93.01% of the Mortgage Pool were underwritten pursuant to Provident's Standard Underwriting Guidelines, allocated among programs as set forth under 'The Mortgage Pool' above.

EXPANDED UNDERWRITING GUIDELINES

     Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

     Provident's Expanded Underwriting Guidelines generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $300,000, up to 90% for mortgage loans with original principal balances of up to $400,000, up to 80% for mortgage loans with original principal balances of up to $650,000, up to 70% for mortgage loans with original principal balances of up to $750,000, up to 65% for mortgage loans with original principal balances of up to $1,000,000 and up to 60% for mortgage loans with original principal balances of up to $3,000,000.

     For cash-out refinance mortgage loans with original principal balances of up to $3,000,000, Provident's Expanded Underwriting Guidelines generally allow Loan-to-Value Ratios at origination of up to 55%. The maximum 'cash-out' amount permitted is $600,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

     Under its Expanded Underwriting Guidelines, Provident generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%. In certain circumstances based in part on the original Loan-to-Value Ratio and the borrowers assets, Provident permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 40% and a debt-to-income ratio based on the borrower's total monthly debt of up to 45%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, such maximum permitted debt-to-income ratios are 33% and 38%, respectively.

     In connection with the Expanded Underwriting Guidelines, Provident originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program and the No Income/No Asset Documentation Program and the No Ratio Documentation Program. The No Income/No Asset Documentation Program and the No Ratio Documentation Program are not available under the Standard Underwriting Guidelines.

     The same documentation and verification requirements apply to mortgage loans documented under the Full Documentation Program, Alternative Documentation Program and Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

     Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio (including secondary financing) ranges up to 75%. Mortgage loans originated under the No Income/No Asset Documentation Program are not eligible for sale to FNMA or FHLMC.

     Under the No Ratio Documentation Program, the borrower is not required to disclose any income information, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. Under the No Ratio Documentation Program, the borrower is required to provide documentation to verify that they have liquid assets equal to a minimum of 6 months of principal and interest and taxes and insurance payments required under such mortgage loan. With respect to such mortgage loans, the maximum Loan-to-Value Ratio (including secondary financing) ranges up to 80%. Mortgage Loans originated under the No Ratio Documentation Program are not eligible for sale to FNMA or FHLMC.

     Mortgage Loans originated under either the No Income/No Asset Documentation Program or the No Ratio Documentation Program pursuant to which debt-to-income ratios are not calculated as described above are expected to comprise approximately 1.45% of the Mortgage Pool.

     Under the Expanded Underwriting Guidelines, Provident may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS Form W-8). The borrower's income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio (including secondary financing) is 90%.

     Mortgage Loans comprising 6.99% of the Mortgage Pool were underwritten pursuant to Provident's Expanded Underwriting Guidelines.

MORTGAGE LOAN PRODUCTION

     The following table sets forth, by number and dollar amount of mortgage loans, Provident's residential mortgage loan production for the periods indicated.

                                                                                                6 MONTHS
                                                                                                 ENDED
                                                 YEAR ENDED DECEMBER 31,                        JUNE 30,
                                   1994           1995           1996            1997             1998
                               ------------   ------------   ------------   --------------   --------------
                                (DOLLAR AMOUNTS IN MILLIONS, EXCEPT AVERAGE LOAN BALANCE)
FHA/VA Loans
     Number of Loans.........             0              0              0              650              905
     Volume of Loans.........  $       0.00   $       0.00   $       0.00   $   75,605,699   $  112,603,373
Conventional Loans
     Number of Loans.........         1,248          1,266          3,359           13,301           16,985
     Volume of Loans.........  $222,158,117   $217,311,900   $587,639,838   $2,295,857,397   $2,902,092,802
Other Loans
     Number of Loans.........            28             70            153              525              751
     Volume of Loans.........  $  5,128,950   $ 10,406,450   $ 23,604,300   $   79,287,120   $  106,404,725
Total Loans
     Number of Loans.........         1,276          1,336          3,512           14,476           18,641
     Volume of Loans.........  $227,287,067   $227,718,350   $611,244,138   $2,450,750,216   $3,121,100,900

Average Loan Balance.........  $    178,125   $    170,448   $    174,044   $      169,297   $      167,432

                          SERVICING OF MORTGAGE LOANS

GENERAL

     The Servicer will service the Mortgage Loans in accordance with the terms set forth in the Agreement. The Servicer may perform any of its obligations under the Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Agreement as if the Servicer alone were servicing the Mortgage Loans. The Servicer has obtained conditional approval from the Rating Agencies, contingent upon compliance with specific Rating Agency requirements within the next 30 days. If the Servicer fails to satisfy such requirements in such period, the Servicer must contract with an approved servicer to subservice the Mortgage Loans.

THE SERVICER

     Provident Funding Associates, L.P., a California limited partnership (the 'Servicer'), will act as Servicer for the Mortgage Loans pursuant to the Agreement. The Servicer is a California limited partnership that is a mortgage lender engaged in the business of originating, selling and servicing mortgage loans secured by one- to four-family residential properties. The Servicer was organized in California in 1992 and currently is licensed as a mortgage lender or registered to originate or purchase loans in 33 states. As of June 30, 1998, it had approximately 402 employees including professionals and support staff.

     At June 30, 1998, the Servicer provided servicing for approximately $1,584 million aggregate principal amount of mortgage loans, approximately $1,006 million of which consisted of mortgage loans serviced for unaffiliated third parties and approximately $578 million of which consisted of newly originated mortgage loans. The mortgage loans serviced by Provident consisted of approximately 11,000 mortgage loans with an average principal balance of approximately $144,000.

     Upon written request, Provident will make available its most recent audited financial statements. Requests should be directed to Provident at 1633 Bayshore Highway #155, Burlingame, California 94010, Attention: Peter Ho.

     Provident generally sells the loans originated on a servicing released basis (except for loans sold to FHLMC, for which all servicing is retained) except for the interim period of time from origination to sale to investors. Servicing includes collecting and remitting loan payments, accounting for principal and interest, holding escrow (impound) funds for payment of taxes and insurance, making inspections as required of the mortgaged premises, contacting delinquent mortgagors, supervising foreclosures in the event of unremedied defaults and generally administering the loans, for which Provident receives servicing fees. Provident has not in the past but may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. In addition, see 'Description of the Securities--Evidence as to Compliance' in the Prospectus for a description of the annual servicing report and the report of the independent public accountants required to be provided by the Servicer in its capacity as Servicer under the Agreement.

FORECLOSURE AND DELINQUENCY EXPERIENCE

     Historically, a variety of factors, including the appreciation of real estate values, have limited the Servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the Servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     The likelihood that a mortgagor will become delinquent in the payment of his or her mortgage loan or the rate of any subsequent foreclosures may be affected by a number of factors related to a borrower's personal circumstances including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit season variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. Furthermore, the level of foreclosures reported is affected by the length of time legally required to complete the foreclosure process and take title to the related property, which varies from jurisdiction to jurisdiction. The delinquency and foreclosure experience on the Mortgage Loans may be particularly affected to the extent that the related Mortgage Properties are concentrated in areas which experience adverse economic conditions or declining real estate values.

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of conventional mortgage loans serviced or master serviced by the Servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $141 million at December 1996, to approximately $393 million at December 1997, to approximately $823 million at May 1998.

     DELINQUENCIES AND FORECLOSURES GENERALLY ARE EXPECTED TO OCCUR MORE FREQUENTLY AFTER THE FIRST FULL YEAR OF THE LIFE OF MORTGAGE LOANS. PROVIDENT TYPICALLY SELLS MORTGAGE LOANS ORIGINATED BY IT WITHIN 1 TO 2 MONTHS AFTER ORIGINATION AND GENERALLY ONLY RETAINS SERVICING WITH RESPECT TO MORTGAGE LOANS SOLD TO FHLMC. ACCORDINGLY, THE FOLLOWING TABLE GENERALLY SETS FORTH PROVIDENT'S FORECLOSURE AND DELINQUENCY EXPERIENCE ONLY FOR MORTGAGE LOANS SOLD TO FHLMC. PROVIDENT DOES NOT KEEP RECORDS OF ANY FORECLOSURE AND DELINQUENCY EXPERIENCE WITH RESPECT TO MORTGAGE LOANS ORIGINATED BY PROVIDENT FOR SALE TO OTHERS, WHEN SUCH FORECLOSURE AND DELINQUENCY EXPERIENCE WOULD BE EXPECTED TO BE HIGHER, AND MAY BE SIGNIFICANTLY HIGHER.

     THERE CAN BE NO ASSURANCE THAT THE FUTURE DELINQUENCY EXPERIENCE ON THE MORTGAGE LOANS WILL BE COMPARABLE TO THAT OF THE TOTAL PORTFOLIO OF LOANS SERVICED BY THE SERVICER AS SET FORTH BELOW. SEE 'RISK FACTORS--LIMITED HISTORICAL DELINQUENCY, LOSS AND PREPAYMENT INFORMATION' HEREIN. ACCORDINGLY, THE INFORMATION SHOULD NOT BE CONSIDERED AS A BASIS FOR ASSESSING THE LIKELIHOOD, AMOUNT OR SEVERITY OF DELINQUENCY OR LOSSES ON THE MORTGAGE LOANS AND NO ASSURANCES CAN BE GIVEN THAT THE FORECLOSURE AND DELINQUENCY EXPERIENCE PRESENTED IN THE TABLE BELOW WILL BE INDICATIVE OF SUCH EXPERIENCE ON THE MORTGAGE LOANS.

                                                                                           AS OF            AS OF
                                                                                        DECEMBER 31,       MAY 31,
                                                                                       --------------      -------
                                                                                       1996      1997       1998
                                                                                       ----      ----      -------
Delinquent Mortgage Loans and Pending Foreclosures at Period End(1):
  30-59 days........................................................................   1.39%     0.99%       1.41%
  60-89 days........................................................................   0.11      0.07        0.29
  90 days or more (excluding pending foreclosures)..................................   0.00      0.00        0.00
  Total of delinquencies............................................................   1.50      1.06        1.70
                                                                                       ----      ----      -------
Foreclosures pending................................................................   0.43      0.14        0.15
                                                                                       ----      ----      -------
                                                                                       ----      ----      -------
Total delinquencies and foreclosures pending........................................   1.93      1.20        1.85
                                                                                       ----      ----      -------
                                                                                       ----      ----      -------

------------------
(1) As a percentage of the total number of loans serviced.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Expense Fees with respect to the Mortgage Pool are payable out of the interest payments on each Mortgage Loan. The Expense Fees will be the sum of the Servicer Fees and the Trustee Fees. The 'Expense Fees' consist of (a) servicing compensation payable to the Servicer in respect of its servicing activities (the 'Servicing Fee') and fees payable to the Trustee in respect of its activities as trustee under the Agreement. The Servicing Fee will be 0.25% per annum (the 'Servicing Fee Rate') of the Stated Principal Balance of each Mortgage Loan. The 'Expense Fee Rate' will be 0.2625% per annum of the Stated Principal Balance of each Mortgage Loan. The Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Servicer in connection with its responsibilities under the Agreement and such amounts will be paid by the Servicer out of the Servicing Fee. The amount of the Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under '--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans.' The Servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Collection Account and Distribution Account. The 'Net Mortgage Rate' of a Mortgage Loan is the Mortgage Rate thereof minus the Expense Fees with respect to such Mortgage Loan (expressed as a per annum percentage of the Stated Principal Balance thereof).

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the Cut-Off Date, principal prepayments by borrowers received by the Servicer from the first day through the fifteenth day of a calendar month will be distributed to Certificateholders on the Distribution Date in the same month in which such prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to Certificateholders with respect to the prepaid Mortgage Loans results. Conversely, principal prepayments by borrowers received by the Servicer from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-Off Date) through the last day of a calendar month will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to Certificateholders with respect to such prepaid Mortgage Loans would result. Pursuant to the Agreement, the Servicing Fee for any month will be reduced, but not by more than one-half of such Servicing Fee, by an amount sufficient to pass through to Certificateholders the full amount of interest to which they would be entitled in respect of each such prepaid Mortgage Loan on the related Distribution Date. If shortfalls in interest as a result of prepayments in any Prepayment Period exceed an amount equal to one-half of the Servicing Fee otherwise payable on the related Distribution Date, the interest entitlement for each Class of Certificates for such Distribution Date will be reduced pro rata by the amount of such excess. A 'Prepayment Period' is the period from the 16th day of the calendar month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-Off Date) through the 15th of the month of such Distribution Date. See 'Description of the Certificates--Interest' herein.

ADVANCES

     Subject to the following limitations, the Servicer will be required to advance prior to each Distribution Date, from its own funds or funds in the Collection Account that do not constitute Available Collection Amounts for such Distribution Date, an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (net of the Servicing Fee with respect to the related Mortgage Loans) which were due on the related Due Date and which were delinquent on the related Determination Date, together with an amount equivalent to interest on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure ('REO Property') (any such advance, an 'Advance'). The 'Determination Date' for each Distribution Date is the 22nd day of each month or, if such day is not a business day, the preceding business day; provided that the Determination Date in each month will be at least two business days prior to the related Distribution Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that such Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to Certificateholders on the related Distribution Date. Any failure by the Servicer to make a deposit in the Collection Account as required under the Agreement, including any failure to make an Advance, will constitute an event of default under the Agreement if such failure remains unremedied for five days after written notice thereof. If the Servicer is terminated as a result of the occurrence of an event of default under the Agreement, the Trustee or the successor servicer will be obligated to make any such Advance, subject to and in accordance with the terms of the Agreement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS

     With respect to each Mortgage Loan, the Agreement will generally provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of such prospective conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the 'due-on-sale' or 'due-on-encumbrance' clauses applicable thereto, if any, unless it is not exercisable under applicable law or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or if the conveyance does not require the consent of the mortgagee and is to a person who satisfies the terms and conditions of the related Mortgage Note and Mortgage. In certain circumstances, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the Mortgage Note.

     The Servicer will use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and which are normal and usual in its general mortgage servicing activities, to the extent that such practices are consistent with the requirements of any applicable required insurance policy. See also 'Description of the Certificates-- Optional Purchase of Defaulted Loans,' herein, with respect to the Servicer's right, but not obligation, to repurchase Mortgage Loans that are 91 or more days delinquent.

     The Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i) that such foreclosure or restoration will increase the proceeds to Certificateholders of liquidation of the Mortgage Loan after reimbursement to the Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy in respect of such Mortgage Loan. In the event that the Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the Collection Account an amount equal to all costs and expenses incurred by it.

     The Servicer will not be obligated to foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See 'Certain Legal Aspects of Residential Loans--Environmental Legislation' in the Prospectus. If the Servicer does not foreclose on a Mortgaged Property, the Certificateholders may experience a loss on the related Mortgage Loan.

     Since a REMIC election has been made for federal income tax purposes with respect to the Trust Fund, if the Trustee acquires ownership of any Mortgaged Property as a result of a default or reasonably foreseeable default of any Mortgage Loan secured by such Mortgaged Property, the Trustee or Servicer will be required to dispose of such property prior to the close of the second calendar year following the year the Trust Fund acquired such property unless the Trustee receives an opinion of counsel to the effect that the holding of the Mortgaged Property by the Trust Fund will not cause the Trust Fund to be subject to the tax on 'prohibited transactions' imposed by Code Section 860F(a)(1) or cause the Trust Fund to fail to qualify as a REMIC. The Servicer also will be required to administer the Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as 'foreclosure property' within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Fund of any 'net income from foreclosure property' within the meaning of Code Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged Property by a party acting as a dealer in such property or the receipt of rental income based on the profits of the lessee of such property. See 'Certain Federal Income Tax Consequences' herein and in the Prospectus.

INSURANCE

     The Servicer will be required to cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of the outstanding principal balance of the Mortgage Loan and in an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance will be required to contain, or have an accompanying endorsement that contains, a standard mortgagee clause. No earthquake or other additional insurance is to be required of any Mortgagor or maintained on Mortgaged Property acquired in respect of a Mortgage unless required pursuant to such applicable laws and regulations. The Servicer shall be required to maintain flood issuance for each Mortgaged Property located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area (if such area is participating in the national flood insurance program) in an amount equal to the least of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements which are part of such Mortgaged Property, and (iii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program. Any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) will be required to be deposited in the Collection Account and applied as a prepayment. The Servicer may obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans which will be deemed to have satisfied its obligations as set forth above.

     The Servicer may not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. The Servicer may not cancel or refuse to renew any such Primary Insurance Policy that is in effect as of the Closing Date and is required to be kept in force under the terms of the Agreement unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer meeting the requirements under the Agreement. The Servicer will be required to present on behalf of itself, the Trustee and Certificateholders, claims to the insurer under any Primary Insurance Policies and to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies with respect to defaulted Mortgage Loans.

     Any cost incurred by the Servicer in maintaining any such insurance as described above may not be added to the principal balance of the Mortgage Loan for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit. Such costs will be recoverable by the Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by the Agreement.

CERTAIN MATTERS REGARDING THE SERVICER

     The Agreement provides that the Servicer may not resign from its obligations and duties thereunder except (i) upon appointment of a successor servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates or (ii) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (ii) permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder.

     In the event that the Servicer for any reason is no longer the Servicer under the Agreement (including by reason of an event of default under the Agreement), the Trustee or its successor will be required to assume all of the rights and obligations of the Servicer under the Agreement arising thereafter except that the Trustee will not be (i) liable for certain losses of the Servicer or any acts or omissions of the predecessor Servicer hereunder), (ii) obligated to make Advances if it is prohibited from doing so by applicable law,
(iii) obligated to effectuate repurchases or substitutions of Mortgage Loans,
(iv) responsible for certain expenses of the Servicer or (v) deemed to have made any representations and warranties of the Servicer under the Agreement.

     The Agreement provides that neither the Servicer nor any of its directors, officers, employees or agents will have any liability to the Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement or for errors in judgment, unless liability would otherwise be imposed by reason of a breach of representations or warranties made by it under the Agreement or would otherwise be imposed willful misfeasance, bad faith or gross negligence or reckless disregard in performing or failing to perform the Servicer's duties.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The Mortgage Pass-Through Certificates, Series 1998-1 will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class X, Class PO and Class A-R Certificates (collectively, the 'Senior Certificates') and the Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (collectively, the 'Subordinated Certificates'). The Senior Certificates and Subordinated Certificates are collectively referred to as the 'Certificates' herein. Only the Classes of Certificates listed on the cover page hereof (collectively, the 'Offered Certificates') are offered hereby. The Classes of Offered Certificates will have the respective initial Class Principal Balances or initial Notional Amounts (subject to the permitted variance) and Pass-Through Rates set forth on the cover page hereof or described herein.

     The Class Principal Balance of any Class of Certificates as of any Distribution Date is the initial Class Principal Balance thereof reduced by the sum of (i) all amounts previously distributed to holders of Certificates of such Class as payments of principal, (ii) the amount of Realized Losses (including Excess Losses) allocated to such Class and (iii) in the case of any Class of Subordinated Certificates, any amounts allocated to such Class in reduction of its Class Principal Balance in respect of payments of Class PO Deferred Amounts, as described under '--Allocation of Losses' below. In addition, the Class Principal Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced if and to the extent that the aggregate of the Class Principal Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Principal Balance as of the Due Date occurring in the month of such Distribution Date. The Class X Certificates do not have principal balances and are not entitled to any distributions in respect of principal of the Mortgage Loans.

     The Notional Amount of the Class X Certificates for any Distribution Date will be equal to the aggregate of the Stated Principal Balances of the Non-Discount Mortgage Loans with respect to such Distribution Date. The initial Notional Amount of the Class X Certificates will be equal to the aggregate of the Stated Principal Balances of the Non-Discount Mortgage Loans as of the Cut-Off Date.

     The Senior Certificates will have an initial aggregate principal balance of approximately $239,614,672 and will evidence in the aggregate an initial beneficial ownership interest of approximately 95.75% in the Trust Fund. The Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 1.85%, 0.95%, 0.55%, 0.30%, 0.30% and 0.30%, respectively, in the
Trust Fund.

     The Book-Entry Certificates will be issuable in book-entry form only. The Physical Certificates will be issued in fully registered certificated form. The Class A-R Certificates will be issued as a single Certificate in a denomination of $100.

BOOK-ENTRY CERTIFICATES

     Each Class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate initial Class Principal Balance of each such Class of Certificates and which will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the 'Depository'). Beneficial interests in the Book-Entry Certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount of $25,000 (or, in the case of the Class A-2, Class A-3 and Class A-4 Certificates, $1,000) and integral multiples of $1,000 in excess thereof. One investor of each Class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The Depositor has been informed by the Depository that its nominee will be

CEDE & Co. ('CEDE'). Accordingly, CEDE is expected to be the holder of record of the Book-Entry Certificates. Except as described under 'Description of the Securities--Book-Entry Registration of Securities' in the Prospectus, no person acquiring a Book-Entry Certificate (each, a 'Beneficial Owner') will be entitled to receive a physical certificate representing such Certificate (a 'Definitive Certificate').

     Unless and until Definitive Certificates are issued, it is anticipated that the only 'Certificateholder' of the Book-Entry Certificates will be CEDE, as nominee of the Depository. Beneficial Owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Agreement. Beneficial Owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries and the Depository. Monthly and annual reports on the Trust Fund provided to CEDE, as nominee of the Depository, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose Depository accounts the Book-Entry Certificates of such Beneficial Owners are credited.

     For a description of the procedures generally applicable to the Book-Entry Certificates, see 'Description of the Securities--Book-Entry Registration of Securities' in the Prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the Closing Date, the Servicer will establish an account (the 'Collection Account'), which will be maintained in trust for the benefit of the Certificateholders. Funds credited to the Collection Account may be invested for the benefit and at the risk of the Servicer in Permitted Instruments, that are generally scheduled to mature on or prior to the second business day preceding the next Distribution Date. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Collection Account the amount of funds available for distribution and will deposit such funds in an account established and maintained with the Trustee on behalf of the Certificateholders (the 'Distribution Account').

DISTRIBUTIONS

     Distributions on the Certificates will be made by the Trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in August 1998 (each, a 'Distribution Date'), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the 'Record Date').

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of a Class of Certificates or who holds Certificates with an aggregate initial Principal Balance of $1,000,000 or more or who holds a Class X Certificate and who has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the office of the Trustee specified in a notice to Certificateholders.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described herein, distributions will be made on each Distribution Date from Available Collection Amounts in the following order of priority: (i) to interest on each interest-bearing Class of Senior Certificates;
(ii) to principal on the Classes of Senior Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under 'Description of the Certificates--Principal' herein, in each case in an aggregate amount up to the maximum amount of principal to be distributed on such Classes on such Distribution Date; (iii) to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on such Distribution Date as principal of the Subordinated Certificates; and (iv) to interest on and then principal of each Class of Subordinated Certificates, in the order of their numerical Class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under 'Description of the Certificates--Principal' herein.

     'Available Collection Amounts' with respect to any Distribution Date will be equal to the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the borrower in accordance with the Servicer's normal servicing procedures (collectively, 'Insurance Proceeds') and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ('Liquidation Proceeds') during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments received from the 16th day of the calendar month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-Off Date) through the 15th of the month of such Distribution Date; and (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a Deleted Mortgage Loan or a Mortgage Loan repurchased by Provident or the Servicer as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Servicer is entitled to be reimbursed from the Collection Account pursuant to the Agreement.

INTEREST

     The Classes of Offered Certificates will have the respective Pass-Through Rates set forth or described on the cover hereof.

     The Pass-Through Rate for the Class A-5 Certificates for any Distribution Date will be equal to the lesser of (i) LIBOR for the related Interest Accrual Period plus 0.80% and (ii) 9.00%. The Pass-Through Rate for the Class A-5 Certificates for the first Distribution Date is expected to be approximately 6.45625% per annum.

     The Pass-Through Rate for the Class A-6 Certificates for any Distribution Date will be equal to (i) 24.60% minus (ii) the product of 3.0 and LIBOR, subject to a minimum rate of 0% and a maximum rate of 24.60%. The Pass-Through Rate for the Class A-6 Certificates for the first Distribution Date is expected to be approximately 7.63125% per annum.

     The Pass-Through Rate for the Class A-7 Certificates for any Distribution Date will be equal to the lesser of (i) LIBOR for the related Interest Accrual Period plus 0.75% and (ii) 8.50%. The Pass-Through Rate for the Class A-7 Certificates for the first Distribution Date is expected to be approximately 6.40625% per annum.

     The Pass-Through Rate for the Class A-8 Certificates for any Distribution Date will be equal to (i) 29.892856% minus (ii) the product of 3.857143 and LIBOR, subject to a minimum rate of 0% and a maximum rate of 29.892856%. The Pass-Through Rate for the Class A-8 Certificates for the first Distribution Date is expected to be approximately 8.07589% per annum.

     The Pass-Through Rate for the Class X Certificates for any Distribution Date will be equal to the excess of (a) the average of the Net Mortgage Rates of the Non-Discount Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof, over (b) 6.75% per annum. The Pass-Through Rate for the Class X Certificates for the first Distribution Date is expected to be approximately 0.41896% per annum. The Net Mortgage Rate for each Mortgage Loan is the Mortgage Rate thereof (net of the interest premium charged by the related lenders with respect to the Lender PMI Mortgage Loans) less the Expense Fee Rate for such Mortgage Loan.

     'LIBOR' for each Interest Accrual Period (other than the initial Interest Accrual Period) will be the rate for United States dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day before the first day of such Interest Accrual Period. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate as defined herein. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Interest Accrual Period. LIBOR for the initial Accrual Period will be 5.65625% per annum. A 'LIBOR Business Day' will be any day on which banks are open for dealing in foreign currency and exchange in London and New York City.

     The 'Reference Bank Rate' for any Interest Accrual Period (other than the initial Interest Accrual Period), will be the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month that are offered by three money center banks selected by the Trustee (the 'Reference Banks') as of 11:00 a.m., New York City time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding Class Principal Balance of the Class A-5, Class A-6, Class A-7 and Class A-8 Certificates, as applicable, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the outstanding Class Principal Balance of the Class A-5, Class A-6, Class A-7 and Class A-8 Certificates, as applicable. If no such quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Interest Accrual Period.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing Class of Certificates will be entitled to receive an amount allocable to interest (as to each such Class, the 'Interest Distribution Amount') with respect to the related Interest Accrual Period. The Interest Distribution Amount for any interest-bearing Class will be equal to the sum of
(i) interest at the applicable Pass-Through Rate on the related Class Principal Balance or Notional Amount, as the case may be, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ('Unpaid Interest Amounts'). The Class PO Certificates are principal-only certificates and will not bear interest.

     With respect to each Distribution Date, the 'Interest Accrual Period' for each interest-bearing Class of Certificates will be the calendar month preceding the month of such Distribution Date, or in the case of the Class A-5, Class A-6, Class A-7 and Class A-8 Certificates, during each one month period commencing on the 25th day of the month preceding the month in which each Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs, commencing on July 25, 1998. No interest will accrue on the Class A-5, Class A-6, Class A-7 and Class A-8 Certificates prior to July 25, 1998.

     The interest entitlement described above for each Class of Certificates for any Distribution Date will be reduced by such Class's pro rata share of the amount of 'Net Interest Shortfalls' for such Distribution Date. With respect to any Distribution Date, the 'Net Interest Shortfall' is equal to the sum of (i) the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Subordinated Certificates for such types of losses and (ii) any Net Prepayment Interest Shortfalls with respect to such Distribution Date. A 'Relief Act Reduction' is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See 'Certain Legal Aspects of the Residential Loans--Soldiers' and Sailors' Civil Relief Act of 1940' in the Prospectus. With respect to any Distribution Date, a 'Net Prepayment Interest Shortfall' is the amount by which the aggregate of Prepayment Interest Shortfalls during the portion of the Prepayment Period occurring in the calendar month preceding the month of such Distribution Date exceeds the aggregate amount payable on such Distribution Date by the Servicer as described under 'Servicing of Mortgage Loans--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans' herein. A 'Prepayment Interest Shortfall' is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan. Each Class's pro rata share of such Net Interest Shortfalls will be based on the amount of interest such Class otherwise would have been entitled to receive on such Distribution Date.

     Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     In the event that, on a particular Distribution Date, Available Collection Amounts in the Collection Account applied in the order described under '--Priority of Distributions Among Certificates' above are not sufficient to make a full distribution of the interest entitlement on the Certificates, interest will be distributed on each Class of Certificates of equal priority based on the amount of interest each such Class would otherwise have been entitled to receive in the absence of such shortfall. Any Unpaid Interest Amount will be carried forward and added to the amount holders of each such Class of Certificates will be entitled to receive on the next Distribution Date. Such a shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any Unpaid Interest Amount so carried forward will not bear interest.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between (i) the Senior Certificates (other than the Class X Certificates and the Class PO Certificates) and the Subordinated Certificates and (ii) the Class PO Certificates, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

     The 'Non-PO Percentage' with respect to any Mortgage Loan with a Net Mortgage Rate less than 6.75% (each such Mortgage Loan, a 'Discount Mortgage Loan') will be the percentage equivalent of a fraction, the numerator of which is the Net Mortgage Rate and the denominator of which is 6.75%, and 100% with respect to any Mortgage Loan with a Net Mortgage Rate equal to or greater than 6.75% (each such Mortgage Loan, a 'Non-Discount Mortgage Loan').

     The 'PO Percentage' with respect to any Discount Mortgage Loan will be 100% minus the Non-PO Percentage and with respect to any Non-Discount Mortgage Loan will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal of the Senior Certificates (other than the Class X Certificates and the Class PO Certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the Subordinated Certificates, in an amount up to the Subordinated Principal Distribution Amount.

     The 'Non-PO Formula Principal Amount' for any Distribution Date will equal the sum of the applicable Non-PO Percentage of (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date, (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by Provident or another person pursuant to the Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan and (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period.

     Senior Principal Distribution Amount. On each Distribution Date prior to the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal in the following order of priority:

          first, pro rata,to the Class A-7 and Class A-8 Certificates, up to the amount of the Priority Principal Distribution Amount;

          second, to the Class A-R Certificates until the Class Principal Balance thereof is reduced to zero;

          third, to the Class A-1 Certificates until the Class Principal Balance thereof is reduced to zero;

          fourth, concurrently, 50.0000000000% to the Class A-2 Certificates and 50.0000000000% to the Class A-3 Certificates until the Class Principal Balance of the Class A-3 Certificates is reduced to zero;

          fifth, concurrently, 50.0000000000% to the Class A-2 Certificates and 50.0000000000% to the Class A-4 Certificates until the Class Principal Balances thereof are reduced to zero;

          sixth, pro rata, to the Class A-5 and Class A-6 Certificates until the Class Principal Balances thereof are reduced to zero; and

          seventh, pro rata, to the Class A-7 and Class A-8 Certificates until the Class Principal Balances thereof are reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently, as principal of the Classes of Senior Certificates (other than the Class X Certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Principal Balances immediately prior to such Distribution Date.

     The 'Senior Credit Support Depletion Date' is the date on which the aggregate Class PO Deferred Amounts equal or exceed the Class Principal Balance of all Classes of Subordinated Certificates.

     The 'Senior Principal Distribution Amount' for any Distribution Date will equal the sum of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (c) of the definition of 'Non-PO Formula Principal Amount' for such Distribution Date, (ii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of all amounts described in clause (c) of the definition of 'Non-PO Formula Principal Amount' for such Distribution Date, (iii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the lesser of (x) the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of such Mortgage Loan and (y) either (A) the Senior Prepayment Percentage or (B) if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such preceding calendar month, the Senior Percentage of the applicable Non-PO Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and (iv) the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in clause (f) of the definition of 'Non-PO Formula Principal Amount' for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

     The 'Priority Principal Distribution Amount' for any Distribution Date is the lesser of (i) sum of the Priority Percentage Distribution Amount and the Priority Prepayment Percentage Distribution Amount and (ii) the sum of the Class Principal Balance of the Class A-7 and Class A-8 Certificates.

     The 'Priority Percentage Distribution Amount' for any Distribution Date is equal to the product of (i) 0% until and including the Distribution Date in July 2003 and 100% thereafter and (ii) the product of (A) a fraction, the numerator of which is the Class Principal Balance of the sum of the Class A-7 and Class A-8 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Class Principal Balance of all Classes of Certificates immediately prior to such Distribution Date and (B) the applicable Non-PO Percentage of all amounts described in clauses (a) through (c) of the definition of 'Non-PO Formula Principal Amount' for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, such amount will be reduced on the related Distribution Date by the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

     The 'Priority Prepayment Percentage Distribution Amount' for any Distribution Date is equal to the product of (A) (i) 0% until and including the Distribution Date in July 2003, (ii) 30% until and including the Distribution Date in July 2004, (iii) 40% until and including the Distribution Date in July 2005, (iv) 60% until and including the Distribution Date in July 2006, (v) 80% until and including the Distribution Date in July 2007 and (vi) 100% thereafter and (B) the product of (x) a fraction, the numerator of which is the Class Principal Balance of the sum of the Class A-7 and Class A-8 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Class Principal Balance of all Classes of Certificates immediately prior to such Distribution Date and (y) the sum of (1) the applicable Non-PO Percentage of all amounts described in clause (d) of the definition of 'Non-PO Formula Principal Amount' for such Distribution Date, (2) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the lesser of (a) the applicable Non-PO Percentage of the Stated Principal Balance of such Mortgage Loan and (b) if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such preceding calendar month, the applicable Non-PO Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and (3) the applicable Non-PO Percentage of amounts described in clause (f) of the definition of 'Non-PO Formula Principal Amount' for such Distribution Date.

     'Stated Principal Balance' means as to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and Liquidation Proceeds and Insurance Proceeds received and allocated to principal and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related borrower. The 'Pool Principal Balance' with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of such Distribution Date.

     The 'Senior Percentage' for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Principal Balances of each Class of Senior Certificates (other than the Class X and Class PO Certificates) immediately prior to such date and the denominator of which is the aggregate of the Class Principal Balances of all Classes of Certificates, other than the Class X and Class PO Certificates, immediately prior to such date. The 'Subordinated Percentage' for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage for such date.

     The 'Senior Prepayment Percentage' for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates (other than Class PO Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the Pool Principal Balance evidenced by the Subordinated Certificates. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

     The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the following conditions (the 'Step Down Conditions') are satisfied: (i) the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate principal balance of the Subordinated Certificates on such Distribution Date, does not equal or exceed 50%, and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate of the principal balances of the Subordinated Certificates as of the Cut-Off Date (the 'Original Subordinated Principal Balance'), (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the Original Subordinated Principal Balance, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the Original Subordinated Principal Balance, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the Original Subordinated Principal Balance, and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the Original Subordinated Principal Balance.

     The 'Subordinated Prepayment Percentage' as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage.

     If on any Distribution Date the allocation to the Class or Classes of Senior Certificates (other than the Class PO Certificates) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Principal Balance of such Class or Classes below zero, the distribution to such Class or Classes of Certificates of the Senior Prepayment Percentage of such amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Balance(s) to zero.

     Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Collection Amounts therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for such Distribution Date, will be distributed as principal of the Subordinated Certificates. Except as provided in the next paragraph, each Class of Subordinated Certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Principal Balance), in each case to the extent of the amount available from Available Collection Amounts for distribution of principal. Distributions of principal of the Subordinated Certificates will be made sequentially to the Classes of Subordinated Certificates in the order of their numerical Class designations, beginning with the Class M Certificates, until the respective Class Principal Balances thereof are reduced to zero.

     With respect to each Class of Subordinated Certificates, if on any Distribution Date the sum of the related Class Subordination Percentages of such Class and all Classes of Subordinated Certificates which have higher numerical Class designations than such Class (the 'Applicable Credit Support Percentage') is less than the Applicable Credit Support Percentage for such Class on the date of issuance of the Certificates (the 'Original Applicable Credit Support Percentage'), no distribution of partial principal prepayments and principal prepayments in full will be made to any such Classes (the 'Restricted Classes') and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining Classes of Subordinated Certificates, pro rata, based upon their respective Class Principal Balances, and distributed in the sequential order described above.

     The 'Class Subordination Percentage' with respect to any Distribution Date and each Class of Subordinated Certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Principal Balance of such Class of Subordinated Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Principal Balances of all Classes of Certificates immediately prior to such Distribution Date.

     The approximate Original Applicable Credit Support Percentages for the Subordinated Certificates on the date of issuance of the Certificates are expected to be as follows:


Class M.......................................................     4.25%
Class B-1.....................................................     2.40%
Class B-2.....................................................     1.45%
Class B-3.....................................................     0.90%
Class B-4.....................................................     0.60%
Class B-5.....................................................     0.30%

     For purposes of calculating the Applicable Credit Support Percentages of the Subordinated Certificates, the Class M Certificates will be deemed to have a lower numerical Class designation than each other Class of Subordinated Certificates.

     The 'Subordinated Principal Distribution Amount' for any Distribution Date will equal (A) the sum of (i) the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (c) of the definition of 'Non-PO Formula Principal Amount' for such Distribution Date, (ii) the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of all amounts described in clause (c) of the definition of 'Non-PO Formula Principal Amount' for such Distribution Date, (iii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, after application of such amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of such Mortgage Loan and (iv) the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of 'Non-PO Formula Principal Amount' for such Distribution Date reduced by (B) the amount of any payments in respect of Class PO Deferred Amounts on the related Distribution Date.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the Trust Fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Collection Amounts remaining after payment of interest and principal on the Senior Certificates and Class PO Deferred Amounts on the Class PO Certificates and interest and principal on the Subordinated Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount (the 'Class PO Principal Distribution Amount') equal to the lesser of (x) the PO Formula Principal Amount for such Distribution Date and (y) the product of (i) Available Collection Amounts remaining after distribution of interest on the Senior Certificates and (ii) a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the Senior Certificates (other than the Class PO Certificates) will be in an amount equal to the product of (i) Available Collection Amounts remaining after distribution of interest on the Senior Certificates and (ii) a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.

     The 'PO Formula Principal Amount' for any Distribution Date will equal the sum of the applicable PO Percentage of (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date, (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by Provident or another person pursuant to the Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan and (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Discount Mortgage Loan that is not a Liquidated Mortgage Loan, the PO Formula Principal Amount will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of such Bankruptcy Loss.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage Loan will be allocated to the Class PO Certificates until the Class Principal Balance thereof is reduced to zero. The amount of any such Realized Loss, other than an Excess Loss, allocated on or prior to the Senior Credit Support Depletion Date will be treated as a 'Class PO Deferred Amount'. To the extent funds are available on such Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates prior to distributions of principal on the Subordinated Certificates. Any distribution of Available Collection Amounts in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Principal Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Principal Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     For purposes of allocating losses to the Subordinated Certificates, the Class M Certificates will be deemed to have a lower numerical Class designation than each other Class of Subordinated Certificates.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss, other than any Excess Loss, will be allocated first to the Subordinated Certificates, in the reverse order of their numerical Class designations (beginning with the Class of Subordinated Certificates then outstanding with the highest numerical Class designation), in each case until the Class Principal Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates (other than the Class X Certificates and the Class PO Certificates) pro rata, based upon their respective Class Principal Balances.

     On each Distribution Date, the applicable Non-PO Percentage of Excess Losses will be allocated pro rata among the Classes of Senior Certificates (other than the Class X Certificates and the Class PO Certificates) and the Subordinated Certificates based upon their respective Class Principal Balances.

     Because principal distributions are paid to certain Classes of Certificates (other than the Class PO Certificates) before other Classes of Certificates, holders of such Certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of Classes that are entitled to receive principal earlier.

     In general, a 'Realized Loss' means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. 'Excess Losses' are (i) Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and (iii) Fraud Losses in excess of the Fraud Loss Coverage Amount. 'Bankruptcy Losses' are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. 'Special Hazard Losses' are Realized Losses in respect of Special Hazard Mortgage Loans. 'Fraud Losses' are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See 'Credit Enhancement--Subordination of Certain Classes' herein.

     A 'Liquidated Mortgage Loan' is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A 'Special Hazard Mortgage Loan' is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described under 'Description of Primary Insurance Coverage--Primary Hazard Insurance Policies' in the Prospectus. See 'Credit Enhancement--Subordination of Certain Classes' herein.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     The Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment by 91 days or more. Any such purchase shall be at a price equal to 100% of the Stated Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Adjusted Mortgage Rate from the date through which interest was last paid by the related mortgagor or advanced (and not reimbursed) to the first day of the month in which such amount is to be distributed.

OPTIONAL TERMINATION

     The Servicer will have the right to repurchase all remaining Mortgage Loans and REO Properties in the Mortgage Pool and thereby effect early retirement of the Certificates, subject to the Pool Principal Balance of such Mortgage Loans and REO Properties at the time of repurchase being less than 10% of the Cut-Off Date Pool Principal Balance at a purchase price equal to the sum of (a) 100% of the Stated Principal Balance of each Mortgage Loan (other than an REO Loan), plus one month's accrued interest thereon at the applicable Adjusted Mortgage Rate and (b) the lesser of (i) the appraised value of any REO Property as determined by the higher of two independent appraisals and (ii) the Stated Principal Balance of each REO Loan plus accrued and unpaid interest thereon at the applicable Adjusted Mortgage Rate. (As to each Mortgage Loan, the 'Adjusted Mortgage

Rate', is the per annum rate equal to the Mortgage Rate less the Servicing Fee Rate.). Distributions on the Certificates in respect of any such optional termination will first be paid to the Senior Certificates and then to the Subordinated Certificates. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each Class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan.

THE TRUSTEE

     The Chase Manhattan Bank will be the Trustee under the Agreement. The Depositor and the Servicer may maintain other banking relationships in the ordinary course of business with The Chase Manhattan Bank. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 450 West 33rd Street, New York, New York 10001, Attention: Structured Finance Services or at such other addresses as the Trustee may designate from time to time.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R, CLASS M AND CLASS B CERTIFICATES

     The Class A-R Certificates will be subject to the following restrictions on transfer, and the Class A-R Certificates will contain a legend describing such restrictions.

     The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations and (ii) certain Pass-Through Entities (each as defined in the Prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than an 'electing large partnership,' as defined in the Prospectus), with respect to the Class A-R Certificates to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization. The Agreement will provide that no legal or beneficial interest in the Class A-R Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the Trustee an affidavit (or, to the extent acceptable to the Trustee, a representation letter signed under penalty of perjury) to the effect that, among other items, such transferee is not a Disqualified Organization (as defined in the Prospectus) and is not purchasing the Class A-R Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee, or other middleman thereof and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit or letter is false. Further, such affidavit or letter requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding the Class A-R Certificate as such taxes become due and (iv) will not transfer the Class A-R Certificate to any person or entity that does not provide a similar affidavit or letter. The transferor must certify in writing to the Trustee that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

     In addition, the Class A-R Certificate may not be purchased by or transferred to any person that is not a 'U.S. Person', unless (i) such person holds such Class A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (ii) the transferee delivers to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes. The term 'U.S. Person' means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons has the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     The Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information. See 'Certain Federal Income Tax Consequences--Taxation of Owners of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates' in the Prospectus.

     The Class A-R Certificate may not be purchased by or transferred to any person which is a retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Code Section 4975 (an 'ERISA Plan') or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ('Similar Law') which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a 'Plan'), or any person acting on behalf of or investing the assets of such Plan. See 'Certain ERISA Considerations' herein and 'ERISA Considerations' in the Prospectus.

     Under current law the purchase and holding of the Class M and Class B Certificates by or on behalf of a Plan may result in 'prohibited transactions' within the meaning of ERISA and Code Section 4975 or Similar Law. Transfer of the Class M and Class B Certificates will not be made unless the transferee (i) executes a representation letter in form and substance satisfactory to the Trustee stating that (a) it is not, and is not acting on behalf of, any such Plan or using the assets of any such Plan to effect such purchase or (b) if it is an insurance company, that the source of funds used to purchase such Certificates is an 'insurance company general account' (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ('PTCE 95-60'), 60 Fed. Reg. 35925 (July 12, 1995)) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTCE 95-60) at the date of acquisition and the purchase and holding of such Certificates by the transferee are covered by Sections I and III of PTCE 95-60, or (ii) provides (A) an opinion of counsel in form and substance satisfactory to the Trustee that the purchase or holding of such Certificates by or on behalf of such Plan will not result in the assets of the Trust Fund being deemed to be 'plan assets' and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement and (B) such other opinions of counsel, officers' certificates and agreements as the Depositor or the Servicer may require in connection with such transfer. The Class M and Class B Certificates will contain a legend describing such restrictions on transfer and the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. See 'Certain ERISA Considerations' herein and 'ERISA Considerations' in the Prospectus.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The effective yield to the holders of the interest-bearing Certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Certificates because monthly distributions will not be payable to such holders until the 25th day (or, if such day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

     Delinquencies on the Mortgage Loans which are not advanced by or on behalf of the Servicer (because amounts, if advanced, would be nonrecoverable) will adversely affect the yield on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinated Certificates, in the reverse order of their numerical Class designations, and then by the Senior Certificates. If, as a result of such shortfalls, the aggregate of the Class Principal Balances of all Classes of Certificates exceeds the Pool Principal Balance, the Class Principal Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of such excess.

     The yield to maturity of the Class A-5, Class A-6, Class A-7 and Class A-8 Certificates will be affected by the level of LIBOR from time to time, and will be subject to maximum rates as set forth on the cover of this Prospectus Supplement.

     Net Interest Shortfalls will adversely affect the yields on the Classes of Offered Certificates. In addition, although all losses initially will be borne by the Subordinated Certificates in the reverse order of their numerical Class designations (either directly or through distributions in respect of Class PO Deferred Amounts on the Class PO Certificates), Excess Losses will be borne by all Classes of Certificates (other than the Class X Certificates) on a pro rata basis. Moreover, since the Subordinated Principal Distribution Amount for each Distribution Date will be reduced by the amount of any distributions on such Distribution Date in respect of Class PO Deferred Amounts, the amount distributable as principal on each such Distribution Date to each Class of Subordinated Certificates then entitled to a distribution of principal will be less than it otherwise would be in the absence of such Class PO Deferred Amounts. As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more Classes of Subordinated Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

     For purposes of allocating losses and shortfalls resulting from delinquencies to the Subordinated Certificates, the Class M Certificates will be deemed to have a lower numerical Class designation than each other Class of Subordinated Certificates.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by Provident or the Servicer). The Mortgage Loans may be prepaid by the borrowers at any time without a prepayment penalty. The Mortgage Loans are subject to the 'due-on-sale' provisions included therein. See 'The Mortgage Pool' herein.

     Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase by the Servicer of a defaulted Mortgage Loan and any optional repurchase of the remaining Mortgage Loans in connection with the termination of the Trust Fund, in each case as described herein) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of the Class PO Certificates and any other Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Class X Certificates and any other Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. Investors in the Class X Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to recover their initial investments.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the Mortgage Pool as described under 'The Mortgage Pool--General' and 'Underwriting Standards' herein. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

     As described under 'Description of the Certificates--Principal' herein, the Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments will be initially distributed to the Classes of Senior Certificates (other than the Class PO Certificates) then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of such principal prepayments being distributed to holders of such Classes of Senior Certificates and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Subordinated Certificates during the periods of time described in the definition of 'Senior Prepayment Percentage.'

     The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of certain Classes of Certificates to various constant percentages of SPA. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Classes of Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase prices of such Classes and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such Certificates and consequently do not purport to reflect the return on any investment in any such Class of Certificate when such reinvestment rates are considered.

STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the 'Structuring Assumptions'): (i) the Mortgage Pool consists of two Mortgage Loans with the following characteristics:

                                                       ORIGINAL TERM    REMAINING TERM
                                           NET          TO MATURITY      TO MATURITY
PRINCIPAL BALANCE    MORTGAGE RATE    MORTGAGE RATE     (IN MONTHS)      (IN MONTHS)
-----------------    -------------    -------------    -------------    --------------
 $  20,807,567.79    6.9432168641%    6.6807168641%         360               360
 $ 229,442,968.52    7.4314555285%    7.1689555285%         360               360

(ii) the Mortgage Loans prepay at the specified constant percentages of SPA,
(iii) no defaults in the payment by borrowers of principal of and interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of such Mortgage Loan by its respective remaining term to maturity,
(viii) the initial Class Principal Balance or Notional Amount, as applicable, of each Class of Certificates is as set forth on the cover page hereof and under 'Summary of Terms--Certificates other than the Offered Certificates' herein,
(ix) interest accrues on each interest-bearing Class of Certificates at the applicable interest rate set forth or described on the cover hereof and as described herein, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Closing Date, (xi) the closing date of the sale of the Offered Certificates is the date set forth under 'Summary of Terms--Closing Date' herein, (xii) Provident is not required to repurchase or substitute for any Mortgage Loan,
(xiii) the Servicer does not exercise the option to repurchase the Mortgage Loans described herein under '--Optional Purchase of Defaulted Loans' and '--Optional Termination' herein and (xiv) no Class of Certificates becomes a Restricted Class. While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the Standard Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to the Trustee and characteristics of the Mortgage Loans used in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement is the Standard Prepayment Assumption ('SPA'), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 250% SPA assumes prepayment rates will be 0.5% per annum in month one, 1.0% per annum in month two, and increasing by 0.5% in each succeeding month until reaching a rate of 15.0% per annum in month 30 and remaining constant at 15.0% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

SENSITIVITY OF THE CLASS A-6 AND CLASS A-8 CERTIFICATES

     THE YIELD TO INVESTORS IN THE CLASS A-6 AND CLASS A-8 CERTIFICATES WILL BE HIGHLY SENSITIVE TO LIBOR. INCREASES IN LIBOR WILL HAVE A NEGATIVE EFFECT ON THE YIELD TO INVESTORS IN THE CLASS A-6 AND CLASS A-8 CERTIFICATES.

     Since there can be no assurance that LIBOR will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increase in LIBOR. However, if, as generally expected, higher mortgage rates and, accordingly, lower prepayment rates, were to occur concurrently with an increase in LIBOR, the Pass-Through Rate of the Class A-6 and Class A-8 Certificates would be reduced at the same time that the rate of distributions in reduction of the Class Principal Balance to such Class may be reduced. In such circumstances, investors in the Class A-6 and Class A-8 Certificates could have significantly lower yielding instruments with longer weighted average lives than anticipated.

     To illustrate the significance of changes in LIBOR and prepayments on the Class A-6 and Class A-8 Certificates, the following tables indicate the pre-tax yield to maturity on a corporate bond equivalent ('CBE') basis under assumptions specified in the following paragraph at the different constant percentages of SPA until maturity and the constant levels of LIBOR indicated. It is not likely that the Mortgage Loans will prepay at a constant level of SPA until maturity, that all of the Mortgage Loans will prepay at the same rate or that LIBOR will remain constant. As discussed above, the timing of changes in the rate of prepayments may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to an investor in the Class A-6 or Class A-8 Certificate even if the average level is consistent with such investor's expectations.

     The following table has been prepared on the basis of the Structuring Assumptions, and the additional assumptions that (i) the aggregate purchase price for the Class A-6 and Class A-8 Certificates is approximately 93.0% and 99.5%, respectively, of the initial Class Principal Balance of the Class A-6 and Class A-8 Certificates, respectively, plus accrued interest thereon from July 25, 1998 to (but not including) July 30, 1998, (ii) such purchase price is paid on July 30, 1998 and (iii) beginning with the Distribution Date in August 1998 and for each Distribution Date thereafter, LIBOR is at the level specified. The Mortgage Loans included in the Trust Fund may differ from those currently expected to be included therein, and thereafter may be changed as a result of permitted substitutions. In addition, there can be no assurance that the Mortgage Loans will prepay at any of the specified constant rates shown in the tables or at any other particular rate, that the pre-tax yield to maturity on the Class A-6 and Class A-8 Certificates will correspond to any of the yields shown herein, that the level of LIBOR will correspond to the levels shown herein or that the aggregate purchase prince of the Class A-6 and Class A-8 Certificates will be as assumed. The table does not constitute a representation as to the correlation of any level of LIBOR with any rate of prepayments on the Mortgage Loans. Each investor must make an independent decision as to the appropriate combinations of prepayment and LIBOR assumptions to be used in deciding whether or not to purchase a Class A-6 or Class A-8 Certificate.

     The pre-tax yields to maturity set forth in the following table were calculated by (i) determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-6 and Class A-8 Certificates, respectively, would cause the discounted present value of such assumed stream of cash flows to equal an assumed aggregate purchase price for the Class A-6 and Class A-8 Certificates set forth above and (ii) converting such monthly rate to CBE rates. Such calculations do not take into account the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-6 and Class A-8 Certificates and consequently do not purport to reflect the return on any investment on the Class A-6 or Class A-8 Certificates when such reinvestment rates are considered.

     SENSITIVITY OF THE PRE-TAX YIELD TO MATURITY ON THE CLASS A-6 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                                                                 PERCENTAGES OF SPA
                                                                   -----------------------------------------------
LEVEL OF LIBOR                                                       0%        100%      275%      400%      500%
----------------------------------------------------------------   -------    ------    ------    ------    ------
4.65625.........................................................    11.712%   11.719%   11.826%   12.063%   12.431%
5.65625.........................................................     8.409%    8.420%    8.551%    8.809%    9.203%
6.65625.........................................................     5.158%    5.173%    5.324%    5.598%    6.015%
7.65625.........................................................     1.969%    1.986%    2.149%    2.431%    2.868%
8.65625.........................................................     0.264%    0.281%    0.445%    0.728%    1.174%

     SENSITIVITY OF THE PRE-TAX YIELD TO MATURITY ON THE CLASS A-8 CERTIFICATES TO PREPAYMENTS AND LIBOR


                                                                                 PERCENTAGES OF SPA
                                                                   -----------------------------------------------
LEVEL OF LIBOR                                                       0%        100%      275%      400%      500%
----------------------------------------------------------------   -------    ------    ------    ------    ------
4.65625.........................................................    12.267%   12.271%   12.275%   12.278%   12.280%
5.65625.........................................................     8.266%    8.275%    8.286%    8.292%    8.296%
6.65625.........................................................     4.314%    4.327%    4.346%    4.355%    4.363%
7.65625.........................................................     0.413%    0.431%    0.456%    0.469%    0.481%
8.65625.........................................................     0.050%    0.068%    0.094%    0.108%    0.119%

SENSITIVITY OF THE CLASS X CERTIFICATES

     AS INDICATED IN THE TABLE BELOW, THE YIELD TO INVESTORS IN THE CLASS X CERTIFICATES WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE NON-DISCOUNT MORTGAGE LOANS (PARTICULARLY THOSE WITH HIGH NET MORTGAGE RATES), WHICH GENERALLY CAN BE PREPAID AT ANY TIME. ON THE BASIS OF THE ASSUMPTIONS DESCRIBED BELOW, THE YIELD TO MATURITY ON THE CLASS X CERTIFICATES WOULD BE APPROXIMATELY 0% IF PREPAYMENTS WERE TO OCCUR AT A CONSTANT RATE OF APPROXIMATELY 682% SPA. IF THE ACTUAL PREPAYMENT RATE OF THE NON-DISCOUNT MORTGAGE LOANS WERE TO EXCEED THE FOREGOING LEVEL FOR AS LITTLE AS ONE MONTH WHILE EQUALING SUCH LEVEL FOR THE REMAINING MONTHS, THE INVESTORS IN THE CLASS X CERTIFICATES WOULD NOT FULLY RECOUP THEIR INITIAL INVESTMENTS.

     As described under 'Description of the Certificates--General' above, the Pass-Through Rate of the Class X Certificates in effect from time to time is calculated by reference to the Net Mortgage Rates of the Non-Discount Mortgage Loans. The Non-Discount Mortgage Loans will have higher Net Mortgage Rates (and higher Mortgage Rates) than the other Mortgage Loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Non-Discount Mortgage Loans may prepay at higher rates, thereby reducing the Pass-Through Rate and Notional Amount of the Class X Certificates.

     The information set forth in the following table has been prepared on the basis of the Structuring Assumptions and on the assumption that the purchase price of the Class X Certificates (expressed as a percentage of initial Notional Amount) is as follows:

                              CLASS                                  PRICE*
------------------------------------------------------------------   ------
Class X...........................................................    1.25%

------------------
* The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table below.

             SENSITIVITY OF THE CLASS X CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                 PERCENTAGES OF SPA
                                                 --------------------------------------------------
                    CLASS                          0%        100%       275%       400%       500%
----------------------------------------------   -------    -------    -------    -------    ------
Class X.......................................   33.699%    28.935%    20.448%    14.274%    9.270%

     It is unlikely that the Non-Discount Mortgage Loans will have the precise characteristics described herein or that the Non-Discount Mortgage Loans will all prepay at the same rate until maturity or that all of the Non-Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class X Certificates are likely to differ from those shown in the table above, even if all of the Non-Discount Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Non-Discount Mortgage Loans for any period or over the life of the Class X Certificates or as to the yield on the Class X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X Certificates.

SENSITIVITY OF THE CLASS PO CERTIFICATES

     THE CLASS PO CERTIFICATES WILL BE 'PRINCIPAL ONLY' CERTIFICATES AND WILL NOT BEAR INTEREST. AS INDICATED IN THE TABLE BELOW, A LOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE DISCOUNT MORTGAGE LOANS WILL HAVE A NEGATIVE EFFECT ON THE YIELD TO INVESTORS IN THE CLASS PO CERTIFICATES.

     As described under 'Description of the Certificates--Principal' above, the Class PO Principal Distribution Amount is calculated by reference to the principal payments (including prepayments) on the Discount Mortgage Loans. The Discount Mortgage Loans will have lower Net Mortgage Rates (and lower Mortgage Rates) than the other Mortgage Loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Discount Mortgage Loans may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class PO Certificates.

     The information set forth in the following table has been prepared on the basis of the Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of initial Class Principal Balance) is as follows:

                             CLASS                                 PRICE
----------------------------------------------------------------   ------
Class PO........................................................   68.00%

            SENSITIVITY OF THE CLASS PO CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                 PERCENTAGES OF SPA
                                                     ------------------------------------------
                      CLASS                           0%      100%     275%     400%      500%
--------------------------------------------------   -----    -----    -----    -----    ------
Class PO..........................................   2.014%   3.696%   7.148%   9.500%   11.255%

     It is unlikely that the Discount Mortgage Loans will have the precise characteristics described herein or that the Discount Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Discount Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

ADDITIONAL INFORMATION

     The Depositor intends to file certain additional yield tables and other computational materials with respect to one or more Classes of Offered Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Principal Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and
(c) dividing the sum by the aggregate amount of the net reductions in Class Principal Balance of such Certificate referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see '--Prepayment Considerations and Risks' herein and 'Yield Considerations' and 'Maturity and Prepayment Considerations' in the Prospectus.

     In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Offered

Certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of the Classes of Certificates. See 'Description of the Certificates--Principal' herein.

     The interaction of the foregoing factors may have different effects on various Classes of Offered Certificates and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Principal Balances, variability in the weighted average lives of such Classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes of Offered Certificates may be affected at various constant percentages of SPA, see the Decrement Tables below.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Principal Balances of the Classes of Offered Certificates (other than the Class X Certificates) that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) the Mortgage Loans will have the precise characteristics described herein or (ii) all of the Mortgage Loans will prepay at the constant percentages of SPA specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of SPA, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions.

           PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING**

                                                         CLASS A-R                            CLASS A-1
                                              --------------------------------    ---------------------------------
                                                     PERCENTAGES OF SPA                  PERCENTAGES OF SPA
                                              --------------------------------    ---------------------------------
DISTRIBUTION DATE                              0%    100%   275%   400%   500%     0%     100%   275%   400%   500%
-------------------------------------------   ----   ----   ----   ----   ----    -----   ----   ----   ----   ----
Initial....................................    100   100    100    100    100       100   100    100    100    100
July 1999..................................      0     0      0      0      0        99    97     93     91     89
July 2000..................................      0     0      0      0      0        97    90     78     69     62
July 2001..................................      0     0      0      0      0        96    81     57     41     30
July 2002..................................      0     0      0      0      0        94    72     38     19      6
July 2003..................................      0     0      0      0      0        92    63     23      2      0
July 2004..................................      0     0      0      0      0        90    56     12      0      0
July 2005..................................      0     0      0      0      0        89    49      3      0      0
July 2006..................................      0     0      0      0      0        87    42      0      0      0
July 2007..................................      0     0      0      0      0        85    37      0      0      0
July 2008..................................      0     0      0      0      0        82    32      0      0      0
July 2009..................................      0     0      0      0      0        80    27      0      0      0
July 2010..................................      0     0      0      0      0        77    22      0      0      0
July 2011..................................      0     0      0      0      0        74    18      0      0      0
July 2012..................................      0     0      0      0      0        71    14      0      0      0
July 2013..................................      0     0      0      0      0        68    10      0      0      0
July 2014..................................      0     0      0      0      0        64     7      0      0      0
July 2015..................................      0     0      0      0      0        60     3      0      0      0
July 2016..................................      0     0      0      0      0        56     *      0      0      0
July 2017..................................      0     0      0      0      0        52     0      0      0      0
July 2018..................................      0     0      0      0      0        47     0      0      0      0
July 2019..................................      0     0      0      0      0        42     0      0      0      0
July 2020..................................      0     0      0      0      0        36     0      0      0      0
July 2021..................................      0     0      0      0      0        30     0      0      0      0
July 2022..................................      0     0      0      0      0        24     0      0      0      0
July 2023..................................      0     0      0      0      0        17     0      0      0      0
July 2024..................................      0     0      0      0      0         9     0      0      0      0
July 2025..................................      0     0      0      0      0         1     0      0      0      0
July 2026..................................      0     0      0      0      0         0     0      0      0      0
Weighted Average Life (in years)***........   0.07   0.07   0.07   0.07   0.07    17.70   7.73   3.57   2.76   2.39

------------------
  * Indicates an amount above zero and less than 0.5% of the Original Class Principal Balance is outstanding.

 ** Rounded to the nearest whole percentage.

*** Determined as specified under 'Weighted Average Lives of the Offered
    Certificates' herein.

           PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING**

                                                        CLASS A-2                             CLASS A-3
                                            ----------------------------------    ----------------------------------
                                                    PERCENTAGES OF SPA                    PERCENTAGES OF SPA
                                            ----------------------------------    ----------------------------------
DISTRIBUTION DATE                            0%     100%    275%   400%   500%     0%     100%    275%   400%   500%
-----------------------------------------   -----   -----   ----   ----   ----    -----   -----   ----   ----   ----
Initial..................................     100    100    100    100    100       100    100    100    100    100
July 1999................................     100    100    100    100    100       100    100    100    100    100
July 2000................................     100    100    100    100    100       100    100    100    100    100
July 2001................................     100    100    100    100    100       100    100    100    100    100
July 2002................................     100    100    100    100    100       100    100    100    100    100
July 2003................................     100    100    100    100     45       100    100    100    100      0
July 2004................................     100    100    100     57      0       100    100    100      0      0
July 2005................................     100    100    100     20      0       100    100    100      0      0
July 2006................................     100    100     83      0      0       100    100     48      0      0
July 2007................................     100    100     58      0      0       100    100      0      0      0
July 2008................................     100    100     41      0      0       100    100      0      0      0
July 2009................................     100    100     26      0      0       100    100      0      0      0
July 2010................................     100    100     14      0      0       100    100      0      0      0
July 2011................................     100    100      4      0      0       100    100      0      0      0
July 2012................................     100    100      0      0      0       100    100      0      0      0
July 2013................................     100    100      0      0      0       100    100      0      0      0
July 2014................................     100    100      0      0      0       100    100      0      0      0
July 2015................................     100    100      0      0      0       100    100      0      0      0
July 2016................................     100    100      0      0      0       100    100      0      0      0
July 2017................................     100     85      0      0      0       100     55      0      0      0
July 2018................................     100     71      0      0      0       100     10      0      0      0
July 2019................................     100     57      0      0      0       100      0      0      0      0
July 2020................................     100     44      0      0      0       100      0      0      0      0
July 2021................................     100     31      0      0      0       100      0      0      0      0
July 2022................................     100     19      0      0      0       100      0      0      0      0
July 2023................................     100      8      0      0      0       100      0      0      0      0
July 2024................................     100      0      0      0      0       100      0      0      0      0
July 2025................................     100      0      0      0      0       100      0      0      0      0
July 2026................................      60      0      0      0      0         0      0      0      0      0
July 2027................................      12      0      0      0      0         0      0      0      0      0
July 2028................................       0      0      0      0      0         0      0      0      0      0
Weighted Average Life (in years)***......   28.24   21.67   9.79   6.30   5.03    27.52   19.16   8.03   5.51   4.53

------------------
  * Indicates an amount above zero and less than 0.5% of the original Class Principal Balance is outstanding.

 ** Rounded to the nearest whole percentage.

*** Determined as specified under 'Weighted Average Lives of the Offered
    Certificates' herein.

           PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING**

                                                CLASS A-4                                CLASS A-5 AND A-6
                                -----------------------------------------    -----------------------------------------
                                           PERCENTAGES OF SPA                           PERCENTAGES OF SPA
                                -----------------------------------------    -----------------------------------------
DISTRIBUTION DATE                0%      100%     275%     400%     500%      0%      100%     275%     400%     500%
-----------------------------   -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
Initial......................     100     100      100      100      100       100     100      100      100      100
July 1999....................     100     100      100      100      100       100     100      100      100      100
July 2000....................     100     100      100      100      100       100     100      100      100      100
July 2001....................     100     100      100      100      100       100     100      100      100      100
July 2002....................     100     100      100      100      100       100     100      100      100      100
July 2003....................     100     100      100      100       67       100     100      100      100      100
July 2004....................     100     100      100       85        0       100     100      100      100       94
July 2005....................     100     100      100       29        0       100     100      100      100       25
July 2006....................     100     100      100        0        0       100     100      100       93        0
July 2007....................     100     100       87        0        0       100     100      100       61        0
July 2008....................     100     100       60        0        0       100     100      100       46        0
July 2009....................     100     100       38        0        0       100     100      100       34        0
July 2010....................     100     100       20        0        0       100     100      100       25        0
July 2011....................     100     100        5        0        0       100     100      100       19        0
July 2012....................     100     100        0        0        0       100     100       88       14        0
July 2013....................     100     100        0        0        0       100     100       71       10        0
July 2014....................     100     100        0        0        0       100     100       57        7        0
July 2015....................     100     100        0        0        0       100     100       46        5        0
July 2016....................     100     100        0        0        0       100     100       36        4        0
July 2017....................     100     100        0        0        0       100     100       29        3        0
July 2018....................     100     100        0        0        0       100     100       23        2        0
July 2019....................     100      84        0        0        0       100     100       17        1        0
July 2020....................     100      65        0        0        0       100     100       13        1        0
July 2021....................     100      46        0        0        0       100     100       10        1        0
July 2022....................     100      29        0        0        0       100     100        8        *        0
July 2023....................     100      12        0        0        0       100     100        5        *        0
July 2024....................     100       0        0        0        0       100      94        4        *        0
July 2025....................     100       0        0        0        0       100      69        2        *        0
July 2026....................      90       0        0        0        0       100      45        1        *        0
July 2027....................      18       0        0        0        0       100      22        1        *        0
July 2028....................       0       0        0        0        0         0       0        0        0        0
Weighted Average Life (in
  years)***..................   28.58    22.89    10.65    6.68     5.27     29.65    27.83    17.66    10.80    6.69

------------------
  * Indicates an amount above zero and less than 0.5% of the original Class Principal Balance is outstanding.

 ** Rounded to the nearest whole percentage.

*** Determined as specified under 'Weighted Average Lives of the Offered Certificates' herein.

           PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING**

                                         CLASS A-7 AND CLASS A-8                             CLASS PO
                                -----------------------------------------    -----------------------------------------
                                           PERCENTAGES OF SPA                           PERCENTAGES OF SPA
                                -----------------------------------------    -----------------------------------------
DISTRIBUTION DATE                0%      100%     275%     400%     500%      0%      100%     275%     400%     500%
-----------------------------   -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
Initial......................     100     100      100      100      100       100     100      100      100      100
July 1999....................     100     100      100      100      100        99      98       95       94       92
July 2000....................     100     100      100      100      100        98      93       85       79       74
July 2001....................     100     100      100      100      100        97      87       70       60       52
July 2002....................     100     100      100      100      100        95      80       58       45       36
July 2003....................     100     100      100      100      100        94      74       48       34       25
July 2004....................      99      97       93       91       89        93      69       39       25       17
July 2005....................      97      93       86       80       76        91      64       32       19       12
July 2006....................      95      88       75       67       58        89      59       26       14        8
July 2007....................      94      82       64       53       39        88      54       22       10        6
July 2008....................      92      76       52       39       26        86      50       18        8        4
July 2009....................      90      69       43       29       18        84      46       14        6        3
July 2010....................      87      64       35       22       12        81      42       12        4        2
July 2011....................      85      58       28       16        8        79      38        9        3        1
July 2012....................      82      53       23       12        6        77      35        8        2        1
July 2013....................      79      48       18        9        4        74      31        6        2        1
July 2014....................      76      44       15        6        3        71      28        5        1        *
July 2015....................      73      39       12        5        2        68      26        4        1        *
July 2016....................      70      35        9        3        1        65      23        3        1        *
July 2017....................      66      31        7        2        1        61      20        2        *        *
July 2018....................      62      28        6        2        1        57      18        2        *        *
July 2019....................      58      24        5        1        *        53      16        2        *        *
July 2020....................      53      21        3        1        *        49      13        1        *        *
July 2021....................      48      18        3        1        *        44      11        1        *        *
July 2022....................      42      15        2        *        *        39       9        1        *        *
July 2023....................      37      12        1        *        *        33       8        *        *        *
July 2024....................      30       9        1        *        *        28       6        *        *        *
July 2025....................      24       7        1        *        *        21       4        *        *        *
July 2026....................      16       4        *        *        *        15       3        *        *        *
July 2027....................       8       2        *        *        *         8       1        *        *        *
July 2028....................       0       0        0        0        0         0       0        0        0        0
Weighted Average Life (in
  years)***..................   21.16    15.69    11.35    9.90     8.94     19.88    11.59    6.18     4.62     3.88

------------------
  * Indicates an amount above zero and less than 0.5% of the original Class Principal Balance is outstanding.

 ** Rounded to the nearest whole percentage.

*** Determined as specified under 'Weighted Average Lives of the Offered Certificates' herein.

           PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING**

                                                                   CLASS M, B-1 AND B-2
                                                         -----------------------------------------
                                                                    PERCENTAGES OF SPA
                                                         -----------------------------------------
DISTRIBUTION DATE                                         0%      100%     275%     400%     500%
------------------------------------------------------   -----    -----    -----    -----    -----
Initial...............................................     100     100      100      100      100
July 1999.............................................      99      99       99       99       99
July 2000.............................................      98      98       98       98       98
July 2001.............................................      97      97       97       97       97
July 2002.............................................      96      96       96       96       96
July 2003.............................................      95      95       95       95       95
July 2004.............................................      93      91       88       86       84
July 2005.............................................      92      88       81       76       72
July 2006.............................................      90      83       71       63       57
July 2007.............................................      88      78       61       50       42
July 2008.............................................      87      71       50       37       29
July 2009.............................................      85      66       40       28       20
July 2010.............................................      82      60       33       20       13
July 2011.............................................      80      55       27       15        9
July 2012.............................................      78      50       22       11        6
July 2013.............................................      75      46       17        8        4
July 2014.............................................      72      41       14        6        3
July 2015.............................................      69      37       11        4        2
July 2016.............................................      66      33        9        3        1
July 2017.............................................      62      30        7        2        1
July 2018.............................................      59      26        6        2        1
July 2019.............................................      54      23        4        1        *
July 2020.............................................      50      20        3        1        *
July 2021.............................................      45      17        2        1        *
July 2022.............................................      40      14        2        *        *
July 2023.............................................      35      11        1        *        *
July 2024.............................................      29       9        1        *        *
July 2025.............................................      22       6        1        *        *
July 2026.............................................      15       4        *        *        *
July 2027.............................................       8       2        *        *        *
July 2028.............................................       0       0        0        0        0
Weighted Average Life (in years)***...................   20.15    14.98    10.88    9.50     8.79

------------------
  * Indicates an amount above zero and less than 0.5% of the original Class Principal Balance is outstanding.

 ** Rounded to the nearest whole percentage.

*** Determined as specified under 'Weighted Average Lives of the Offered Certificates' herein.

LAST SCHEDULED DISTRIBUTION DATE

     The 'Last Scheduled Distribution Date' for each Class of Offered Certificates is the Distribution Date in September 25, 2028, which is the Distribution Date in the month following the month of the latest scheduled maturity date for any of the Mortgage Loans. Since the rate of distributions in reduction of the Class Principal Balance or Notional Amount of each Class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Class Principal Balance or Notional Amount of any such Class could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See 'Yield, Prepayment and Maturity Considerations--Prepayment Considerations and Risks' and '--Weighted Average Lives of the Offered Certificates' herein and 'Yield Considerations' and 'Maturity and Prepayment Considerations' in the Prospectus.

SUBORDINATED CERTIFICATES

     The weighted average life of, and the yield to maturity on, the Subordinated Certificates, in increasing order of their numerical Class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. In particular, the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans included in the Mortgage Pool as described under 'The Mortgage Pool--General' and 'Underwriting Standards' herein. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinated Certificate, the actual yield to maturity of such Certificate may be lower than the yield expected by such holder based on such assumption. The timing of losses on Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Principal Balances of the applicable Class of Subordinated Certificates to the extent of any losses allocated thereto (as described under 'Description of the Certificates--Allocation of Losses'), without the receipt of cash attributable to such reduction. In addition, shortfalls in cash available for distributions on the Subordinated Certificates will result in a reduction in the Class Principal Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation if and to the extent that the aggregate of the Class Principal Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Principal Balance as of the Due Date occurring in the month of such Distribution Date. As a result of such reductions, less interest will accrue on such Class of Subordinated Certificates than otherwise would be the case. The yield to maturity of the Subordinated Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates, Net Interest Shortfalls, other cash shortfalls in Available Collection Amounts and distribution of funds to Class PO Certificateholders otherwise available for distribution on the Subordinated Certificates to the extent of reimbursement for Class PO Deferred Amounts. See 'Description of the Certificates--Allocation of Losses' herein.

     If on any Distribution Date, the Applicable Credit Support Percentage for any Class of Subordinated Certificates is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full available for distribution on the Subordinated Certificates will be allocated solely to such Class and all other Classes of Subordinated Certificates with lower numerical Class designations, thereby accelerating the amortization thereof relative to that of the Restricted Classes and reducing the weighted average lives of such Classes of Subordinated Certificates receiving such distributions. Accelerating the amortization of the Classes of Subordinated Certificates with lower numerical Class designations relative to the other Classes of Subordinated Certificates is intended to preserve the availability of the subordination provided by such other Classes.

     For purposes of allocating losses and prepayments to the Subordinated Certificates, the Class M Certificates will be deemed to have a lower numerical Class designation than each other Class of Subordinated Certificates.

                               CREDIT ENHANCEMENT

SUBORDINATION OF CERTAIN CLASSES

     The rights of the Class M Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the Senior Certificateholders, the rights of the holders of each Class of Class B Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Senior Certificates, the Class M Certificates, and each Class of Class B Certificates having a lower numerical class designation than such Class of Class B Certificates, each to the extent described below. The subordination provided by the Class M and Class B Certificates is intended to enhance the likelihood of regular receipt by the Senior Certificateholders of the full amount of monthly distributions due them and to protect the Senior Certificateholders against losses. The subordination provided by each Class of Class B Certificates is intended to enhance the likelihood of regular receipt by the holders of the Senior Certificates, the Class M Certificates, and each Class of Class B Certificates having a lower numerical class designation than such Class of Class B Certificates of the full amount of monthly distributions due them and to protect such Certificateholders against losses.

     On each Distribution Date payments to the Senior Certificateholders will be made prior to payments to the Class M and Class B Certificateholders, payments to the Class M Certificateholders will be made prior to payments to the Class B Certificateholders, payments to the Class B-1 Certificateholders will be made prior to payments to the Class B-2 Certificateholders and the Non-Offered Class B Certificateholders and payments to the Class B-2 Certificateholders will be made prior to payments to the Non-Offered Class B Certificateholders.

     The subordination of the Subordinated Certificates to the Senior Certificates and the subordination of the Classes of Subordinated Certificates with higher numerical Class designations to those with lower numerical Class designations is intended to increase the likelihood of receipt, respectively, by the Senior Certificateholders and the holders of Subordinated Certificates with lower numerical Class designations of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against Realized Losses, other than Excess Losses. In addition, the Subordinated Certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described below. The applicable Non-PO Percentage of Realized Losses, other than Excess Losses, will be allocated to the Class of Subordinated Certificates then outstanding with the highest numerical Class designation. In addition, the Class Principal Balance of such Class of Subordinated Certificates will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for Class PO Deferred Amounts.

     For purposes of allocating losses to the Subordinated Certificates, the Class M Certificates will be deemed to have a lower numerical Class designation than each other Class of Subordinated Certificates.

     The Subordinated Certificates will provide limited protection to the Classes of Certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to approximately $5,089,500 (the 'Special Hazard Loss Coverage Amount'), (ii) Bankruptcy Losses in an initial amount expected to be up to approximately $100,000 (the 'Bankruptcy Loss Coverage Amount') and (iii) Fraud Losses in an initial amount expected to be up to approximately $2,503,166 (the 'Fraud Loss Coverage Amount').

     The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of (a) the greatest of (i) 1% of the aggregate of the principal balances of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan and (iii) the aggregate principal balances of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the Closing Date. All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding such Distribution Date after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

     The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-Off Date, the Fraud Loss Coverage

Amount will be reduced as follows: (a) on the first, second, third and fourth anniversaries of the Cut-Off Date, to an amount equal to the lesser of (i) 1% of the then current Pool Principal Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-Off Date over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary and (b) on the fifth anniversary of the Cut-Off Date, to zero.

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

     The amount of coverage provided by the Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be canceled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected thereby without regard to the guaranty provided by the Policy. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

     As used herein, a 'Deficient Valuation' is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a 'Debt Service Reduction') of the amount of the monthly payment on the related Mortgage Loan. Notwithstanding the foregoing, no such occurrence shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to payment due thereunder or (ii) scheduled monthly payments of principal and interest are being advanced by the Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

                                USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Certificates against the purchase price of the Mortgage Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion represents the opinion of Cadwalader, Wickersham & Taft as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

     An election will be made to treat the Trust Fund, and the Trust Fund will qualify, as a REMIC for federal income tax purposes. Each Class of Offered Certificates (other than the Class A-R Certificates) (collectively, the 'Regular Certificates'), together with each Class of Certificates not offered hereby, will be designated as the regular interests in the REMIC, and the Class A-R Certificates will be designated as the residual interest in the REMIC. The Class A-R Certificates are 'Residual Certificates' for purposes of the Prospectus Supplement. The assets of the REMIC will include the Mortgage Loans, together with the amounts held by the Servicer in the Collection Account, the hazard insurance policies and primary mortgage insurance policies, if any, relating to the Mortgage Loans and any property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure.

     The Offered Certificates will be treated as 'loans . . . secured by an interest in real property which is . . . residential real property' for a domestic building and loan association, 'real estate assets for a real estate investment trust' and, other than the Class A-R Certificates,'qualified mortgages' for a REMIC and 'permitted assets' for a financial asset securitization investment trust, to the extent described in the Prospectus.

REGULAR CERTIFICATES

     The Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial Owners (or, in the case of Definitive Certificates, holders) of the Regular Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting.

     The Class PO Certificates will be issued with original issue discount in an amount equal to their Initial Class Principal Balance over their issue price. It is anticipated that the Class A-2, Class A-6 and Class B-2 Certificates also will be issued with original issue discount in an amount equal to the excess of their Initial Class Principal Balances (plus five days of interest at the Pass-Through Rates thereon) over their respective issue prices (including accrued interest). It is also anticipated that the Class A-1, Class A-5 and Class A-7 Certificates will be issued at a premium and that the Class A-3, Class A-4, Class A-8, Class M and Class B-1 Certificates will be issued with de minimis original issue discount for federal income tax purposes. Finally, it is anticipated that the Class B-3, Class B-4 and Class B-5 Certificates, which are not offered hereby, will be issued with original issue discount for federal income tax purposes.

     Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be treated as issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices (including accrued interest). Any 'negative' amounts of original issue discount on the Class X Certificates attributable to rapid prepayment with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the 'noncontingent bond method' of the contingent interest rules in the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Class X Certificates. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any net reduction in the income accrual for the taxable year below zero (a 'Negative Adjustment') would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and would be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amounts of original issue discount on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation. However, unless and until otherwise required under applicable regulations, it is anticipated that the Trustee will not treat the payments of interest on the Class X Certificates as contingent interest.

     The Prepayment Assumption (as defined in the Prospectus) that the Servicer intends to use in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by Beneficial Owners (or holders) to amortize premium, will be calculated using 275% of SPA. No representation is made as to the actual rate at which the Mortgage Loans will prepay.

RESIDUAL CERTIFICATES

     The holders of the Class A-R Certificates must include their pro rata shares of the taxable income or loss of the REMIC in determining their federal taxable income. The Class A-R Certificates will remain outstanding for federal income tax purposes until there are no Certificates of any other Class outstanding. PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE CLASS A-R CERTIFICATEHOLDERS' REMIC TAXABLE INCOME AND THE TAX LIABILITY THEREON MAY EXCEED, AND MAY SUBSTANTIALLY EXCEED, CASH DISTRIBUTIONS TO SUCH HOLDERS DURING CERTAIN PERIODS, IN WHICH EVENT, HOLDERS MUST HAVE SUFFICIENT ALTERNATIVE SOURCES OF FUNDS TO PAY SUCH TAX LIABILITY. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMIC includible by holders of the Class A-R Certificates will be treated as 'excess inclusion' income, resulting in (i) the inability of such holders to use net operating losses to offset such income from the REMIC, (ii) the treatment of such income as 'unrelated business taxable income' to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

     The Class A-R Certificates will be considered 'noneconomic residual interests,' with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the Class A-R Certificates are subject to certain restrictions on transfer and any prospective transferee thereof will be required to furnish to the Trustee an affidavit as described herein under 'Description of the Certificates--Restrictions on Transfer of the Class A-R, Class M and Class B Certificates'. See 'Certain Federal Income Tax Consequences--Taxation of Owners of Residual Securities-- Limitations on Offset or Exemption of REMIC Income' and '-- Tax-Related Restrictions on Transfer of Residual Securities--Noneconomic Residual Interests' in the Prospectus.

     An individual, trust or estate that holds a Class A-R Certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, its pro rata share of Servicing Fees on the Mortgage Loans and other administrative expenses of the REMIC in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in a Class A-R Certificate may not be recovered until termination of the REMIC. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of a Class A-R Certificate are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service anticipates providing guidance with respect to the federal tax treatment of such consideration. Any transferee receiving consideration with respect to a Class A-R Certificate should consult its tax advisors.

     DUE TO THE SPECIAL TAX TREATMENT OF RESIDUAL INTERESTS, THE EFFECTIVE AFTER-TAX RETURN OF THE CLASS A-R CERTIFICATES MAY BE SIGNIFICANTLY LOWER THAN WOULD BE THE CASE IF THE CLASS A-R CERTIFICATES WERE TAXED AS DEBT INSTRUMENTS, OR MAY BE NEGATIVE.

     See 'Certain Federal Income Tax Consequences' in the Prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     Any Plan fiduciary which proposes to cause a Plan (as defined below) to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and/or the Code, of the Plan's acquisition and ownership of such Certificates. See 'ERISA Considerations' in the Prospectus. Section 406 of ERISA prohibits 'parties in interest' with respect to an employee benefit plan subject to ERISA and/or an employee benefit plan or other arrangement (including, but not limited to, individual retirement accounts) subject to the excise tax provisions set forth under Section 4975 of the Code (a 'Plan') from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans.

     The U.S. Department of Labor has granted an individual administrative exemption to PaineWebber Incorporated (Prohibited Transaction Exemption 90-36, Exemption Application No. D-8069, 55 Fed. Reg. 25903 (1990) (the 'Exemption')) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, including the requirement that the Plan be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, see 'ERISA Considerations' in the Prospectus.

     It is expected that the Exemption will apply to the acquisition and holding by Plans of the Class A (other than the Class A-R Certificates), Class PO and Class X Certificates and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single borrower that is the obligor on five percent (5%) of the aggregate unamortized principal balance of the Mortgage Loans included in the Trust Fund.

     BECAUSE THE CHARACTERISTICS OF THE CLASS M, CLASS B-1, CLASS B-2 AND CLASS A-R CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF PROHIBITED TRANSACTION CLASS EXEMPTION 83-1 ('PTCE 83-1'), THE EXEMPTION OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, THE PURCHASE AND HOLDING OF THE CLASS M, CLASS B-1, CLASS B-2 AND CLASS A-R CERTIFICATES BY A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR SECTION 406 OF ERISA MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, TRANSFERS OF THE CLASS M, CLASS B-1, CLASS B-2 AND CLASS A-R CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES: (I) A REPRESENTATION FROM THE TRANSFEREE OF SUCH CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER; (II) IF THE PURCHASER IS AN INSURANCE COMPANY, AND THE CERTIFICATES ARE NOT CLASS A-R CERTIFICATES, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN 'INSURANCE COMPANY GENERAL ACCOUNT' (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ('PTCE 95-60')) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60; OR (III) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY A PLAN, ANY PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS, WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE 'PLAN ASSETS' AND SUBJECT TO THE PROHIBITED TRANSACTION REQUIREMENTS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT. SUCH REPRESENTATION AS DESCRIBED ABOVE SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CLASS M, CLASS B-1, CLASS B-2 OR CLASS A-R CERTIFICATE. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS IS ATTEMPTED WITHOUT SUCH OPINION OF COUNSEL, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 and the Exemption described in the Prospectus, and the potential consequences in their specific circumstances, prior to making an investment in any of the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in any of the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The Senior Certificates (other than the Class A-R Certificates) and the Class M Certificates will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ('SMMEA'), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and, as such, are legal investments for certain entities to the extent provided for in SMMEA.

     It is anticipated that the Class B-1 and Class B-2 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, therefore, will NOT constitute 'mortgage related securities' for purposes of SMMEA.

     Institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See 'Legal Investment' in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and PaineWebber Incorporated (the 'Underwriter'), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     Until the distribution of the Offered Certificates is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

     If the Underwriter creates a short position in the Offered Certificates in connection with the offering, i.e., if it sells more Offered Certificates than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Offered Securities in the open market.

     In general, purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Offered Certificates. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     There is currently no secondary market for the Offered Certificates. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

                                 LEGAL MATTERS

     The validity of the Certificates and certain federal income tax matters will be passed upon for the Depositor and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York.

                                    RATINGS

     It is a condition to the issuance of the Senior Certificates (other than the Class A-R Certificates) that they be rated AAA by Duff & Phelps Credit Rating Co. ('DCR') and by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ('S&P' and, together with DCR, the 'Rating Agencies'), or in the case of the Class PO and Class X Certificates, AAAr by S&P. It is a condition to the issuance of the Class M, Class B-1 and Class B-2 Certificates that they be rated at least AA, A and BBB, respectively, by DCR.

     The ratings assigned by DCR to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. DCR's ratings reflected its analysis of the riskiness of the mortgage loans and its analysis of the structure of the transaction as set forth in the operative documents. DCR's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. In addition, the ratings of the Class A-R

Certificate do not assess the likelihood of return to an investor in the Class A-R Certificate, except to the extent of the Principal Balance thereof and interest thereon.

     The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related Certificateholders under the agreements pursuant to which such certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans. The 'r' symbol is appended to the rating by S&P of the Class PO and Class X Certificates because they are principal only or interest only mortgage securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks created by the terms of such Certificates. The absence of an 'r' symbol in the ratings of the other Offered Certificates should not be taken as an indication such Certificates will exhibit no volatility or variability in total return.

     The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield.

     The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The ratings of DCR and S&P also do not address the possibility that, as a result of principal prepayments, a holder of Class X Certificates may not fully recover their initial investment.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

                                                                            PAGE
                                                                            ----
A

Adjusted Mortgage Rate....................................................  S-13, 43
Advance...................................................................  S-31
Advances..................................................................  S-12
Agreement.................................................................  S-7, 19
Alternative Documentation Program.........................................  S-25
Applicable Credit Support Percentage......................................  S-41
Available Collection Amounts..............................................  S-36

B

Bankruptcy Loss Coverage Amount...........................................  S-12, 59
Bankruptcy Losses.........................................................  S-12, 43
Beneficial Owner..........................................................  S-8, 14, 35
Book-Entry Certificates...................................................  S-7

C

CBE.......................................................................  S-49
CEDE......................................................................  S-35
Certificateholders........................................................  S-9, 19
Certificates..............................................................  S-1, 6, 34
Class.....................................................................  S-1
Class A Certificates......................................................  S-1, 6
Class B Certificates......................................................  S-1
Class PO Deferred Amount..................................................  S-42
Class PO Principal Distribution Amount....................................  S-42
Class Principal Balance...................................................  S-6
Class Subordination Percentage............................................  S-41
Closing Date..............................................................  S-1
Code......................................................................  S-14
Collection Account........................................................  S-35
Commission................................................................  S-3
Cut-Off Date..............................................................  S-6
Cut-Off Date Pool Principal Balance.......................................  S-19

D

DCR.......................................................................  S-15, 64
Debt Service Reduction....................................................  S-60
debt-to-income............................................................  S-25
Deficient Valuation.......................................................  S-60
Definitive Certificate....................................................  S-35
Deleted Mortgage Loan.....................................................  S-24
Depositor.................................................................  S-7
Depository................................................................  S-34
Determination Date........................................................  S-7, 31
Discount Mortgage Loan....................................................  S-38
Distribution Account......................................................  S-35
Distribution Date.........................................................  S-8, 35
DTC.......................................................................  S-8
Due Date..................................................................  S-19

                                                                            PAGE
                                                                            ----

E

ERISA.....................................................................  S-14, 62
ERISA Plan................................................................  S-45
Excess Losses.............................................................  S-12, 43
Exemption.................................................................  S-62
Expanded Underwriting Guidelines..........................................  S-26
Expense Fee Rate..........................................................  S-30
Expense Fees..............................................................  S-30

F

FHLMC.....................................................................  S-20
Fixed Rate Certificates...................................................  S-6
FNMA......................................................................  S-20
Fraud Loss Coverage Amount................................................  S-12, 59
Fraud Losses..............................................................  S-12, 43
Full Documentation Program................................................  S-25

I

Insurance Proceeds........................................................  S-36
Interest Accrual Period...................................................  S-10, 37
Interest Distribution Amount..............................................  S-37

L

Last Scheduled Distribution Date..........................................  S-58
LIBOR.....................................................................  S-1, 36
LIBOR Business Day........................................................  S-37
Liquidated Mortgage Loan..................................................  S-43
Liquidation Proceeds......................................................  S-36
Loan-to-Value Ratio.......................................................  S-20

M

Mortgage..................................................................  S-24
Mortgage File.............................................................  S-24
Mortgage Loan Purchase Agreement..........................................  S-19
Mortgage Loans............................................................  S-1
Mortgage Note.............................................................  S-24
Mortgage Pool.............................................................  S-1
Mortgage Rate.............................................................  S-19
Mortgaged Property........................................................  S-1

N

Net Interest Shortfall....................................................  S-37
Net Mortgage Rate.........................................................  S-30
Net Prepayment Interest Shortfall.........................................  S-37
Negative Adjustment.......................................................  S-61
No Income/No Asset Documentation Program..................................  S-25
No Ratio Documentation Program............................................  S-25
Non-Discount Mortgage Loan................................................  S-38
Non-PO Formula Principal Amount...........................................  S-38
Non-PO Percentage.........................................................  S-38
Notional Amount...........................................................  S-1

O

Offered Certificates......................................................  S-1, 34
Original Applicable Credit Support Percentage.............................  S-41

                                                                            PAGE
                                                                            ----
Original Subordinated Principal Balance...................................  S-40

P

Pass-Through Rate.........................................................  S-9
Physical Certificates.....................................................  S-7
Plan......................................................................  S-14, 45, 62
PO Formula Principal Amount...............................................  S-42
PO Percentage.............................................................  S-38
Pool Principal Balance....................................................  S-40
Prepayment Interest Shortfall.............................................  S-37
Prepayment Period.........................................................  S-31
Priority Percentage Distribution Amount...................................  S-39
Priority Prepayment Percentage Distribution Amount........................  S-39
Priority Principal Distribution Amount....................................  S-39
Prospectus................................................................  S-2
Provident.................................................................  S-2, 7
PTCE 83-1.................................................................  S-63
PTCE 95-60................................................................  S-45, 63
PWRES.....................................................................  S-2

R

Rating Agencies...........................................................  S-15, 64
Realized Loss.............................................................  S-43
Record Date...............................................................  S-35
Reduced Documentation Program.............................................  S-25
Reference Bank Rate.......................................................  S-37
Reference Banks...........................................................  S-37
Regular Certificates......................................................  S-6, 60
Relief Act Reduction......................................................  S-37
REMIC.....................................................................  S-2, 14
REO Loan..................................................................  S-13
REO Property..............................................................  S-31
Replacement Mortgage Loan.................................................  S-24
Residual Certificates.....................................................  S-6, 60
Restricted Classes........................................................  S-41

S

S&P.......................................................................  S-15, 64
Scheduled Payments........................................................  S-19
Seller....................................................................  S-7
Senior Certificates.......................................................  S-1, 6, 34
Senior Credit Support Depletion Date......................................  S-39
Senior Percentage.........................................................  S-40
Senior Prepayment Percentage..............................................  S-40
Senior Principal Distribution Amount......................................  S-39
Servicer..................................................................  S-7, 29
Servicing Fee.............................................................  S-30
Servicing Fee Rate........................................................  S-30
Similar Law...............................................................  S-45
SMMEA.....................................................................  S-15, 63
SPA.......................................................................  S-48
Special Hazard Loss Coverage Amount.......................................  S-12, 59
Special Hazard Losses.....................................................  S-12, 43
Special Hazard Mortgage Loan..............................................  S-43

                                                                            PAGE
                                                                            ----
Standard Underwriting Guidelines..........................................  S-26
Stated Principal Balance..................................................  S-40
Step Down Conditions......................................................  S-40
Structuring Assumptions...................................................  S-48
Subordinated Certificates.................................................  S-1, 6, 34
Subordinated Percentage...................................................  S-40
Subordinated Prepayment Percentage........................................  S-41
Subordinated Principal Distribution Amount................................  S-41
Substitution Adjustment Amount............................................  S-24

T

Trust Fund................................................................  S-1
Trustee...................................................................  S-7
Underwriter...............................................................  S-1, 64
Unpaid Interest Amounts...................................................  S-37
U.S. Person...............................................................  S-44

V

Variable Rate Certificates................................................  S-6

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS
JULY 28, 1998

                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
                                   Depositor

                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (Issuable in Series)

     Principal and interest with respect to Securities will be payable monthly, quarterly, semiannually or at such other intervals on the dates specified in the related Prospectus Supplement.

     The mortgage pass-through certificates ('Certificates') or mortgaged-backed notes ('Notes') offered hereby (together, 'Securities') and by Supplements to this Prospectus will be offered from time to time in one or more series (each, a 'Series'). Each Series of Securities will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of a segregated pool of various types of single-family and multifamily residential mortgage loans, home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements (collectively, the 'Residential Loans'), or beneficial interests therein (which may include Mortgage Securities as defined herein), pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association ('GNMA'), the Federal National Mortgage Association ('FNMA') or the Federal Home Loan Mortgage Corporation ('FHLMC') (any such certificates, 'Agency Securities'). Information regarding a Series of Securities and the composition of the related Trust Fund will be furnished at the time of offering in a Prospectus Supplement.

     Each Series of Securities will include one or more classes. Each class of Securities of any Series will represent the right, which right may be senior to the rights of one or more of the other classes of the Certificates, to receive a specified portion of payments of principal and interest on the Residential Loans or Agency Securities in the related Trust Fund in the manner described herein and in the related Prospectus Supplement. A Series may include one or more classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. See 'Description of the Certificates.' A Series may include two or more classes of Securities which differ as to the timing, sequential order or amount of distributions of principal or interest or both. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities may include insurance policies, surety bonds, guarantees, letters of credit, reserve funds, cash accounts, reinvestment income or other types of credit support, or any combination thereof. See 'Description of Credit Support.'

     FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE THE INFORMATION UNDER 'RISK FACTORS' ON PAGE 13.

     The only obligations of the Depositor with respect to a Series of Securities will be pursuant to its representations and warranties as described herein. The Master Servicer with respect to a Series of Securities evidencing interests in a Trust Fund including Residential Loans will be named in the related Prospectus Supplement. The principal obligations of a Master Servicer will be limited to its contractual servicing obligations, and, to the extent described in the related Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Residential Loans.

     Each Trust Fund will be held in trust for the benefit of the holders of the related Series of Securities as more fully described herein. With respect to each Series of Certificates, if specified in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund as a 'real estate mortgage investment conduit' ('REMIC') for federal income tax purposes. See 'Certain Federal Income Tax Consequences.'

                            PAINEWEBBER INCORPORATED

     THE SECURITIES OF EACH SERIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR, EXCEPT AS SET FORTH HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT, ANY UNDERLYING RESIDENTIAL LOAN (OTHER THAN RESIDENTIAL LOANS IDENTIFIED AS FHA LOANS OR VA LOANS IN THE RELATED PROSPECTUS SUPPLEMENT) OR ANY MORTGAGE SECURITY, WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY. ALTHOUGH PAYMENT OF PRINCIPAL AND INTEREST ON AGENCY SECURITIES WILL BE GUARANTEED AS DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT BY GNMA, FNMA OR FHLMC, THE CERTIFICATES OF ANY SERIES EVIDENCING INTERESTS IN A TRUST FUND INCLUDING SUCH AGENCY SECURITIES WILL NOT BE SO GUARANTEED.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under 'Plans of Distribution' and in the related Prospectus Supplement. The Depositor may retain or hold for sale, from time to time, one or more classes of a Series of Securities.

     The Depositor does not intend to list any of the Securities on any securities exchange and has not made any other arrangement for secondary trading of the Securities. With respect to each Series, all of the Securities of each class offered hereby will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations. There will have been no public market for any Series of Securities prior to the offering thereof. No assurance can be given that such a market will develop as a result of such an offering.

     The Securities are offered when, as and if delivered to and accepted by the underwriters subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY AND THEREBY NOR AN OFFER OF THE SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT INFORMATION THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATE.

                             AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission'). Such reports and other information filed by the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Depositor does not intend to send any financial reports to Securityholders. The Commission also maintains a site on the World Wide Web at 'http://www.sec.gov' at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic

Data Gathering, Analysis and Retrieval ('EDGAR') system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Depositor has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

     Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's most recent Information Statement and any subsequent information statement, any supplement to any information statement relating to FHLMC and any quarterly report made available by FHLMC after December 31, 1983 can be obtained by writing or calling the FHLMC Investor Inquiry Department at 8200 Jones Branch Drive, Mail Stop 319, McLean, Virginia 22102 (800-336-3672). The Depositor did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any supplement and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

     Copies of FNMA's most recent Prospectus for FNMA Certificates are available from FNMA's Mortgage Backed Securities Office, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-6547). FNMA's annual report and quarterly financial statements, as well as other financial information, are available from FNMA's Office of the Treasurer, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000) or the Office of the Vice President of Investor Relations, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000). The Depositor did not participate in the preparation of FNMA's Prospectus and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                         REPORTS TO CERTIFICATEHOLDERS

     The Master Servicer or the Trustee (as specified in the related Prospectus Supplement) will furnish to all registered holders of Securities of the related Series monthly, quarterly, semi-annually or at such other intervals specified in the related Prospectus Supplement, reports and annual statements containing information with respect to each Trust Fund described herein and in the related Prospectus Supplement. See 'Description of the Securities--Statements to Securityholders.'

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each Series of Securities offered hereby, there are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Depositor pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related Series of Securities, that relate specifically to such related Series of Securities. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus and a related Prospectus Supplement is delivered in connection with the offering of one or more classes of such Series of Securities, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such Series of Securities, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to PaineWebber Mortgage Acceptance Corporation IV, 1285 Avenue of the Americas, New York, New York 10019 or by telephone at (212) 713-2000.

              PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

     The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities and the Security Interest Rate or method of determining the rate or the amount of interest, if any, to be paid to each such class; (ii) the aggregate principal amount and Distribution Dates relating to such Series and, if applicable, the initial and final scheduled Distribution Dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guarantees, letters of credit, reserve funds, cash accounts, reinvestment income or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account or cash account; (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) the method used to calculate the amount of principal to be distributed with respect to each class of Securities; (vi) the order of application of distributions to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) additional information with respect to the method of distribution of such Securities; (viii) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (ix) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Securities; (x) information as to the Trustee; (xi) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (xii) information as to the Master Servicer.

     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                SUMMARY OF TERMS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and in each Prospectus Supplement with respect to the Series offered thereby and the terms and provisions of the related Pooling and Servicing Agreement (the 'Pooling and Servicing Agreement') or Trust Agreement (the 'Trust Agreement'; each Pooling and Servicing Agreement or Trust Agreement, an 'Agreement') to be prepared and delivered in connection with the offering of such Series. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings ascribed to them in this Prospectus and in the related Prospectus Supplement.

Securities Offered........................  Mortgage pass-through certificates ('Certificates') or mortgage-
                                            backed notes ('Notes,' and together with the Certificates, the
                                            'Securities').

Depositor.................................  PaineWebber Mortgage Acceptance Corporation IV (the 'Depositor'), a
                                            Delaware corporation, is a wholly-owned limited purpose finance subsidiary of PaineWebber Group Inc. The Depositor's principal offices are located at 1285 Avenue of the Americas, New York, New
                                            York 10019 and its telephone number is (212) 713-2000. See 'The
                                            Depositor.'

Master Servicer...........................  The entity or entities named as Master Servicer (the 'Master
                                            Servicer') for each Series of Securities evidencing interests in a
                                            Trust Fund including Residential Loans as specified in the related
                                            Prospectus Supplement. See 'Description of the Securities--Certain
                                            Matters Regarding the Master Servicer, the Depositor and the
                                            Trustee.'

Trustees..................................  The trustee or indenture trustee (the 'Trustee') for each Series of
                                            Securities will be named in the related Prospectus Supplement. The owner trustee (the 'Owner Trustee') for each Series of Notes will be named in the Prospectus Supplement. See 'Description of the
                                            Securities--Certain Matters Regarding the Master Servicer, the
                                            Depositor and The Trustee.'

Issuer of Notes...........................  With respect to each Series of Notes, the issuer (the 'Issuer') will be the Depositor or an owner trust established by it for the purpose of issuing such Series of Notes. Each such owner trust will be created pursuant to a trust agreement (the 'Owner Trust Agreement')
                                            between the Depositor, acting as depositor, and the Owner Trustee.
                                            Each Series of Notes will represent indebtedness of the Issuer and will be issued pursuant to an indenture between the Issuer and the
                                            Trustee (the 'Indenture') whereby the Issuer will pledge the Trust
                                            Fund to secure the Notes under the lien of the Indenture. As to each
                                            Series of Notes where the Issuer is an owner trust, the ownership of the Trust Fund will be evidenced by certificates (the 'Equity
                                            Certificates') issued under the Owner Trust Agreement, which, unless otherwise specified in the Prospectus Supplement, are not offered hereby. The Notes will represent nonrecourse obligations solely of the Issuer, and the proceeds of the Trust Fund will be the sole source of payments on the Notes, except as described herein under
                                            'Description of Credit Support' and in the related Prospectus
                                            Supplement.

Description of Securities.................  Each Series of Securities will include one or more classes. Each
                                            Series of Securities (including any class or classes of Securities of such Series not offered hereby) will represent either (i) with respect

                                            to each Series of Certificates, in the aggregate the entire beneficial ownership interest in, or (ii) with respect to each Series of Notes, indebtedness of a segregated pool of Residential Loans or
                                            Agency Securities, or beneficial interests therein (which may include
                                            Mortgage Securities as defined herein) (each, a 'Trust Fund Asset'), and certain other assets described below (together, all such Trust
                                            Fund Assets and other assets with respect to a Series of Securities shall constitute a 'Trust Fund'). Unless otherwise specified in the related Prospectus Supplement, each class of Securities will have a stated principal amount (a 'Security Principal Balance') and will be entitled to distributions of interest thereon based on a specified interest rate (the 'Security Interest Rate'). The Security Interest
                                            Rate may vary for each class of Securities and may be fixed, variable or adjustable. The related Prospectus Supplement will specify the
                                            Security Interest Rate for each Series of Securities or each class thereof, or the method for determining the Security Interest Rate.

                                            If so provided in the related Prospectus Supplement, a Series of
                                            Securities evidencing interests in a Trust Fund including Residential
                                            Loans may include one or more classes of Securities (collectively, the 'Senior Securities') which are senior to one or more classes of
                                            Securities (collectively, the 'Subordinate Securities') in respect of certain distributions of principal and interest and allocations of losses on the Residential Loans to the extent and in the manner provided in the related Prospectus Supplement. Credit enhancement may also be provided with respect to any Series by means of various insurance policies, surety bonds, guarantees, letters of credit, reserve funds, cash accounts, reinvestment income or other types of credit support, or any combination of the foregoing, as described herein and in the related Prospectus Supplement. See 'Description of
                                            Credit Support.'

                                            A Series may include one or more classes of Securities that (i) may be entitled to principal distributions, with disproportionate, nominal or no interest distributions, (ii) may be entitled to interest distributions, with disproportionate, nominal or no principal distributions ('Strip Securities'), (iii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods, (iv) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Securities of such Series throughout the lives of the Securities or during specified periods, (v) may be entitled to receive such distributions only after the occurrence of events specified in the related
                                            Prospectus Supplement, (vi) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related
                                            Trust Fund, (vii) as to Securities entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time, and
                                            (viii) as to Securities entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus
                                            Supplement and may accrue

                                            interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement. In addition, a Series may include two or more classes of Securities which differ as to timing, sequential order or amount of distributions of principal or interest, or both, or which may include one or more classes of
                                            Securities ('Accrual Securities'), as to which accrued interest will not be distributed but rather will be added to the Security Principal
                                            Balance thereof on each Distribution Date, as hereinafter defined, in the manner described in the related Prospectus Supplement.

                                            As to each Series relating only to Certificates, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a 'real estate mortgage investment conduit' or
                                            'REMIC' as defined in the Internal Revenue Code of 1986 (the 'Code').
                                            If any such election is made as to any Series, one of the classes of
                                            Certificates comprising such Series will be designated as evidencing all 'residual interests' in the related REMIC as defined in the Code.
                                            See 'Description of the Securities.'

                                            The Securities will not represent an interest in or obligation of the
                                            Depositor or any affiliate thereof except as set forth herein, nor will the Securities, any Residential Loans (other than Residential
                                            Loans identified as FHA Loans or VA Loans in the related Prospectus
                                            Supplement) or Mortgage Securities be insured or guaranteed by any governmental agency or instrumentality. Although payment of principal and interest on Agency Securities will be guaranteed as described herein and in the related Prospectus Supplement by GNMA, FNMA or
                                            FHLMC, the Securities of any Series including such Agency Securities will not be so guaranteed.

Interest..................................  Interest on each class of Securities other than certain classes of
                                            Strip Securities or Accrual Securities (prior to the time when accrued interest becomes payable thereon) of each Series will accrue at the applicable Security Interest Rate on the outstanding Security
                                            Principal Balances thereof and will be distributed to Securityholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a
                                            'Distribution Date'). Distributions with respect to interest on Strip
                                            Securities with no or, in certain cases, a nominal Security Principal
                                            Balance will be made on each Distribution Date on the basis of a notional amount as described herein and in the related Prospectus
                                            Supplement. Interest that has accrued but is not yet payable on any
                                            Accrual Securities will be added to the Security Principal Balance thereof on each Distribution Date. Distributions of interest with respect to one or more classes of Securities (or accruals thereof in the case of Accrual Securities) may be reduced to the extent of certain delinquencies or other contingencies described herein and in the related Prospectus Supplement. See 'Yield Considerations,'
                                            'Maturity and Prepayment Considerations' and 'Description of the
                                            Securities.'

Principal.................................  The Securities of each Series (other than certain Strip Securities)
                                            initially will have an aggregate Security Principal Balance equal to either (i) unless the related Prospectus Supplement provides otherwise, the outstanding principal balance of the Trust Fund Assets included in the related Trust Fund, as of the close of business on the first day of the month of formation of the related Trust Fund
                                            (the 'Cut-off Date'), after application of scheduled payments due on or before such date, whether or not received, or, (ii) if so specified in the related Prospectus Supplement with respect to a
                                            Series having more than one class of Securities, the total of the
                                            Cash Flow Values (as defined herein) of the Residential Loans as of such date. The Security Principal Balance of a Security represents the maximum dollar amount (exclusive of interest thereon) which the holder thereof is entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. The initial
                                            Security Principal Balance of each class of Securities will be set forth on the cover of the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement,
                                            distributions in respect of principal on the Securities of each
                                            Series will be payable on each Distribution Date to the class or classes of Securities entitled thereto until the Security Principal
                                            Balance of such class has been reduced to zero, on a pro rata basis among all of the Securities of such class, in proportion to their respective outstanding Security Principal Balances, or in the priority and manner otherwise specified in the related Prospectus
                                            Supplement. Strip Securities not having a Security Principal Balance will not receive distributions in respect of principal. See 'The
                                            Trust Funds,' 'Maturity and Prepayment Considerations' and
                                            'Description of the Securities.'

The Trust Funds...........................  Each Trust Fund will consist of a segregated pool of Residential
                                            Loans or Agency Securities and certain other assets as described herein and in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, all Trust Fund Assets will be purchased by the Depositor, either directly or through an affiliate, from unaffiliated sellers and will be deposited into the related Trust Fund as of the first day of the month in which the
                                            Securities evidencing interests therein are initially issued. In addition, if the related Prospectus Supplement so provides, the related Trust Fund Assets will include funds on deposit in an account
                                            (a 'Pre-Funding Account') which will be used to purchase additional
                                            Residential Loans during the period specified in the related
                                            Prospectus Supplement. See 'Description of the
                                            Securities--Pre-Funding Accounts.'

A. Residential Loans......................  The Residential Loans will consist of (i) mortgage loans (the
                                            'Mortgage Loans') secured by first or junior liens on one- to four-
                                            family residential properties (each, a 'Mortgaged Property,'
                                            collectively, 'Mortgaged Properties') or mortgage loans (the
                                            'Multifamily Loans') secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units
                                            (also, 'Mortgaged Properties'), (ii) home improvement installment sales contracts and installment loan agreements (the 'Home
                                            Improvement Contracts') which may be unsecured or secured by a lien on the related Mortgaged Property or a Manufactured Home, which lien may be subordinated to one or more senior liens on the related
                                            Mortgaged Property, as described in the related Prospectus
                                            Supplement, (iii) one-to four-family first or

                                            junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes (the 'Home Equity Loans'),
                                            (iv) cooperative loans (the 'Cooperative Loans') secured primarily by shares in a private cooperative housing corporation (a 'Cooperative')
                                            which with the related proprietary lease or occupancy agreement give the owner thereof the right to occupy a particular dwelling unit in the Cooperative or (v) manufactured housing conditional sales contracts and installment loan agreements (the 'Manufactured Housing
                                            Contracts'), which may be secured by either liens on (a) new or used
                                            Manufactured Homes (as defined herein) or (b) the real property and any improvements thereon (the 'Mortgaged Property,' which may include the related Manufactured Home if deemed to be part of the real property under applicable state law) relating to a Manufactured
                                            Housing Contract as well as in certain cases a lien on a new or used
                                            Manufactured Home which is not deemed to be a part of the related real property under applicable state law (such Manufactured Housing
                                            Contracts that are secured by Mortgaged Property are referred to herein as 'Land Contracts'). The Mortgaged Properties, Cooperative
                                            shares (together with the right to occupy a particular dwelling unit evidenced thereby) and Manufactured Homes (collectively, the
                                            'Residential Properties') may be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico.
                                            Unless otherwise specified in the related Prospectus Supplement, each
                                            Trust Fund will contain only one of the following types of residential loans: (1) fully amortizing loans with a fixed rate of interest (such rate, an 'Interest Rate') and level monthly payments to maturity; (2) fully amortizing loans with a fixed Interest Rate providing for level monthly payments, or for payments of interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume; (3) fully amortizing loans with a fixed Interest
                                            Rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the
                                            Interest Rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments; (4)
                                            fixed Interest Rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule and a balloon payment of principal at the end of a specified term; (5)
                                            fully amortizing loans with an Interest Rate adjusted periodically
                                            (with corresponding adjustments in the amount of monthly payments) to equal the sum (which may be rounded) of a fixed margin and an index as described in the related Prospectus Supplement, which may provide for an election, at the mortgagor's option during a specified period after origination of the loan, to convert the adjustable Interest
                                            Rate to a fixed Interest Rate, as described in the related Prospectus
                                            Supplement; (6) fully amortizing loans with an adjustable Interest
                                            Rate providing for monthly payments less than the amount of interest accruing on such loan and for such amount of interest accrued but not paid currently to be added to the principal balance of such loan; (7)
                                            adjustable Interest Rate loans providing for an election at the mortgagor's option, in the

                                            event of an adjustment to the Interest Rate resulting in an Interest
                                            Rate in excess of the Interest Rate at origination of the loan, to extend the term to maturity for such period as will result in level monthly payments to maturity; or (8) such other types of Residential
                                            Loans as may be described in the related Prospectus Supplement.

                                            If specified in the related Prospectus Supplement, the Residential
                                            Loans will be covered by standard hazard insurance policies with extended coverage insuring against losses due to fire and various other causes. If specified in the related Prospectus Supplement, the
                                            Residential Loans will be covered by flood insurance policies if the related Residential Property is located in a federally designated flood area and if such insurance is available. If specified in the related Prospectus Supplement, the Residential Loans will be covered by primary credit insurance policies or will be insured by the
                                            Federal Housing Administration (the 'FHA') or partially guaranteed by the Veterans Administration (the 'VA'). See 'Description of Primary
                                            Insurance Coverage.'

B. Agency Securities......................  The Agency Securities will consist of any combination of 'fully modified pass-through' mortgage-backed certificates ('GNMA
                                            Certificates') guaranteed by the Government National Mortgage
                                            Association ('GNMA'), guaranteed mortgage pass-through securities
                                            ('FNMA Certificates') issued by the Federal National Mortgage
                                            Association ('FNMA') and mortgage participation certificates ('FHLMC
                                            Certificates') issued by the Federal Home Loan Mortgage Corporation
                                            ('FHLMC').

C. Mortgage Securities....................  If specified in the related Prospectus Supplement, a Trust Fund may include previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, 'Mortgage Securities') evidencing interests in, or collateralized by, Residential Loans or Agency Securities as defined herein.

D. Trust Account..........................  Each Trust Fund will include one or more accounts (collectively, the
                                            'Trust Account') established and maintained on behalf of the
                                            Securityholders into which the Master Servicer or the Trustee will, to the extent described herein and in the related Prospectus
                                            Supplement, deposit all payments and collections received or advanced with respect to the related Trust Fund Assets. A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held therein may be invested in certain short-term high-quality obligations. See 'Description of the
                                            Securities--Deposits to the Trust Account.'

E. Credit Support.........................  If so specified in the Prospectus Supplement, one or more classes of
                                            Securities within any Series evidencing interests in a Trust Fund that includes Residential Loans may be covered by any combination of a surety bond, a guarantee, letter of credit, an insurance policy, a bankruptcy bond, a reserve fund, a cash account, reinvestment income, subordination of one or more classes of Securities in a Series (or, with respect to any Series of Notes, the related Equity Certificates)
                                            to the extent provided in the related Prospectus Supplement, cross-support between Securities evidencing beneficial ownership in different asset groups within the same Trust Fund or another type of credit support to provide partial or full coverage for

                                            certain defaults and losses relating to the Residential Loans. The amount and types of coverage, the identification of the entity providing the coverage (if applicable), the terms of any
                                            subordination and related information with respect to each type of credit support, if any, will be set forth in the related Prospectus
                                            Supplement for a Series of Securities. If specified in the related
                                            Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust
                                            Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and the application of such coverage to the identified Trust Funds. See
                                            'Description of Credit Support' and 'Description of the
                                            Securities--Subordination.'

Servicing and Advances....................  The Master Servicer, directly or through sub-servicers, will service and administer the Residential Loans included in a Trust Fund and, unless the related Prospectus Supplement provides otherwise, in connection therewith (and pursuant to the terms of the related
                                            Mortgage Securities, if applicable) will be obligated to make certain cash advances with respect to delinquent scheduled payments on the
                                            Residential Loans or will be obligated to make such cash advances only to the extent that the Master Servicer determines that such advances will be recoverable (any such advance, an 'Advance').
                                            Advances made by the Master Servicer will be reimbursable to the extent described herein and in the related Prospectus Supplement. The
                                            Prospectus Supplement with respect to any Series may provide that the
                                            Master Servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the Master
                                            Servicer to make advances. The obligor on any such surety bond will be named, and the terms applicable to any such cash advance reserve fund will be described in the related Prospectus Supplement. See
                                            'Description of the Securities--Advances.'

Optional Termination......................  If so specified in the related Prospectus Supplement, a Series of
                                            Securities may be subject to optional early termination ('Optional
                                            Termination') through the repurchase of the assets in the related
                                            Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth herein under
                                            'Description of the Securities--Termination' herein and in the related Prospectus Supplement.

Certain Federal Income Tax Consequences...  The Certificates of each Series offered hereby will constitute either
                                            (i) interests ('Grantor Trust Certificates') in a Trust Fund treated as a grantor trust under applicable provisions of the Code, or (ii)
                                            'regular interests' ('REMIC Regular Certificates') or 'residual interests' ('REMIC Residual Certificates') in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Code. Notes will represent indebtedness of the related Trust Fund.

                                            Investors are advised to consult their tax advisors and to review
                                            'Certain Federal Income Tax Consequences' herein and in the related
                                            Prospectus Supplement.

ERISA Considerations......................  A fiduciary of an employee benefit plan or other retirement plan or arrangement, including an individual retirement account or annuity or a Keogh plan and any bank collective investment fund or insurance company general or separate account in which such plans, accounts, annuities or arrangements are invested, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended
                                            ('ERISA'), or Section 4975 of the Code should carefully review with its counsel whether the purchase or holding of Securities could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. Plan investors are advised to consult their counsel and to review 'ERISA
                                            Considerations' herein and in the related Prospectus Supplement.

Legal Investment..........................  The Prospectus Supplement for each Series of Securities will specify which, if any, of the Securities offered thereby constitute at the date of issuance 'mortgage related securities' for purposes of the
                                            Secondary Mortgage Market Enhancement Act of 1984, as amended
                                            ('SMMEA'). Institutions whose investment activities are subject to review by federal or state authorities should consult with their counsel or the applicable authorities to determine whether and to what extent a class of Securities constitutes a legal investment for them. See 'Legal Investment.'

Use of Proceeds...........................  The Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related Trust Fund Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Trust Fund Assets, (iii) to establish any Reserve Funds described in the related Prospectus
                                            Supplement and (iv) to pay costs of structuring, guaranteeing and issuing such Securities. If so specified in the related Prospectus
                                            Supplement, the purchase of the Trust Fund Assets for a Series may be effected by an exchange of Securities with the Depositor of such
                                            Trust Fund Assets. See 'Use of Proceeds.'

Ratings...................................  Unless otherwise specified in the related Prospectus Supplement, it will be a requirement for issuance of any Series that the Securities offered by this Prospectus and such Prospectus Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A security rating does not address the effect that the rate of prepayments on Residential Loans comprising or underlying the Trust Fund Assets may have on the yield to investors in the Securities. See 'Risk Factors.'

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Securities offered hereby and by the related Prospectus Supplement.

LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such Series remain outstanding. The market value of Securities of each Series will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Securities by a holder in any secondary market that may develop may be at a discount from par value or from its purchase price. Holders of Securities have no optional redemption rights. Unless otherwise provided in the related Prospectus Supplement, PaineWebber expects to make a secondary market in the Securities offered hereby, but is not obligated to do so.

LIMITED ASSETS

     The Depositor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series will be payable solely from the Trust Fund for such Securities and will not have any claim against or security interest in the Trust Fund for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Securities. Furthermore, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Trust Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Master Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer or any of their respective affiliates. The only obligations, if any, of the Depositor with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, or the Securities of any Series will be pursuant to certain representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Trust Fund Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Residential Loan, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the seller or originator of such Residential Loan, or (ii) from a reserve account or similar credit enhancement established to provide funds for such repurchases. The Master Servicer's servicing obligations under the related Agreement may include its limited obligation to make certain advances in the event of delinquencies on the Residential Loans, but only to the extent deemed recoverable. To the extent described in the related Prospectus Supplement, the Depositor, Master Servicer or Trustee will be obligated under certain limited circumstances to purchase or act as a remarketing agent with respect to a convertible Residential Loan upon the conversion of the interest rate thereon to a fixed rate.

CREDIT ENHANCEMENT

     Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover, or may cover only in part, fraud or negligence by a loan originator or other parties. See 'Description of Credit Support.'

PREPAYMENT AND YIELD CONSIDERATIONS

     The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Residential Loans and, in the case of Agency Securities, the underlying loans related thereto, comprising the Trust Fund, which prepayments may be influenced by a variety of factors, (ii) the manner of allocating principal and/or payment among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. Prepayments of principal may also result from repurchases of Trust Fund Assets due to material breaches of the Unaffiliated Seller's (as defined herein), originator's, Depositor's or Master Servicer's representations and warranties, as applicable. The yield to maturity experienced by a holder of Securities may be affected by the rate of prepayment of the Residential Loans comprising or underlying the Trust Fund Assets. See 'Yield Considerations' and 'Maturity and Prepayment Considerations.'

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Certificates were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See 'Description of the Securities--Distributions' and '--Principal Interest on the Securities.'

BALLOON PAYMENTS

     Certain of the Residential Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require principal payments (i.e., balloon payments) at their stated maturity. Residential Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Residential Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Residential Property, the financial condition of the borrower and tax laws.

NATURE OF MORTGAGES

     There are several factors that could adversely affect the value of the Residential Properties such that the outstanding balance of the related Residential Loans, together with any senior financing on the Residential Properties, if applicable, would equal or exceed the value of the Residential Properties. Among the factors that could adversely affect the value of the Residential Properties are an overall decline in the residential real estate market in the areas in which the Residential Properties are located or a decline in the general condition of the Residential Properties as a result of failure of borrowers to adequately maintain the Residential Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. In the case of Home Improvement Contracts or other Residential Loans that are secured by junior liens, such decline could extinguish the value of the interest of a junior mortgagee in the Residential Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Residential Loans could be higher than those currently experienced in the mortgage lending industry in general.

     Even assuming that the Residential Properties provide adequate security for the Residential Loans, substantial delays could be encountered with the liquidation of defaulted Residential Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Residential Property securing a Residential Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Residential Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Residential Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Residential Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Residential Loans and not yet reimbursed, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the defaulted loan having a large remaining principal balance. Since the mortgages and deeds of trust securing certain Mortgage Loans, Multifamily Loans and Home Improvement Contracts will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees, although the Master Servicer or Sub-Servicer may, at its option, advance such amounts to the extent deemed recoverable and prudent. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all senior liens and the Mortgage Loan, Multifamily Loan or Home Improvement Contract in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Securities, to the extent not covered by credit enhancement, are likely to (i) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, and (ii) incur losses if any deficiency judgment obtained is not realized upon. In addition, the rate of default of junior mortgage loans, multifamily loans and home improvement contracts may be greater than that of mortgage loans secured by first liens on comparable properties.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Residential Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Residential Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Residential Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See 'Certain Legal Aspects of Residential Loans.'

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator,' for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the related property. See 'Risk Factors--Environmental Risks' and 'Certain Legal Aspects of Residential Loans--Environmental Legislation.'

CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING RESIDENTIAL LOANS

     The Residential Loans may also be subject to federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Residential Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

          (iv) for Residential Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     The Riegle Act. Certain mortgage loans are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the 'Riegle Act') which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the 'Holder in Due Course Rules'), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Residential Loans and in addition could subject the Trust Fund to damages and administrative enforcement. See 'Certain Legal Aspects of Residential Loans.'

RATING OF THE SECURITIES

     Unless otherwise specified in the related Prospectus Supplement, it will be a condition to the issuance of a class of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and such Rating Agency's assessment solely of the likelihood that holders of a class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Residential Loans will be made, the degree to which such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Residential Loans. No assurance can be given that the values of any Residential Properties have remained or will remain at their levels on the respective dates of origination of the related Residential Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Residential Loans in a particular Trust Fund and any secondary financing on the related Residential Properties become equal to or greater than the value of the Residential Properties, the rate of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Residential Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series. See 'Rating.'

BOOK-ENTRY REGISTRATION

     If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in Certificates can be effected only through the Depository Trust Company ('DTC'), participating organizations ('Participants'), Financial Intermediaries and certain banks, the ability of a Certificateholder to pledge a Certificate to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of such Securities, may be limited due to lack of a physical certificate representing the Securities.

     In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on the Certificates since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries. See 'Description of the Securities--Book-Entry Registration of Securities' herein.

CERTAIN HOME IMPROVEMENT CONTRACTS

     Contracts Unsecured. The obligations of a borrower under an unsecured Home Improvement Contract will not be secured by an interest in the related real estate or otherwise, and the related Trust Fund, as the owner of such unsecured Home Improvement Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an unsecured Home Improvement Contract, the related Trust Fund will have recourse only against the obligor's (the 'Obligor') assets generally, along with all other general unsecured creditors of the Obligor. In a bankruptcy or insolvency proceeding relating to an Obligor on an unsecured Home Improvement Contract, the obligations of the Obligor under such unsecured Home Improvement Contract may be discharged in their entirety, notwithstanding the fact that the portion of such Obligor's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are sufficient to pay such amounts in whole or part. An Obligor on an unsecured Home Improvement Contract may not demonstrate the same degree of concern over performance of the Obligor's obligations under such unsecured Home Improvement Contract as if such obligations were secured by the real estate owned by such Obligor.

MORTGAGE LOANS UNDERWRITTEN AS NON-CONFORMING CREDITS MAY EXPERIENCE RELATIVELY HIGHER LOSSES

     If so specified in the related Prospectus Supplement, the single family Mortgage Loans assigned and transferred to the related Trust Fund may include Mortgage Loans underwritten in accordance with the underwriting standards for 'non-conforming credits,' which include borrowers whose creditworthiness and repayment ability do not satisfy FNMA or FHLMC underwriting guidelines. A Mortgage Loan made to a 'non-conforming credit' means a residential loan that is ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet FNMA or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines and a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies. Because the borrowers on such Mortgage Loans are less creditworthy than borrowers who meet FNMA or FHLMC underwriting guidelines, delinquencies and foreclosures can be expected to be more prevalent with respect to such Mortgage Loans than with respect to residential loans originated in accordance with FNMA or FHLMC underwriting guidelines. As a result, changes in the values of the Mortgaged Properties may have a greater effect on the loss experience of such Mortgage Loans than on residential loans originated in accordance with FNMA or FHLMC underwriting guidelines. If the values of the Mortgaged Properties decline after the dates of origination of such Mortgage Loans, the rate of losses on such Mortgage Loans may increase and such increase may be substantial. See 'Residential Loan Program--Underwriting Standards.'

TRUST FUND ASSETS MAY INCLUDE DELINQUENT, SUB-PERFORMING AND NON-PERFORMING RESIDENTIAL LOANS

     If so specified in the related Prospectus Supplement, the Trust Fund Assets in the related Trust Fund may include Residential Loans that are delinquent, sub-performing or non-performing. Credit enhancement provided with respect to a particular Series of Certificates may not cover all losses related to such delinquent, sub-performing or non-performing Residential Loans. Prospective investors should consider the risk that the inclusion of such Residential Loans in the Trust Fund for a Series may cause the rate of defaults and prepayments on the Residential Loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such Series and affect the yield on the Securities of such Series. See 'The Trust Funds--Residential Loans.'

PRE-FUNDING ACCOUNTS

     If so provided in the related Prospectus Supplement, on the Closing Date the Depositor will deposit an amount (the 'Pre-Funded Amount') specified in such Prospectus Supplement into the Pre-Funding Account. The Pre-Funded Amount will be used to purchase Residential Loans ('Subsequent Loans') within a period commencing from the Closing Date and ending on a date not more than three months after the Closing Date (such period, the 'Funding Period') from the Depositor (which, in turn, will acquire such Subsequent Loans from the seller or sellers specified in the related Prospectus Supplement). To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Securityholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement.

OTHER CONSIDERATIONS

     There is no assurance that the market value of the Trust Fund Assets or any other assets of a Trust Fund will at any time be equal to or greater than the principal amount of the Securities of the related Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

                                THE TRUST FUNDS

     Each Trust Fund Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or through affiliates, from sellers not affiliated with the Depositor (any such sellers of Residential Loans, hereinafter 'Unaffiliated Sellers'), or, if provided in the related Prospectus Supplement, from sellers affiliated with the Depositor.

RESIDENTIAL LOANS

     The Residential Loans will consist of mortgage loans (the 'Mortgage Loans') secured by first or junior liens on one- to four-family residential properties (each, a 'Mortgaged Property,' collectively, 'Mortgaged Properties') (which may include Mortgage Securities) or mortgage loans (the 'Multifamily Loans') secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units (also, 'Mortgaged Properties'), home improvement installment sales contracts and installment loan agreements (the 'Home Improvement Contracts') which may be unsecured or secured by a lien on the related Mortgaged Property or a Manufactured Home, which lien may be subordinated to one or more senior liens on the related Mortgaged Property, cooperative loans (the 'Cooperative Loans') secured primarily by shares in the related private cooperative housing corporation (a 'Cooperative') that, with the related proprietary lease or occupancy agreement, give the owner thereof the right to occupy a particular dwelling unit (each, a 'Cooperative Unit') in the Cooperative or manufactured housing conditional sales contracts and installment loan agreements (the 'Manufactured Housing Contracts'), which may be secured by either liens on (a) new or used Manufactured Homes or (b) the real property and any improvements thereon (the 'Mortgaged Property,' which may include the related Manufactured Home if deemed to be part of the real property under applicable state law) relating to a Manufactured Housing Contract as well as in certain cases a lien on a new or used Manufactured Home which is not deemed to be a part of the related real property under applicable state law (such Manufactured Housing Contracts that are secured by Mortgaged Property are referred to herein as 'Land Contracts'). The Mortgaged Properties, Cooperative shares (together with the right to occupy a particular Cooperative Unit evidenced thereby) and Manufactured Homes (collectively, the 'Residential Properties') may be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. Unless otherwise provided in the related Prospectus Supplement, each Trust Fund will contain (and any participation interest in any of the foregoing will relate to) only one of the following types of Residential Loans:

          (1) Fully amortizing loans with a fixed rate of interest (such rate, an 'Interest Rate') and level monthly payments to maturity;

          (2) Fully amortizing loans with a fixed Interest Rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

          (3) Fully amortizing loans with a fixed Interest Rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the Interest Rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

          (4) Fixed Interest Rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule and a balloon payment of principal at the end of a specified term;

          (5) Fully amortizing loans with an Interest Rate adjusted periodically ('ARM Loans') (with corresponding adjustments in the amount of monthly payments), to equal the sum (which may be rounded) of a fixed margin and an index as described in the related Prospectus Supplement, which may provide for an election, at the mortgagor's option during a specified period after origination of the loan, to convert the adjustable Interest Rate to a fixed Interest Rate, as described in the related Prospectus Supplement;

          (6) Fully amortizing loans with an adjustable Interest Rate providing for monthly payments less than the amount of interest accruing on such loan and for such amount of interest accrued but not paid currently to be added to the principal balance of such loan;

          (7) ARM Loans providing for an election at the mortgagor's option, in the event of an adjustment to the Interest Rate resulting in an Interest Rate in excess of the Interest Rate at origination of the loan, to extend the term to maturity for such period as will result in level monthly payments to maturity; or

          (8) Such other types of Residential Loans as may be described in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, the Trust Fund underlying a Series of Securities may include previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, 'Mortgage Securities'), evidencing interests in, or collateralized by, Residential Loans or Agency Securities as described herein. The Mortgage Securities may have been issued previously by the Depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into such trusts, and selling beneficial interests in such trusts. Except as otherwise set forth in the related Prospectus Supplement, such Mortgage Securities will be generally similar to Securities offered hereunder. As to any such Series of Securities, the related Prospectus Supplement will include a description of such Mortgage Securities and any related credit enhancement, and the Residential Loans underlying such Mortgage Securities will be described together with any other Residential Loans included in the Trust Fund relating to such Series. As to any such Series of Securities, as used herein the term 'Residential Loans' includes the Residential Loans underlying such Mortgage Securities. Notwithstanding any other reference herein to the Master Servicer, with respect to a Series of Securities as to which the Trust Fund includes Mortgage Securities, the entity that services and administers such Mortgage Securities on behalf of the holders of such Securities may be referred to as the 'Manager,' if so specified in the related Prospectus Supplement. References herein to advances to be made and other actions to be taken by the Master Servicer in connection with the Residential Loans may include such advances made and other actions taken pursuant to the terms of such Mortgage Securities.

     If so specified in the related Prospectus Supplement, certain Residential Loans may contain provisions prohibiting prepayments for a specified period after their origination date (a 'Lockout Period'), prohibiting prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part.

     If so specified in the related Prospectus Supplement, the Trust Fund Assets in the related Trust Fund may include Residential Loans that are delinquent, sub-performing or non-performing. The inclusion of such Residential Loans in the Trust Fund for a Series may cause the rate of defaults and prepayments on the Residential Loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such Series and affect the yield on the Certificates of such Series.

MORTGAGE LOANS

     The Mortgage Loans will be evidenced by promissory notes (the 'Mortgage Notes') secured by mortgages or deeds of trust (the 'Mortgages') creating first or junior liens on the Mortgaged Properties. The Mortgage Loans will be secured by one- to four-family residences, including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimus planned-unit developments. If so provided in the related Prospectus Supplement, the Mortgage Loans will be insured by the FHA ('FHA Loans') or partially guaranteed by the VA ('VA Loans'). See 'The Trust Funds--Residential Loans--FHA Loans and VA Loans' and 'Description of Primary Insurance Coverage-- FHA Insurance and VA Guarantees.'

     Certain of the Mortgage Loans may be secured by junior liens, and the related senior liens ('Senior Liens') may not be included in the mortgage pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of Senior Liens will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Securities bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of conventional first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a Mortgage Loan than would be the case in a typical pool of conventional first priority mortgage loans.

MULTIFAMILY LOANS

     The Multifamily Loans will be evidenced by Mortgage Notes secured by Mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units. Unless otherwise specified in the related Prospectus Supplement, Multifamily Loans will have had original terms to stated maturity of not more than 30 years. If so provided in the related Prospectus Supplement, the Multifamily Loans will be FHA Loans. Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See 'The Trust Funds--Residential Loans--FHA Loans and VA Loans' and 'Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees.'

     If so provided in the related Prospectus Supplement, the Multifamily Loans may contain provisions containing a Lockout Period, prohibiting prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part. In the event that Securityholders will be entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related Prospectus Supplement will specify the method or methods by which the prepayment penalties are calculated.

HOME EQUITY LOANS AND HOME IMPROVEMENT CONTRACTS

     As specified in the related Prospectus Supplement, the Home Equity Loans will be secured by first or junior liens on the related Mortgaged Properties for property improvement, debt consolidation or home equity purposes. The Home Improvement Contracts will either be unsecured or secured by Mortgages on one- to four-family, multifamily properties or manufactured housing which Mortgages are generally subordinate to other mortgages on the same property. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed or adjustable rates of interest and may provide for other payment characteristics. Except as specified in the related Prospectus Supplement, the home improvements relating to the Home Equity Loans and Home Improvement Contracts may include replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling and solar heating panels. If so provided in the related Prospectus Supplement certain of the Home Improvement Contracts may be FHA Loans. See 'The Trust Funds--Residential Loans--FHA Loans and VA Loans' and 'Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees.'

COOPERATIVE LOANS

     The Cooperative Loans will be evidenced by promissory notes (the 'Cooperative Notes') secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Units in the related buildings.

MANUFACTURED HOUSING CONTRACTS

     The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home, or in the case of a Land Contract, by a lien on the real estate to which the Manufactured Home is deemed permanently affixed and, in some cases, the related Manufactured Home which is not real property under the applicable state law. The Manufactured Homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a 'manufactured home' as 'a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.'

     If so provided in the related Prospectus Supplement, the Manufactured Housing Contracts may be FHA Loans or VA Loans. See 'The Trust
Funds--Residential Loans--FHA Loans and VA Loans' and 'Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees.'

BUYDOWN LOANS

     If provided in the related Prospectus Supplement, certain of the Residential Loans may be subject to temporary buydown plans ('Buydown Loans'), pursuant to which the monthly payments made by the borrower in the early years of the Buydown Loan (the 'Buydown Period') will be less than the scheduled payments on the Buydown Loan, the resulting difference to be made up from (i) an amount contributed by the borrower, the seller of the Residential Property or another source and placed in a custodial account and (ii) unless otherwise specified in the related Prospectus Supplement, investment earnings on the buydown funds. Generally, the borrower under each Buydown Loan will be qualified at a reduced interest rate. Accordingly, the repayment of a Buydown Loan is dependent on the ability of the borrower to make larger monthly payments after the buydown funds have been depleted and, for certain Buydown Loans, during the Buydown Period. See 'Residential Loan Program-- Underwriting Standards.'

FHA LOANS AND VA LOANS

     FHA Loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended (the 'Housing Act'), and the United States Housing Act of 1937, as amended. One- to four-family FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. Such FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of such FHA Loan. See 'Description of Primary Insurance Coverage-- FHA Insurance and VA Guarantees.'

     Home Improvement Contracts and Manufactured Housing Contracts that are FHA Loans are insured by the FHA (as described in the related Prospectus Supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA Loan, a portion of the unpaid interest and certain other liquidation costs) pursuant to Title I of the Housing Act.

     There are two primary FHA insurance programs that are available for Multifamily FHA Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects.
Section 244 of the Housing Act provides for co-insurance of such loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the 'Servicemen's Readjustment Act'). The Servicemen's Readjustment Act permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related Prospectus Supplement. See 'Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees.'

LOAN-TO-VALUE RATIO

     The 'Loan-to-Value Ratio' of a Residential Loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the Residential Loan, plus, in the case of a Mortgage Loan secured by a junior lien, the outstanding principal balance of the related Senior Liens, to the Collateral Value of the related Residential Property. Except as otherwise specified in the Prospectus Supplement, the 'Collateral Value' of a Residential Property or Cooperative Unit, other than with respect to Refinance Loans, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. 'Refinance Loans' are loans made to refinance existing loans or loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership. The 'Collateral Value' of the Residential Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new Manufactured Home, the Collateral Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including 'accessories' identified in the invoice (the 'Manufacturer's Invoice Price'), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, with respect to used Manufactured Homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     Residential Properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a Residential Property after the origination of the Residential Loan without the lender's consent.

     No assurance can be given that values of the Residential Properties have remained or will remain at their historic levels on the respective dates of origination of the related Residential Loans. If the residential real estate market were to experience an overall decline in property values such that the outstanding principal balances of the Residential Loans, and any other financing on the related Residential Properties, become equal to or greater than the value of the Residential Properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Residential Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that such losses are not covered by the applicable insurance policies and other forms of credit support described herein and in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series. See 'Description of the Securities' and 'Description of Credit Support.'

AGENCY SECURITIES

     The Agency Securities will consist of any combination of 'fully modified pass-through' mortgage-backed certificates guaranteed by the GNMA ('GNMA Certificates'), guaranteed mortgage pass-through securities issued by the FNMA ('FNMA Certificates') and mortgage participation certificates issued by the FHLMC ('FHLMC Certificates').

GNMA

     GNMA is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA Loans, VA Loans or by pools of other eligible residential loans.

     Section 306(g) of the Housing Act provides that 'the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.' In order to meet its obligations under such guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

GNMA CERTIFICATES

     Each GNMA Certificate will be a 'fully modified pass-through' mortgage-backed certificate issued and serviced by an issuer approved by GNMA or FNMA as a seller-servicer of FHA Loans or VA Loans, except as described below with respect to Stripped Agency Securities (as defined below). The loans underlying GNMA Certificates may consist of FHA Loans, VA Loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related Prospectus Supplement. The Prospectus Supplement for Certificates of each Series evidencing interests in a Trust Fund including GNMA Certificates will set forth additional information regarding the GNMA guaranty program, the characteristics of the pool underlying such GNMA Certificates, the servicing of the related pool, the payment of principal and interest on GNMA Certificates to the extent not described herein and other relevant matters with respect to the GNMA Certificates.

     Except as otherwise specified in the related Prospectus Supplement or as described below with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA Loan or VA Loan, less servicing and guaranty fees aggregating the excess of the interest on such FHA Loan or VA Loan over the GNMA Certificates pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to such holder of any prepayments of principal of the FHA Loans or VA Loans underlying the GNMA Certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such FHA Loan or VA Loan.

     The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the Depositor or any affiliates thereof, and the only recourse of a registered holder, such as the Trustee, is to enforce the guaranty of GNMA.

     GNMA will have approved the issuance of each of the GNMA Certificates included in a Trust Fund in accordance with a guaranty agreement or contract between GNMA and the issuer of such GNMA Certificates. Pursuant to such agreement, such issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA Loans and VA Loans, including collecting payments from borrowers and remitting such collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by such issuer on the loans backing the GNMA Certificate are less than the amounts due thereon. If the issuer is unable to make payments on a GNMA Certificate as they become due, it must promptly notify GNMA and request GNMA to make such payment. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by the issuer and the issuer fails to notify and request GNMA to make such payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates included in a Trust Fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to such GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

     The GNMA Certificates included in a Trust Fund may have other characteristics and terms, different from those described above so long as such GNMA Certificates and underlying residential loans meet the criteria of the Rating Agency or Agencies. Such GNMA Certificates and underlying residential loans will be described in the related Prospectus Supplement.

FNMA

     FNMA is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the 'Charter Act'). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market by purchasing mortgage loans from lenders. FNMA acquires funds to purchase loans from many capital market investors, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. FNMA receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

FNMA CERTIFICATES

     FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus which is periodically revised by FNMA. FNMA Certificates represent fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program. Mortgage loans underlying FNMA Certificates included in a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. The Prospectus Supplement for Securities of each Series evidencing interests in a Trust Fund including FNMA Certificates will set forth additional information regarding the FNMA program, the characteristics of the pool underlying such FNMA Certificates, the servicing of the related pool, payment of principal and interest on the FNMA Certificates to the extent not described herein and other relevant matters with respect to the FNMA Certificates.

     Except as described below with respect to Stripped Agency Securities, FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered.

     The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. If FNMA were unable to satisfy such obligations, distributions to the holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of FNMA Certificates would be affected by delinquent payments and defaults on such loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. With respect to a FNMA Certificate issued in book-entry form, distributions thereon will be made by wire, and with respect to a fully registered FNMA Certificate, distributions thereon will be made by check.

     The FNMA Certificates included in a Trust Fund may have other characteristics and terms, different from those described above, so long as such FNMA Certificates and underlying mortgage loans meet the criteria of the Rating Agency or Rating Agencies rating the Certificates of such Series. Such FNMA Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

FHLMC

     FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the 'FHLMC Act'). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans and participation interests therein which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

FHLMC CERTIFICATES

     Each FHLMC Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA Loans or VA Loans ('FHLMC Certificate Group'). Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate Group. The Prospectus Supplement for Securities of each Series evidencing interests in a Trust Fund including FHLMC Certificates will set forth additional information regarding the FHLMC guaranty program, the characteristics of the pool underlying such FHLMC Certificate, the servicing of the related pool, payment of principal and interest on the FHLMC Certificate to the extent not described herein and other relevant matters with respect to the FHLMC Certificates.

     Except as described below with respect to Stripped Agency Securities, FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate Group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, FHLMC also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of (i) foreclosure sale,
(ii) payment of the claim by any mortgage insurer and (iii) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its servicing judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted servicing standards that require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

     The FHLMC Certificates included in a Trust Fund may have other characteristics and terms, different from those described above, so long as such FHLMC Certificates and underlying mortgage loans meet the criteria of the Rating Agency or Rating Agencies rating the Securities of such Series. Such FHLMC Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

STRIPPED AGENCY SECURITIES

     The GNMA Certificates, FNMA Certificates or FHLMC Certificates may be issued in the form of certificates ('Stripped Agency Securities') which represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of such distributions), on an underlying pool of mortgage loans or certain other GNMA Certificates, FNMA Certificates or FHLMC Certificates. GNMA, FNMA or FHLMC, as applicable, will guarantee each Stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the related Prospectus Supplement. The Prospectus Supplement for Securities of each Series evidencing interests in a Trust Fund including Stripped Agency Securities will set forth additional information regarding the characteristics of the assets underlying such Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters with respect to the Stripped Agency Securities.

ADDITIONAL INFORMATION CONCERNING THE TRUST FUNDS

     Each Prospectus Supplement relating to a Series of Securities will contain information, as of the date of such Prospectus Supplement, if applicable and to the extent specifically known to the Depositor, with respect to the Residential Loans or Agency Securities contained in the related Trust Fund, including, but not limited to (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Trust Fund Assets as of the applicable Cut-off Date, (ii) the types of related Residential Properties (e.g., one- to four-family dwellings, multifamily residential properties, shares in Cooperatives and the related proprietary leases or occupancy agreements, condominiums and planned-unit development units, vacation and second homes and new or used Manufactured Homes), (iii) the original terms to maturity, (iv) the outstanding principal balances, (v) the origination dates, (vi) with respect to Multifamily Loans, the Lockout Periods and prepayment penalties, (vii) the loan-to-value ratios or, with respect to Residential Loans secured by a junior lien, the combined loan-to-value ratios at origination, (viii) the Interest Rates or range of Interest Rates borne by the Residential Loans or residential loans underlying the Agency Securities, (ix) the geographical distribution of the Residential Properties on a state-by-state basis, (x) the fixed Security Interest Rate, or the initial Security Interest Rate in the case of a Series or class of Securities with a variable or adjustable Security Interest Rate, (xi) the number and aggregate principal balance of Buydown Loans, if any, (xii) the Retained Interest, if any, (xiii) with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Interest Rate variations at the time of adjustments and over the lives of the ARM Loans, and (xiv) information as to the payment characteristics of the Residential Loans. If specific information respecting the Trust Fund Assets is not known to the Depositor at the time a Series of Securities is initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report made available at or before the issuance of such Securities, which information will be included in a report on Form 8-K which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed with the Commission within fifteen days after the initial issuance of such Securities. If Mortgage Loans are added to or deleted from a Trust Fund after the date of the related Prospectus Supplement, such addition or deletion will be noted in a report on Form 8-K.

     The Depositor will cause the Residential Loans comprising each Trust Fund (or Mortgage Securities evidencing interests therein) to be assigned to the Trustee for the benefit of the holders of the Certificates of the related Series. The Master Servicer will service the Residential Loans comprising any Trust Fund, either directly or through other servicing institutions (each, a 'Sub-Servicer'), pursuant to a Pooling and Servicing Agreement or Servicing Agreement among itself, the Depositor and the Trustee (each, a 'Servicing Agreement'), and will receive a fee for such services. See 'Residential Loan Program' and 'Description of the Securities.' With respect to Residential Loans serviced through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Servicing Agreement as if the Master Servicer alone were servicing such Residential Loans.

     The Depositor will assign the Residential Loans to the related Trustee on a non-recourse basis. Unless otherwise specified in the related Prospectus Supplement, the obligations of the Depositor with respect to the Residential Loans will be limited to certain representations and warranties made by it. See 'Description of the Securities--Assignment of Trust Fund Assets.' The obligations of the Master Servicer with respect to the Residential Loans will consist principally of its contractual servicing obligations under the related Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Sub-Servicers or Unaffiliated Sellers, or both, as more fully described herein under 'Residential Loan Program--Representations by Unaffiliated Sellers; Repurchases'; '--Sub-Servicing' and 'Description of the Certificates--Assignment of Trust Fund Assets') and, unless otherwise provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Residential Loans in amounts described herein under 'Description of the Certificates--Advances' or pursuant to the terms of any Mortgage Securities. Any obligation of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     The Depositor will cause the Agency Securities comprising each Trust Fund to be registered in the name of the Trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Agency Securities issued only in book-entry form, through the Federal Reserve System, in accordance with the procedures established by the issuer or guarantor for registration of such certificates with a member of the Federal Reserve System, and distributions on such securities to which the Trust Fund is entitled will be made directly to the Trustee. The Trustee will administer the Trust Fund Assets comprising any Trust Fund including Agency Securities pursuant to a Trust Agreement between the Depositor and the Trustee, and will receive a fee for such service. The Agency Securities and any moneys attributable to distributions on such Agency Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Trustee or any person claiming through it. The Trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any Trust Fund to any person, except to a successor trustee, to the Depositor or the Securityholders to the extent they are entitled thereto or to such other persons as may be specified in the related Prospectus Supplement and except for its power and authority to invest assets of the Trust Fund in Permitted Instruments (as hereinafter defined) in compliance with the Trust Agreement. The Trustee will have no responsibility for distributions on the Securities, other than to pass through all distributions received with respect to the Agency Securities to the holders of the related Securities without deduction, other than for any applicable trust administration fee payable to the Trustee, certain expenses of the Trustee, if any, in connection with legal actions relating to the Agency Securities, any applicable withholding tax required to be withheld by the Trustee and as otherwise described in the related Prospectus Supplement.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Trust Fund Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Trust Fund Assets, (iii) to establish any Reserve Funds or other funds described in the related Prospectus Supplement and (iv) to pay costs of structuring, guaranteeing and issuing such Securities, including the costs of obtaining credit support, if any. If so specified in the related Prospectus Supplement, the purchase of the Trust Fund Assets for a Series may be effected by an exchange of Securities with the seller of such Trust Fund Assets.

                              YIELD CONSIDERATIONS

     Unless otherwise specified in the related Prospectus Supplement, each monthly or other periodic interest payment on a Trust Fund Asset is calculated as one-twelfth of the applicable interest rate multiplied by the unpaid principal balance thereof. The amount of such interest payment distributed (or accrued in the case of Accrual Securities) to Securityholders (other than holders of Strip Securities) with respect to each Trust Fund Asset will be similarly calculated for the applicable period, based on the applicable Security Interest Rate. In the case of Strip Securities, except as otherwise described in the related Prospectus Supplement, such distributions of Stripped Interest will be made in the manner and amount described in the related Prospectus Supplement. The Securities of each Series may bear a fixed, variable or adjustable Security Interest Rate.

     The effective yield to Securityholders will be below the yield otherwise produced by the applicable Security Interest Rate (or as to a Strip Security, the distributions of interest thereon ('Stripped Interest')) and purchase price paid by the investors, because while interest will accrue on each Trust Fund Asset from the first day of each month (unless otherwise provided in the related Prospectus Supplement), the distribution of such interest (or the accrual thereof in the case of Accrual Securities) will not be made until the Distribution Date occurring in the month or other periodic interval (as specified in the related Prospectus Supplement) following the month or other period of accrual in the case of Residential Loans, and in later months in the case of Agency Securities and in the case of a Series of Securities having Distribution Dates occurring at intervals less frequently than monthly.

     Unless otherwise provided in the related Prospectus Supplement, when a full prepayment is made on a Residential Loan, the borrower is charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, instead of for a full month and accordingly, the effect of such prepayments is to reduce the aggregate amount of interest collected that is available for distribution to Securityholders. However, if so provided in the related Prospectus Supplement, certain of the Residential Loans may contain provisions limiting prepayments thereof or requiring the payment of a prepayment penalty upon prepayment in full or in part. Unless otherwise provided in the Prospectus Supplement, the prepayment penalty collected with respect to the Residential Loans will be applied to offset such shortfalls in interest collections on the related Distribution Date. Holders of Agency Securities are entitled to a full month's interest in connection with prepayments in full of the underlying residential loans. Unless otherwise specified in the related Prospectus Supplement, partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. Unless provided otherwise in the related Prospectus Supplement, neither the Trustee, the Master Servicer nor the Depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to Securityholders on the related Distribution Date. Unless otherwise provided in the related Prospectus Supplement, a 'Prepayment Period' in respect of any Distribution Date will commence in the case of Distribution Dates that occur monthly, on the first day of the preceding calendar month and, in the case of Distribution Dates that occur less frequently than monthly, on the first day of the month in which the immediately preceding Distribution Date occurred (or, with respect to the first Prepayment Period, the Cut-off Date) and will end in both cases on the last day of the preceding calendar month. See 'Maturity and Prepayment Considerations' and 'Description of the Securities.'

     Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgaged Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgaged Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Mortgaged Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Mortgaged Loans and not yet reimbursed, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Residential Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Residential Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Residential Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Trustee or Master Servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the Certificates.

     The Prospectus Supplement for each Series of Securities may set forth additional information regarding yield considerations.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The original terms to maturity of the Trust Fund Assets in a given Trust Fund may vary depending upon the type of Residential Loans or the residential loans underlying the Agency Securities included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Trust Fund Assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the Residential Loans or residential loans underlying the Agency Securities may be prepaid in full or in part at any time without penalty. The prepayment experience on the Residential Loans or residential loans underlying the Agency Securities will affect the life of the related Securities. The average life of a Security refers to the average amount of time that will elapse from the date of issuance of a Security until the principal amount of such Security has been reduced to zero. The average life of the Securities will be affected by, among other things, the rate at which principal on the related Residential Loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the Residential Loans are received, the actual average life of the Securities may be significantly shorter than would otherwise be the case. As to any Series of Securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related Residential Loans will be paid in full prior to stated maturity.

     Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain Series of Securities comprised of more than one class, or as to other types of Series where applicable, the Prospectus Supplement will describe the prepayment standard or model used in connection with the offering of such Series and, if applicable, will contain tables setting forth the projected weighted average life of the Securities of such Series and the percentage of the initial Security Principal Balance that would be outstanding on specified Distribution Dates based on the assumptions stated in the Prospectus Supplement, including assumptions that prepayments on the related Residential Loans or residential loans underlying the Agency Securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the Prospectus Supplement.

     It is unlikely that prepayment of the Trust Fund Assets will conform to any model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, market interest rates and the availability of funds, the existence of lockout provisions and prepayment penalties, the inclusion of delinquent, non-performing or sub-performing Residential Loans in the Trust Fund Assets, the relative tax benefits associated with the ownership of property and, in the case of Multifamily Loans, the quality of management of the property. The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Trust Fund Assets, such Trust Fund Assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by such Trust Fund Assets.

     Other factors that might be expected to affect the prepayment rate of Securities backed by junior lien mortgage loans or Home Improvement Contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on such Residential Loans.

     In addition, acceleration of payments on the Residential Loans or residential loans underlying the Agency Securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. Unless otherwise provided in the related Prospectus Supplement, all Residential Loans, except for FHA Loans and VA Loans, will contain 'due-on-sale' provisions permitting the lender to accelerate the maturity of the Residential Loan upon sale or certain transfers by the borrower with respect to the underlying Residential Property. Conventional residential loans that underlie FHLMC Certificates and FNMA Certificates may contain, and in certain cases must contain, 'due-on-sale' clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA Loans and VA Loans and all residential loans underlying GNMA Certificates contain no such clause and may be assumed by the purchaser of the property. In addition, Multifamily Loans may contain 'due-on-encumbrance' clauses permitting the lender to accelerate the maturity of the Multifamily Loan upon further encumbrance by the borrower of the underlying Residential Property. In general, where a 'due-on-sale' or 'due-on-encumbrance' clause is contained in a conventional residential loan under a FHLMC or the FNMA program, the lender's right to accelerate the maturity of the residential loan upon transfer or further encumbrance of the property must be exercised, so long as such acceleration is permitted under applicable law.

     With respect to a Series of Securities evidencing interests in a Trust Fund including Residential Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying Residential Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See 'Description of the Securities--Collection and Other Servicing Procedures' and 'Certain Legal Aspects of Residential Loans--Enforceability of Certain Provisions' and 'Prepayment Charges and Prepayments' for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Residential Loans. See also 'Description of the Securities--Termination' for a description of the possible early termination of any Series of Securities. See also 'Residential Loan Program--Representations by Unaffiliated Sellers; Repurchases' and 'Description of the Securities--Assignment of Trust Fund Assets' for a description of the obligation of the Unaffiliated Sellers, the Master Servicer and the Depositor to repurchase Residential Loans under certain circumstances.

     With respect to a Series of Securities evidencing interests in a Trust Fund including Agency Securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related Agency Securities of any right to repurchase the underlying residential loans. The Prospectus Supplement relating to each Series of Securities will describe the circumstances and the manner in which such optional repurchase right, if any, may be exercised.

     In addition, certain Mortgage Securities included in the Trust Fund may be backed by underlying Residential Loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related Securities will, to a certain extent, depend on the interest rates on such underlying Residential Loans.

     The Prospectus Supplement for each Series of Securities may set forth additional information regarding related maturity and prepayment considerations.

                                 THE DEPOSITOR

     PaineWebber Mortgage Acceptance Corporation IV, the Depositor, is a Delaware corporation organized on April 23, 1987, as a wholly-owned limited purpose finance subsidiary of PaineWebber Group Inc. The Depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York. Its telephone number is (212) 713-2000.

     The Depositor does not have, nor is it expected in the future to have, any significant assets. It is not expected that the Depositor will have any business operations other than acquiring and pooling residential loans and agency securities, offering Certificates of the type described herein or other mortgage- or asset-related securities, and related activities.

     Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.

                            RESIDENTIAL LOAN PROGRAM

     The Residential Loans will have been purchased by the Depositor, either directly or through affiliates, from sellers. Unless otherwise specified in the related Prospectus Supplement, all Residential Loans will have been originated in general accordance with the criteria specified below. The underwriting standards applicable to Residential Loans underlying Mortgage Securities may vary substantially from the underwriting standards set forth below.

UNDERWRITING STANDARDS

     Unless otherwise specified in the related Prospectus Supplement, each seller will represent and warrant that all Residential Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in general accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Residential Loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Residential Property as collateral. In general, a prospective borrower applying for a Residential Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. Unless otherwise specified in the related Prospectus Supplement, a verification of the borrower's income will be obtained from an independent source and, as part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. Unless otherwise specified in the related Prospectus Supplement, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand, savings or brokerage accounts.

     In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios, or combined-loan-to-value ratios, as applicable, or other favorable and compensating credit factors exist.

     The underwriting guidelines with respect to some Unaffiliated Sellers' loan programs may be less stringent than those of FNMA or FHLMC, primarily in that they generally may permit the borrower to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the guidelines of FNMA or FHLMC. These underwriting guidelines are intended to provide for the origination of single family mortgage loans for non-conforming credits. A mortgage loan made to a 'non-conforming credit' means a mortgage loan that is ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics that do not meet FNMA or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines or a borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies. Accordingly, Mortgage Loans underwritten pursuant to these guidelines are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines.

QUALIFICATIONS OF UNAFFILIATED SELLERS

     Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller will be required to satisfy the qualifications set forth herein. Each Unaffiliated Seller must be an institution experienced in originating and servicing the types of residential loans sold by it for inclusion in a Trust Fund in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller must be a seller/servicer approved by either FNMA or FHLMC, and must be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Bank Insurance Fund ('BIF') or Savings Association Insurance Fund ('SAIF') of the Federal Deposit Insurance Corporation (the 'FDIC'). In addition, each Unaffiliated Seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the Depositor.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

     Each Unaffiliated Seller will have made representations and warranties in respect of the Residential Loans sold by such Unaffiliated Seller. Unless otherwise provided in the related Prospectus Supplement, such representations and warranties include, among other things: (i) that title insurance (or in the case of Residential Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any FHA insurance, VA guarantee and any required hazard and primary credit insurance was effective at the origination of each Residential Loan, and that each policy (or certificate of title) remained in effect on the date of purchase of the Residential Loan from the Unaffiliated Seller by or on behalf of the Depositor;
(ii) that the Unaffiliated Seller had good title to each such Residential Loan and such Residential Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a borrower; (iii) if the Trust Fund includes Mortgage Loans, that each Mortgage constituted a valid lien on the Mortgaged Property (subject only to permissible title insurance exceptions and Senior Liens, if any); (iv) if the Trust Fund includes Manufactured Housing Contracts, each Manufactured Housing Contract creates a valid, subsisting and enforceable first priority security interest in the Manufactured Home covered thereby; (v) that the Residential Property was free from damage and was in good repair; (vi) that there were no delinquent tax or assessment liens against the Residential Property; (vii) that each Residential Loan was current as to all required payments; and (viii) that each Residential Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a Residential Loan may have been made as of the date on which such Unaffiliated Seller sold the Residential Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Securities evidencing an interest in such Residential Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Residential Loan by such Unaffiliated Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation occurs after the date of such sale to or on behalf of the Depositor.

     The only representations and warranties, if any, to be made for the benefit of holders of Securities in respect of any Residential Loan relating to the period commencing on the date of sale of such Residential Loan to the Depositor or its affiliates will be certain limited representations of the Depositor and of the Master Servicer described below under 'Description of the Securities--Assignment of Trust Fund Assets.' If the Master Servicer is also an Unaffiliated Seller of Residential Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as an Unaffiliated Seller.

     The Master Servicer will promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a Residential Loan which materially and adversely affects the interests of the Securityholders in such Residential Loan. If such Unaffiliated Seller cannot cure such breach within 60 days (or such other time period set forth in the related Prospectus Supplement) from the date on which the Unaffiliated Seller was notified of such breach, then such Unaffiliated Seller will be obligated to repurchase such Residential Loan from the Trustee within 90 days (or such other time period set forth in the related Prospectus Supplement) from the date on which the Unaffiliated Seller was notified of such breach, at the Purchase Price therefor. As to any Residential Loan, unless otherwise specified in the related Prospectus Supplement, the 'Purchase Price' is equal to the sum of (i) the unpaid principal balance thereof, (ii) unpaid accrued interest on the Stated Principal Balance (as defined below) from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the Net Mortgage Rate minus the rate at which the Sub-Servicer's servicing fee is calculated if the Sub-Servicer is the purchaser,
(iii) any unpaid servicing fees and certain unreimbursed servicing expenses payable or reimbursable to the Master Servicer with respect to such Residential Loan, (iv) any unpaid Retained Interest with respect to such Residential Loan,
(v) any Realized Losses incurred with respect to such Residential Loan, as described below under 'Description of the Certificates--Subordination,' and (vi) if applicable, any expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to a purchase obligation. If so provided in the related Prospectus Supplement, an Unaffiliated Seller, rather than repurchase a Residential Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of the related Series of Securities, to cause the removal of such Residential Loan from the Trust Fund and substitute in its place one or more other Residential Loans, in accordance with the standards described in the related Prospectus Supplement. The Master Servicer or the Trustee, unless otherwise specified in the related Prospectus Supplement, will be required under the applicable Servicing Agreement to use its best efforts to enforce such obligations of the Unaffiliated Seller for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Residential Loan. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by an Unaffiliated Seller. For each Series with respect to which a REMIC election is to be made, unless the related Prospectus Supplement provides otherwise, the Master Servicer will be obligated to pay any prohibited transaction tax which may arise in connection with such repurchase or substitution. See 'Description of the Certificates--General.'

     The 'Stated Principal Balance' of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts, including advances by the Master Servicer, allocable to principal that are distributed to Securityholders on or before the date of determination, and as further reduced to the extent that any Realized Loss (as hereinafter defined) thereon has been (or, if it had not been covered by any form of credit support, would have been) allocated to one or more class of Securities on or before the date of determination.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is an Unaffiliated Seller) will be obligated to purchase or substitute for a Residential Loan if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that Unaffiliated Sellers will carry out such obligations with respect to

Residential Loans. To the extent that a breach of the representations and warranties of an Unaffiliated Seller also constitutes a breach of a representation made by the Depositor, the Depositor may have a repurchase or substitution obligation as described below under 'Description of the Securities--Assignment of Trust Fund Assets.' Any Residential Loan that is not repurchased or substituted for shall remain in the related Trust Fund and any losses thereon shall be borne by Securityholders, to the extent not covered by credit enhancement.

SUB-SERVICING

     Any Master Servicer may delegate its servicing obligations in respect of a Residential Loan to Sub-Servicers pursuant to a sub-servicing agreement (a 'Sub-Servicing Agreement'), which will be consistent with the terms of the Servicing Agreement relating to the Trust Fund that includes such Residential Loan. Although each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Pooling and Servicing Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

     With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain primarily liable for such obligations under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of residential loans, including collecting payments from borrowers and remitting such collections to the Master Servicer; maintaining FHA insurance, any VA guarantee, and primary hazard and credit insurance as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by the borrower pursuant to the Residential Loan; processing assumptions or substitutions, although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer generally is required to exercise due-on-sale and due-on-encumbrance clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; effecting foreclosures or repossessions; inspecting and managing Residential Properties under certain circumstances; and maintaining accounting records relating to the Residential Loans. The Master Servicer will be responsible for filing and settling claims in respect of Residential Loans in a particular Trust Fund under any applicable pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See 'Description of Credit Support.' To the extent specified in the related Prospectus Supplement, a Sub-Servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on Residential Loans, as described more fully under 'Description of the Securities--Payments on Residential Loans' and '--Deposits to Certificate Account,' and in respect of certain taxes and insurance premiums not paid on a timely basis by borrowers.

     As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the related Residential Loan payment has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation late charges provided in the Mortgage Note, Cooperative Note or Manufactured Housing Contract or related instruments. If so provided in the related Prospectus Supplement, a Sub-Servicer may be entitled to any prepayment penalties and a Retained Interest in certain Residential Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling and Servicing Agreement. See 'Description of the Securities--Retained Interest, Administration Compensation and Payment of Expenses.'

     Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Unless otherwise provided in the related Prospectus Supplement, each Sub-Servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

                         DESCRIPTION OF THE SECURITIES

     The Certificates of each Series evidencing interests in a Trust Fund including Residential Loans will be issued pursuant to a separate Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee and the Securities of each Series evidencing interests in a Trust Fund including Agency Securities will be issued pursuant to a separate Trust Agreement ('Trust Agreement') between the Depositor and the Trustee. Each Series of Notes (or, in certain instances, two or more Series of Notes) will be issued pursuant to an Indenture between the related Issuer and the Trustee. The related Trust Fund will be created pursuant to an Owner Trust Agreement (the 'Owner Trust Agreement'; an Owner Trust Agreement, Pooling and Servicing Agreement, Servicing Agreement, Indenture, an 'Agreement') between the Depositor and the Owner Trustee. As to each Series of Notes where the Issuer is an Owner Trust, the ownership of the Trust Fund will be evidenced by certificates (the 'Equity Certificates') issued under the Owner Trust Agreement, which, unless otherwise specified in the Prospectus Supplement, are not offered thereby. Forms of each of the Agreements are filed as exhibits to the Registration Statement of which this Prospectus is a part. The Agreement relating to each Series of Securities will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities and a copy thereof will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement (the 'Corporate Trust Office'). The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the related Prospectus Supplement.

GENERAL

     The Certificates of each Series (including any class of Certificates not offered hereby) will be issued in fully registered form only and will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Unless otherwise specified in the related Prospectus Supplement, each Series of Notes covered by a particular Indenture will evidence indebtedness of a separate Trust Fund created pursuant to the related Owner Trust Agreement. As to each Series, the Securities will be issued in authorized denominations evidencing a portion of all of the Securities of such Series (a 'Percentage Interest'), as set forth in the related Prospectus Supplement. Each Trust Fund will consist of (i) such Residential Loans (including any Mortgage Securities) or Agency Securities (exclusive of any portion of interest payments relating thereto retained by the Depositor, any of its affiliates or its predecessor in interest (the 'Retained Interest') and exclusive of principal and interest due on or before the Cut-off Date) as from time to time are subject to the Agreement; (ii) such funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of Securityholders; (iii) with respect to Trust Funds that include Residential Loans, (a) property acquired by foreclosure or deed in lieu of foreclosure of Mortgage Loans on behalf of the Securityholders, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession; (b) any Primary Credit Insurance Policies and Primary Hazard Insurance Policies (as defined under 'Description of Primary Insurance Coverage'); (c) any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support (as defined under 'Description of Credit Support'); and (d) the rights of the Trustee to any cash advance reserve fund or surety bond as described under 'Advances'; (iv) if specified in the related Prospectus Supplement, the Reserve Fund and (v) any other assets as described in the related Prospectus Supplement. The Securities will be transferable and exchangeable for Securities of the same class and Series in authorized denominations at the Corporate Trust Office. No service charge will be made for any registration of exchange or transfer of Securities on the Certificate Register maintained by the Certificate Registrar, but the Depositor may require payment of a sum sufficient to cover any tax or other governmental charge.

     Each Series of Securities may consist of either (i) a single class of Securities; (ii) two or more classes of Securities, one or more classes of which ('Senior Securities') will be senior in right of payment to one or more of the other classes ('Subordinate Securities') to the extent described in the related Prospectus Supplement (any such Series, a 'Senior/Subordinate Series'); (iii) two or more classes of Securities, one or more classes of which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions ('Strip Securities'); (iv) two or more classes of Securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Securities ('Accrual Securities') with respect to which accrued interest will not be distributed but rather will be added to the Security Principal Balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) other types of classes of Securities, as described in the related Prospectus Supplement. Credit support for each Series of Securities evidencing interests in a Trust Fund that includes Residential Loans will be provided by a Pool Insurance Policy, a special hazard insurance policy, a Bankruptcy Bond, a letter of credit, a Reserve Fund or a similar credit support instrument as described under 'Description of Credit Support,' by the subordination of one or more classes of Securities as described under 'Description of the Securities--Subordination,' or by any combination of the foregoing.

     Each class of Securities (other than certain Strip Securities) will have a Security Principal Balance and, unless otherwise provided in the related Prospectus Supplement, will be entitled to payments of interest thereon based on a specified Security Interest Rate. See 'Principal and Interest on the Securities' below. The Security Interest Rates of the various classes of Securities of each Series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a Trust Fund; however, the weighted average of the Security Interest Rates on the Securities based on their respective Security Principal Balances will not exceed the lowest Net Interest Rate. The specific percentage ownership interests of each class of Securities and the minimum denomination per Security will be set forth in the related Prospectus Supplement. As to any Mortgage Loan, the 'Net Interest Rate' is equal to the Interest Rate minus the sum of the Administration Fee Rate and the rate at which the Retained Interest, if any is calculated (the 'Retained Interest Rate').

     If so provided in the related Prospectus Supplement relating to a Series of Certificates, one or more elections may be made to treat the related Trust Fund, or designated portions thereof, as a 'real estate mortgage investment conduit' (a 'REMIC') as defined in the Code. If such an election is made with respect to a Series, one of the classes will be designated as evidencing all 'residual interests' in the related REMIC as defined under the Code. All other classes of Securities in such a Series will constitute 'regular interests' in the related REMIC as defined in the Code. As to each Series, all of the Securities of each class offered hereby will be rated in one of the four highest rating categories by one or more Rating Agencies. As to each Series of Certificates as to which a REMIC election is to be made, the Trustee or the Master Servicer, if any, will be obligated to take all actions required in order to comply with applicable laws and regulations and, unless otherwise specified in the related Prospectus Supplement, will be obligated to pay any prohibited transaction taxes or contribution taxes arising out of a breach of its obligations with respect to such compliance without any right of reimbursement therefor from the Trust Fund or from any Certificateholder. Unless otherwise provided in the related Prospectus Supplement, a prohibited transaction tax or contribution tax resulting from any other cause will be charged against the related Trust Fund, resulting in a reduction in amounts otherwise distributable to Certificateholders. See 'Certain Federal Income Tax Consequences--REMICs--Taxes that may be Imposed on the REMIC Pool--Prohibited Transactions.'

ASSIGNMENT OF TRUST FUND ASSETS

     At the time of issuance of each Series of Securities, the Depositor will cause the assets comprising the related Trust Fund or Mortgage Securities being included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor with respect to the Trust Fund Assets after the applicable Cut-off Date, other than principal and interest due on or before the applicable Cut-off Date and other than any Retained Interest. The Residential Loan or Agency Security documents described below will be delivered to the Trustee (or to the custodian hereinafter referred to). The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Trust Fund Assets. Each Trust Fund Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include, among other things, information as to the outstanding principal balance of each Trust Fund Asset after application of payments due on or before the Cut-off Date, the maturity of the Mortgage Note, Cooperative Note, Manufactured Housing Contract or Agency Securities, the Net Interest Rate, any Retained Interest, with respect to a Series of Securities evidencing interests in a Trust Fund including Agency Securities, the pass-through rate on the Agency Securities, and with respect to a Series of Securities evidencing interests in Residential Loans, information respecting the Interest Rate, the current scheduled payment of principal and interest, the original Loan-to-Value Ratio and certain other information.

MORTGAGE LOANS AND MULTIFAMILY LOANS

     The Depositor will, as to each Mortgage Loan (other than Mortgage Loans underlying any Mortgage Securities) and Multifamily Loan, deliver or cause to be delivered to the Trustee (or to the custodian) the mortgage file for each Mortgage Loan, containing legal documents relating to such Mortgage Loan, including the Mortgage Note endorsed without recourse to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of such Mortgage submitted for recording) and an assignment in recordable form of the Mortgage to the Trustee. Unless otherwise provided in the related Prospectus Supplement, the Depositor will promptly cause the assignment of each related Mortgage Loan and Multifamily Loan to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan or Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

HOME EQUITY LOANS AND HOME IMPROVEMENT CONTRACTS

     Unless otherwise provided in the related Prospectus Supplement, the Depositor will, as to each Home Equity Loan and Home Improvement Contract, deliver or cause to be delivered to the Trustee (or to the custodian) the note endorsed to the order of the Trustee, with respect to Home Equity Loans and secured Home Improvement Contracts, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of such Mortgage submitted for recording) and, with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the Mortgage to the Trustee. Unless otherwise provided in the related Prospectus Supplement, the Depositor will promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Home Equity Loan or Home Improvement Contract. With respect to unsecured Home Improvement Contracts, the Depositor or Unaffiliated Seller, under the related Agreement, will transfer physical possession of the Home Improvement Contracts to the Trustee or a designated custodian or, in the case of an Unaffiliated Seller, may retain possession of the Home Improvement Contracts as custodian for the Trustee. In addition, the Depositor will cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Home Improvement Contracts. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the Depositor, as the case may be, to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

COOPERATIVE LOANS

     The Depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the Trustee (or to the custodian) the related Cooperative Note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related stock powers endorsed in blank, and a copy of the original filed financing statement together with an assignment thereof to the Trustee in a form sufficient for filing. The Depositor will promptly cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the Trustee, such filing is not required to protect the Trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Cooperative Loan.

MANUFACTURED HOUSING CONTRACTS

     Unless otherwise provided in the related Prospectus Supplement, the Depositor will, as to each Manufactured Housing Contract, deliver or cause to be delivered to the Trustee (or to the custodian) the original Manufactured Housing Contract endorsed to the order of the Trustee and copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the Manufactured Home securing each Manufactured Housing Contract, together with a blanket assignment to the Trustee of the Manufactured Housing Contracts in the related Trust Fund and such documents and instruments. Unless otherwise provided in the related Prospectus Supplement, in order to give notice of the right, title and interest of the Securityholders to the Manufactured Housing Contracts, the Depositor will cause to be executed and delivered to the Trustee a UCC-1 financing statement identifying the Trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the Trust Fund.

AGENCY SECURITIES

     Agency Securities will be registered in the name of the Trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Agency Securities issued only in book-entry form, through the Federal Reserve System, in accordance with the procedures established by the issuer or guarantor for registration of such certificates with a member of the Federal Reserve System, and distributions on such securities to which the Trust Fund is entitled will be made directly to the Trustee.

REVIEW OF RESIDENTIAL LOANS

     The Trustee (or the custodian) will review the Residential Loan documents within 45 days (or such other period specified in the Prospectus Supplement) after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect within 90 days (or such other period specified in the Prospectus Supplement) after receipt of such notice, the Unaffiliated Seller will be obligated to repurchase the related Residential Loan from the Trustee at the Purchase Price or, in certain cases, substitute for such Residential Loan. There can be no assurance that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. Although the Master Servicer or Trustee is obligated to enforce such obligation to the extent described above under 'Residential Loan Program-- Representations by Unaffiliated Sellers; Repurchases', neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Residential Loan if the Unaffiliated Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation, if applicable, constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the Residential Loans as agent of the Trustee.

     Unless otherwise provided in the related Prospectus Supplement, with respect to Residential Loans, except as to Mortgage Loans underlying any Mortgage Securities, in a Trust Fund, the Depositor will make representations and warranties as to the types and geographical distribution of such Residential Loans and as to the accuracy in all material respects of certain identifying information furnished to the Trustee in respect of each such Residential Loan (e.g., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Interest Rate and maturity). In addition, unless otherwise provided in the related Prospectus Supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Securities, no Residential Loan was currently more than 30 days delinquent as to payment of principal and interest and no Residential Loan was 30 days or more delinquent more than once during the previous 12 months. Upon a breach of any such representation of the Depositor that materially and adversely affects the interests of the Securityholders in a Residential Loan, the Depositor will be obligated either to cure the breach in all material respects, repurchase the Residential Loan at the Purchase Price or, if provided in the related Prospectus Supplement, substitute for such Residential Loan.

     With respect to any Series of Securities evidencing interests in a Trust Fund including Residential Loans as to which credit support is provided by means of a pool insurance policy, in addition to making the representations and warranties described above, the Depositor or the Unaffiliated Seller will, to the extent required by the Rating Agency or Agencies, represent and warrant to the Trustee for such Series of Securities that no action, inaction or event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the Securities that has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary credit insurance policy, pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay (such representation being referred to herein as the 'insurability representation'). See 'Description of Primary Insurance Coverage' and 'Description of Credit Support' herein and in the related Prospectus Supplement for information regarding the extent of coverage under the aforementioned insurance policies. As described in the related Prospectus Supplement, upon a breach of the insurability representation that materially and adversely affects the interests of the Securityholders in a Residential Loan, the Depositor or the Unaffiliated Seller may be obligated either to cure the breach in all material respects or to purchase such Residential Loan at the Purchase Price, subject to the limitations specified in the related Prospectus Supplement. The related Prospectus Supplement may provide that the performance of the Depositor of its obligation to repurchase Residential Loans following a breach of its insurability representation will be ensured in the manner specified therein.

     The related Prospectus Supplement may provide that, the obligation to repurchase or, other than with respect to the insurability representation, if applicable, to substitute Residential Loans as described above constitutes the sole remedy available to the Securityholders or the Trustee for any breach of the Depositor's representations.

     The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Pooling and Servicing Agreement. Upon the occurrence of an Event of Default under the related Pooling and Servicing Agreement for which the Master Servicer is responsible, the Master Servicer will be obligated to remedy such Event of Default within the time period set forth in the related Pooling and Servicing Agreement or be subject to termination pursuant thereto. See 'Description of the Securities--Events of Default' and '--Rights Upon Event of Default' herein.

DEPOSITS TO THE TRUST ACCOUNT

     The Master Servicer or the Trustee shall, as to each Trust Fund, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related Trust Fund Assets, which must either be (i) maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each Rating Agency rating the Securities of such Series at the time any amounts are held on deposit therein or (ii) maintained with a federal or state chartered depository institution, the deposits in which are insured by the BIF or the SAIF (to the limits established by the FDIC) and any uninsured deposits in which are otherwise secured such that the Securityholders have a claim with respect to the funds in the Trust Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Trust Account is maintained. The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments ('Permitted Instruments'). A Trust Account may be maintained as an interest bearing or non-interest bearing account, or the funds held therein may be invested pending the distribution on each succeeding Distribution Date in Permitted Instruments. Unless otherwise provided in the related Prospectus Supplement, the Trustee or the Master Servicer will be entitled to receive any such interest or other income earned on funds in the Trust Account as additional compensation for administration of the Trust Fund Assets. In respect of any Series of Securities having Distribution Dates occurring less frequently than monthly, the Master Servicer may obtain from an obligor named in the related Prospectus Supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account. If permitted by each Rating Agency rating the Securities of such Series, a Trust Account may contain funds relating to more than one Series of Securities.

     In the event that a Sub-Servicer is servicing one or more Residential Loans in a Trust Fund, the Sub-Servicer will establish and maintain a separate account or accounts (a 'Sub-Servicing Account'), which may be interest bearing or non-interest bearing and which shall comply with the standards for Trust Accounts set forth above, and which is otherwise acceptable to the Master Servicer. The Sub-Servicer is required to credit to the related Sub-Servicing Account on a daily basis the amount of all proceeds of Residential Loans received by the Sub-Servicer, less its servicing compensation, its Retained Interest, if any, and unreimbursed expenses and advances to which it is entitled pursuant to the related Sub-Servicing Agreement. As specified in the related Prospectus Supplement, the Sub-Servicer shall remit to the Master Servicer all funds held in the Sub-Servicing Account with respect to each Residential Loan and any amount required to be advanced pursuant to the related Sub-Servicing Agreement on a monthly basis.

PRE-FUNDING ACCOUNT

     If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit the Pre-Funded Amount on the related Closing Date. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three months after the Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

PAYMENTS ON RESIDENTIAL LOANS

     The Master Servicer will deposit or cause to be deposited in the Trust Account for each Trust Fund including Residential Loans as and when received (or, in the case of Advances on or before the applicable Distribution Date), unless otherwise provided in the related Agreement, the following payments and collections received or made by or on behalf of the Master Servicer subsequent to the Cut-off Date (unless otherwise specified in the related Prospectus Supplement, other than payments due on or before the Cut-off Date and exclusive of any amounts representing a Retained Interest):

          (i) all payments on account of principal, including principal prepayments, on the Residential Loans;

          (ii) all payments on account of interest on the Residential Loans, exclusive of any portion thereof representing interest in excess of the Net Interest Rate (unless such excess amount is required to be deposited pursuant to the related Agreement) and, if provided in the related Prospectus Supplement, prepayment penalties;

          (iii) all proceeds of any Primary Hazard Insurance Policies and any special hazard insurance policy (to the extent such proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy (as hereinafter defined) (collectively, 'Insurance Proceeds'), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies, and all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted Residential Loans included in the related Trust Fund ('Liquidation Proceeds'), together with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of Securityholders by deed in lieu of foreclosure or repossession;

          (iv) any Advances made as described below under 'Advances';

          (v) all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under 'Subordination';

          (vi) all proceeds of any Residential Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Unaffiliated Seller as described under 'Residential Loan Program-- Representations by Unaffiliated Sellers; Repurchases' and 'Description of the Certificates--Assignment of Trust Fund Assets' above, exclusive of the Retained Interest, if any, in respect of such Residential Loan, and all proceeds of any Residential Loan repurchased as described under 'Termination' below;

          (vii) all payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under 'Description of Primary Insurance Coverage--Primary Hazard Insurance Policies';

          (viii) any amount required to be deposited by the Trustee or the Master Servicer in connection with losses realized on investments of funds held in the Trust Account;

          (ix) any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract;

          (x) any distributions received on any Mortgage Securities included in the related Trust Fund; and

          (xi) any other amount required to be deposited in the Trust Account pursuant to the Agreement.

PAYMENTS ON AGENCY SECURITIES

     The Agency Securities included in a Trust Fund will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The Trustee will deposit or cause to be deposited into the Trust Account for each Trust Fund including Agency Securities as and when received, unless otherwise provided in the related Trust Agreement, all distributions received by the Trustee with respect to the related Agency Securities (other than payments due on or before the Cut-off Date and exclusive of any trust administration fee and amounts representing the Retained Interest, if any).

DISTRIBUTIONS

     Distributions of principal and interest on the Securities of each Series will be made by or on behalf of the Trustee or the Master Servicer on the dates (each, a 'Distribution Date') and at the intervals (which may be monthly, quarterly, semi-annual or other intervals) specified in the related Prospectus Supplement, to the persons in whose names the Securities are registered at the close of business on the record date ('Record Date') specified in the Prospectus Supplement. The amount of each distribution will be determined as of the close of business on each Determination Date specified in the related Prospectus Supplement. Distributions will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or the Master Servicer and holds Securities in any requisite amount specified in the related Prospectus Supplement, or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Security Registrar specified in the notice to Securityholders of such final distribution. Unless otherwise specified in the Prospectus Supplement, all distributions made to the holders of Securities of any Series on each Distribution Date will be made on a pro rata basis among the Securityholders of record on the next preceding Record Date (other than in respect of the final distribution), based on the aggregate Percentage Interest represented by their respective Securities.

FINAL DISTRIBUTION DATE

     With respect to any Series consisting of classes having sequential priorities for distributions of principal, the 'Final Distribution Date' for each such class of Securities is the latest Distribution Date on which the Security Principal Balance thereof is expected to be reduced to zero, based on certain assumptions, including the assumption that no prepayments or defaults occur with respect to the related Trust Fund Assets, as further or as otherwise specified in the related Prospectus Supplement. Since the rate of distribution of principal of any such class of Securities will depend upon, among other things, the rate of payment (including prepayments) of the principal of the Trust Fund Assets, the actual last Distribution Date for any class of Securities could occur significantly earlier than its Final Distribution Date. The rate of payments on the Trust Fund Assets for any Series of Securities will depend upon their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors, and no assurance can be given as to the actual prepayment experience of the Trust Fund Assets. See 'Maturity and Prepayment Considerations.' In addition, substantial losses on the Trust Fund Assets in a given period, even though within the limits of the protection afforded by the instruments described under 'Description of Credit Support,' or by the Subordinate Securities in the case of a

Senior/Subordinate Series, may cause the actual last Distribution Date of certain classes of Securities to occur after their Final Distribution Date.

SPECIAL DISTRIBUTIONS

     With respect to any Series of Securities with Distribution Dates occurring at intervals less frequently than monthly, the Securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related Prospectus Supplement. If applicable, the Master Servicer will be required to make or cause to be made special distributions allocable to principal and interest on Securities of a Series out of, and to the extent of, the amount available therefor in the related Trust Account, on the day specified in the related Prospectus Supplement, in the amount described below if, as a result of substantial payments of principal on the Trust Fund Assets, low rates then available for reinvestment of payments on such Trust Fund Assets, substantial Realized Losses or some combination thereof, and based on the assumptions specified in the related Agreement, it is determined that the amount anticipated to be on deposit in the Trust Account on the next Distribution Date or on some intervening date as provided in the related Prospectus Supplement, together with, if applicable, the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the Securities of such Series on such Distribution Date or such intervening date as may be provided in the related Prospectus Supplement. The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next Distribution Date from amounts then on deposit in the Trust Account. All special distributions will include interest at the applicable Trust Interest Rate on the amount of the special distribution allocable to principal to the date specified in the related Prospectus Supplement.

     All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the Securities on a Distribution Date. Special distributions of principal with respect to Securities of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the Master Servicer or Trustee prior to the special distribution date.

PRINCIPAL AND INTEREST ON THE SECURITIES

     Each class of Securities (other than certain classes of Strip Securities) may have a different Certificate Interest Rate, which may be a fixed, variable or adjustable Security Interest Rate. The related Prospectus Supplement will specify the Security Interest Rate for each class, or in the case of a variable or adjustable Security Interest Rate, the method for determining the Security Interest Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     As to each Series of Securities, with respect to each Distribution Date, interest accruing with respect to each Security (the 'Accrued Security Interest'), other than a Strip Security, will be equal to interest on the outstanding Security Principal Balance thereof immediately prior to the Distribution Date, at the applicable Security Interest Rate, for a period of time corresponding to the intervals between the Distribution Dates for such Series. As to each Strip Security, the Stripped Interest with respect to any Distribution Date will equal the amount described in the related Prospectus Supplement for the related period. Unless otherwise specified in the related Prospectus Supplement, the Accrued Security Interest on each Security of a Series will be reduced, in the event of shortfalls in collections of interest resulting from prepayments of Residential Loans that are not covered by payments by the Master Servicer out of its servicing fees or by application of prepayment penalties, with such shortfall allocated among all of the Securities of that Series in proportion to the respective amounts of Accrued Security Interest that would have been payable thereon absent such reductions and absent any delinquencies or losses. See 'Yield Considerations' and 'Maturity and Prepayment Considerations.' Unless otherwise provided in the related Prospectus Supplement, neither the Trustee, the Master Servicer nor the Depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. Unless otherwise specified in the related Prospectus Supplement, distributions of Accrued Certificate Interest that would otherwise be payable on any class of Accrual Securities of a Series will be added to the Security Principal Balance thereof on each Distribution Date until the Security Principal Balance of the Securities of all other classes of such Series having a Final Distribution Date prior to the Final Distribution Date of such class of Accrual Securities has been reduced to zero, and actual payments of interest on the Accrual Securities will be made thereafter. See 'Final Distribution Date.'

     Unless the related Prospectus Supplement provides otherwise, each Security will have a 'Security Principal Balance' that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Trust Fund Assets and other assets included in the related Trust Fund. With respect to each such Security, distributions generally will be applied to accrued and currently payable interest thereon, and thereafter to principal. The outstanding Security Principal Balance of a Security will be reduced to the extent of distributions in respect of principal thereon, and in the case of Securities evidencing interests in a Trust Fund that includes Residential Loans, by the amount of any Realized Losses, as defined below, allocated thereto.

     Unless the related Prospectus Supplement provides otherwise, the initial aggregate Security Principal Balance of all classes of Securities of a Series will equal the aggregate outstanding principal balance of the related Trust Fund Assets as of the applicable Cut-off Date. The initial aggregate Security Principal Balance of a Series and each class thereof will be specified in the related Prospectus Supplement. Alternatively, the initial Security Principal Balance for a Series of Securities may equal the initial aggregate 'Cash Flow Value' of the related Trust Fund Assets as the applicable Cut-off Date. The aggregate Cash Flow Value of the Trust Fund Assets will be the Security Principal Balance of the Certificates of such Series which, based on certain assumptions (including the assumption that no defaults occur on the Trust Fund Assets), can be supported by either the future scheduled payments on the Trust Fund Assets (with the interest thereon adjusted to the Net Interest Rate), or the proceeds of the prepayment of such Trust Fund Assets, together with reinvestment earnings thereon, if any, at the applicable Assumed Reinvestment Rate, and amounts available to be withdrawn from any Reserve Fund for such Series, as further or as otherwise specified in the Prospectus Supplement relating to a Series of Securities. The 'Assumed Reinvestment Rate' for a Series of Securities will be the highest rate permitted by the Rating Agency or Agencies, or a rate insured pursuant to a guaranteed investment contract or similar arrangement satisfactory to such Rating Agency or Agencies. If the Assumed Reinvestment Rate is so insured, the Prospectus Supplement relating to a Series of Securities will set forth the terms of such arrangement. The aggregate of the initial Cash Flow Values of the Trust Fund Assets included in the Trust Fund for a Series of Certificates will be at least equal to the aggregate Security Principal Balance of the Securities of such Series at the date of initial issuance thereof.

     With respect to any Series as to which the initial Security Principal Balance is calculated on the basis of Cash Flow Values of the Trust Fund Assets, the amount of principal distributed for such Series on each Distribution Date will generally be calculated on the basis of (i) the decline in the aggregate Cash Flow Values of the Trust Fund Assets during the related Due Period, calculated in the manner prescribed in the related Agreement, minus (ii) with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under 'Description of Credit Support,' the portion of the Cash Flow Value of the Trust Fund Assets corresponding to such Realized Loss; or as otherwise provided in the related Prospectus Supplement as to any such Series which is a Senior/Subordinate Series. Unless the related Prospectus Supplement provides otherwise, the 'Due Period' applicable to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or on the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, distributions in respect of principal will be made on each Distribution Date to the class or classes of Security entitled thereto until the Security Principal Balance of such class has been reduced to zero. In the case of a Series of Securities that include two or more classes of Securities, the timing, sequential order and amount of distributions (including distributions among multiple classes of Senior Securities or Subordinate Securities) in respect of principal on each such class shall be as provided in the related Prospectus Supplement. Distributions in respect of principal of any class of Securities will be made on a pro rata basis among all of the Securities of such class.

AVAILABLE DISTRIBUTION AMOUNT

     Unless otherwise specified in the related Prospectus Supplement, all distributions on the Certificates of each Series on each Distribution Date will be made from the following amounts (collectively, the 'Available Distribution Amount'):

          (i) the total amount of all cash on deposit in the related Trust Account as of the corresponding Determination Date exclusive of:

             (a) all monthly payments collected but due during a Due Period subsequent to the applicable Due Period;

             (b) all prepayments and any related prepayment penalties, and other unscheduled recoveries of principal and related payments of interest thereon, received subsequent to the related Prepayment Period; and

             (c) all other amounts in the Trust Account which are payable or reimbursable to the Depositor, the Master Servicer or the Trustee with respect to such Distribution Date;

          (ii) if so provided in the related Prospectus Supplement, any Advances made with respect to such Distribution Date;

          (iii) if so provided in the related Prospectus Supplement, any payments in respect of interest shortfalls resulting from principal prepayments;

          (iv) if so provided in the related Prospectus Supplement, all net income received in connection with the operation of any Residential Property acquired on behalf of the Securityholders through deed in lieu of foreclosure or repossession; and

          (v) if the related Prospectus Supplement so provides, interest or reinvestment income on amounts on deposit in the Trust Account (which may include income provided under a guaranteed investment contract).

     On each Distribution Date for a Series of Securities, the Trustee or the Master Servicer will withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount and distribute the same or cause the same to be distributed to the related Securityholders in the manner set forth herein and in the Prospectus Supplement.

SUBORDINATION

     A Senior/Subordinate Series will consist of one or more classes of Senior Securities and one or more classes of Subordinate Securities, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, only the Senior Securities will be offered hereby. Subordination of the Subordinate Securities of any Series will be effected by either of the two following methods, or by any other alternative method as may be described in the related Prospectus Supplement.

SHIFTING INTEREST SUBORDINATION

     With respect to any Series of Certificates as to which credit support is provided by shifting interest subordination, in the event of any Realized Losses on Residential Loans not in excess of the limitations described below, the rights of the Subordinate Certificateholders to receive distributions with respect to the Residential Loans will be subordinate to the rights of the Senior Certificateholders. With respect to any defaulted Residential Loan that is finally liquidated, through foreclosure sale, disposition of the related Residential Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, repossession, or otherwise, the amount of loss realized, if any (a 'Realized Loss'), will equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered (net of amounts reimbursable to the Master Servicer for related expenses). With respect to certain Residential Loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss.

     All Realized Losses will be allocated to the Subordinate Certificates of the related Series, until the Security Principal Balance of the Subordinate Certificates thereof has been reduced to zero. Any additional Realized Losses will be allocated to the Senior Certificates (or, if such Series includes more than one class of Senior Certificates, either on a pro rata basis among all of the Senior Certificates in proportion to their respective outstanding Certificate Principal Balances or as otherwise provided in the related Prospectus Supplement). With respect to certain Realized Losses resulting from physical damage to Residential Properties which are generally of the same type as are covered under a special hazard insurance policy ('Special Hazard Losses'), the amount thereof that may be allocated to the Subordinate Certificates of the related Series may be limited to an amount (the 'Special Hazard Subordination Amount') specified in the related Prospectus Supplement. See 'Description of Credit Support--Special Hazard Insurance Policies.' If so, any Special Hazard Losses in excess of the Special Hazard Subordination Amount will be allocated among all outstanding classes of Certificates of the related Series, either on a pro rata basis in proportion to their outstanding Certificate Principal Balances, regardless of whether any Subordinate Certificates remain outstanding, or as otherwise provided in the related Prospectus Supplement.

     Any allocation of a Realized Loss to a Certificate will be made by reducing the Security Principal Balance thereof as of the Distribution Date following the Prepayment Period in which such Realized Loss was incurred. If so provided in the related Prospectus Supplement, in the event of a Realized Loss, the Senior Certificateholders may be entitled to receive a distribution in respect of principal, to be paid from and to the extent of funds otherwise distributable to the Subordinate Certificateholders, equal to the amount, if any, by which (i) the then applicable Senior Percentage (as defined below) times the Scheduled Principal Balance (as defined below) of the related Residential Loan exceeds
(ii) the total amount of the related unscheduled recovery which is allocable to principal (the 'Unrecovered Senior Portion'). Payments to the Senior Certificateholders in respect of any Unrecovered Senior Portion on any Distribution Date will only be made with respect to Realized Losses incurred in connection with Residential Loans that were finally liquidated during the preceding Prepayment Period and will not be made as to any Special Hazard Losses in excess of the Special Hazard Subordination Amount, if applicable. As with any other distribution in respect of principal, any payment to the holders of Senior Certificates attributable to an Unrecovered Senior Portion will be applied to reduce the Security Principal Balance thereof. At any given time, the percentage corresponding to the ratio of the Security Principal Balance of the Senior Certificates to the Security Principal Balances of all of the Certificates is the 'Senior Percentage,' determined in the manner set forth in the related Prospectus Supplement. As specified in the related Prospectus Supplement, the 'Scheduled Principal Balance' of any Residential Loan as of any date of determination is equal to the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

     As set forth above, the rights of holders of the various classes of Certificates of any Series to receive distributions of principal and interest is determined by the aggregate Security Principal Balance of each such class. The Security Principal Balance of any Certificate will be reduced by all amounts previously distributed on such Certificate in respect of principal, and by any Realized Losses allocated thereto. However, to the extent so provided in the related Prospectus Supplement, holders of Senior Certificates may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances, which will have the effect (in the absence of offsetting losses) of accelerating the amortization of the Senior Certificates and increasing the respective percentage ownership interest evidenced by the Subordinate Certificates in the related Trust Fund (with a corresponding decrease in the Senior Percentage), as well as preserving the availability of the subordination provided by the Subordinate Certificates. In addition, as set forth above, Realized Losses will be first allocated to Subordinate Certificates by reduction of the Security Principal Balance thereof, which will have the effect of increasing the respective ownership interest evidenced by the Senior Certificates in the related Trust Fund. If there were no Realized Losses or prepayments of principal on any of the Residential Loans, the respective rights of the holders of Certificates of any Series to future distributions would not change.

CASH FLOW SUBORDINATION

     With respect to any Series of Securities as to which credit support is provided by cash flow subordination, in the event of losses on the Residential Loans not in excess of the Available Subordination Amount, the rights of the Subordinate Securityholders to receive distributions of principal and interest with respect to the Residential Loans will be subordinate to the rights of the Senior Securityholders. The 'Available Subordination Amount' at any time is equal to the difference between the then applicable Maximum Subordination Amount and the 'Cumulative Subordination Payments' at such time. At the time of any determination, Cumulative Subordination Payments equal the aggregate of amounts paid to the Senior Securityholders that, but for the subordination provisions, would otherwise have been payable to the Subordinate Securityholders. The Available Subordination Amount will decrease whenever amounts otherwise payable to the Subordinate Securityholders are paid to the Senior Securityholders (including amounts withdrawn from the Reserve Fund and paid to the Senior Securityholders), and will increase whenever there is distributed to the Subordinate Securityholders amounts in respect of which subordination payments have previously been paid to the Senior Securityholders (which will occur only when subordination payments in respect of delinquencies and certain other deficiencies have been recovered). The 'Maximum Subordination Amount' initially will equal a fixed percentage amount specified in the related Prospectus Supplement of the aggregate initial principal balance of the Residential Loans in the related Trust Fund, and will periodically be adjusted in accordance with a formula specified in the Prospectus Supplement.

     The protection afforded to the Senior Securityholders from the subordination provisions described herein will be effected both by the preferential right of the Senior Securityholders to receive current distributions from the Trust Fund (subject to the limitations described herein) and by the establishment and maintenance of a cash reserve fund (the 'Reserve Fund'). The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related Series of Securities (the 'Initial Deposit') and by deposits of amounts otherwise due on the Subordinate Securities to the extent set forth in the related Prospectus Supplement.

     Amounts in the Reserve Fund (other than earnings thereon) will be withdrawn for distribution to Senior Securityholders as may be necessary to make full distributions to such holders on a particular Distribution Date, as described above. If on any Distribution Date, after giving effect to the distributions to the Senior Securityholders on such date, the amount of the Reserve Fund exceeds the amount required to be held therein (the 'Specified Reserve Fund Balance'), such excess will be withdrawn and distributed in the manner specified in the related Prospectus Supplement.

     In the event the Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the Senior Securityholders will nevertheless have a preferential right to receive current distributions from the Trust Fund to the extent of the then Available Subordination Amount. However, under these circumstances, should current distributions be insufficient, the Senior Securityholders could suffer shortfalls of amounts due to them. The Senior Securityholders will bear their proportionate share of any losses realized on the Trust Fund in excess of the Available Subordination Amount.

     Amounts remaining in the Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the Senior Securityholders of such Series.

     Funds in the Reserve Fund may be invested as provided in the related Agreement in Permitted Instruments that mature according to a schedule set forth in the related Agreement. The earnings or losses on such investments will be applied in the manner described in the related Prospectus Supplement.

     The time necessary for the Reserve Fund to reach the Specified Reserve Fund Balance will be affected by the prepayment, foreclosure, and delinquency experience of the Residential Loans and therefore cannot accurately be predicted.

SUBORDINATION AND CASH FLOW VALUES

     In the event that the Security Principal Balances of the various classes of Securities comprising a Senior/Subordinate Series are based upon the Cash Flow Value of the Residential Loans, a shortfall in amounts distributable to Senior Securityholders on any Distribution Date will occur to the extent that the Senior Percentage of the decline in the Cash Flow Value of the Residential Loans during the related Deposit Period exceeds all collections and, if so provided in the related Prospectus Supplement, Advances in respect of the Residential Loans, minus Accrued Security Interest on the Security Principal Balances of the Senior Securities for such Distribution Date. The loss attributable to any liquidated Residential Loan shall be equal to the excess, if any, of the Cash Flow Value of such Residential Loan over all net proceeds recovered and allocable to principal. The 'Deposit Period' with respect to any Distribution Date is the period commencing on the day following the Determination Date immediately preceding the related Determination Date and ending on the related Determination Date.

     Because the Cash Flow Value of a Residential Loan will never exceed the outstanding principal balance thereof, prepayments in full and liquidations of the Residential Loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period (as such losses are described in the immediately preceding paragraph) in respect of other liquidated Residential Loans without affecting the remaining subordination, and such excess may, if so provided in the related Prospectus Supplement, be deposited in a Reserve Fund for future distributions.

ADVANCES

     With respect to any Series of Securities evidencing interests in a Trust Fund that includes Residential Loans, other than a Senior/Subordinate Series, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be obligated to advance on or before each Distribution Date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for such Distribution Date (any such advance, an 'Advance'), in an amount equal to the aggregate of payments of principal and interest (adjusted to the applicable Net Interest
Rate) that were due during the related Due Period and that were delinquent (and not advanced by any Sub-Servicer) on the Determination Date. Any amounts held for future distribution and so used shall be replaced by the Master Servicer on or before any future Distribution Date to the extent that funds in the Trust Account on such Distribution Date shall be less than payments to Securityholders required to be made on such date. Unless otherwise specified in a Prospectus Supplement relating to a Series of Securities, the obligation of the Master Servicer to make Advances will be subject to the good faith determination of the Master Servicer that such advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds. See 'Description of Credit Support.' As specified in the related Prospectus Supplement with respect to any Series of Securities as to which the Trust Fund includes Mortgage Securities, the Master Servicer's advancing obligations, if any, will be pursuant to the terms of such Mortgage Securities, as may be supplemented by the terms of the applicable Pooling and Servicing Agreement.

     With respect to a Senior/Subordinate Series in which subordination is effected through the 'shifting interest' method, previously described herein, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will make an Advance on each Distribution Date from its own funds or from funds held in the Trust Account that are not included in the Available Distribution Amount for such Distribution Date, in an aggregate amount equal to the lesser of (a) the total of all amounts required to be distributed on each class of Senior Securities on such Distribution Date that remain after applying towards such payment the entire Available Distribution Amount, including funds otherwise payable to the Subordinate Securityholders, and (b) the aggregate of payments of principal and interest (adjusted to the applicable Net Interest
Rate) that were due during the related Due Period but were delinquent on the related Determination Date and were not advanced by any Sub-Servicer. With respect to a Senior/Subordinated Series in which subordination is effected through the 'cash flow' method previously described herein, unless otherwise provided in the related Prospectus Supplement, the Master Servicer may be obligated to make Advances in the manner provided in the preceding paragraph. In either case, so long as the Security Principal Balance of the Subordinate Securities in the case of subordination effected through the 'shifting interest' method, or the Available Subordination Amount in the case of subordination effected through the 'cash flow' method, has not been reduced to zero, the Master Servicer will be obligated to make such Advances regardless of recoverability from the related Residential Loans. Thereafter, such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds, or otherwise, unless otherwise specified in the related Prospectus Supplement. See 'Description of Primary Insurance Coverage' and 'Description of Credit Support.'

     If Distribution Dates for any Series of Securities occur less frequently than each month, Advances shall be made on the intervening dates specified in the related Prospectus Supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to Securityholders, rather than to guarantee or insure against losses. Unless otherwise specified in a Prospectus Supplement relating to a Series of Securities, Advances will be reimbursable to the Master Servicer, without interest, out of related recoveries on the Residential Loans respecting which such amounts were advanced, or, to the extent that the Master Servicer shall determine that any such Advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds (a 'Nonrecoverable Advance'), from any cash available in the Trust Account. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer to make Advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any obligor of, any such surety bond, will be set forth in the related Prospectus Supplement.

STATEMENTS TO SECURITYHOLDERS

     Unless otherwise provided in the related Prospectus Supplement, on each Distribution Date, the Master Servicer or the Trustee will forward or cause to be forwarded to each Securityholder of the related Series and to the Depositor a statement including the following information (in the case of information furnished pursuant to (i), (ii) and (iii) below, the amounts shall be expressed as a dollar amount per minimum denomination Security):

          (i) the amount of such distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related Prepayment Period;

          (ii) the amount of such distribution, if any, allocable to interest;

          (iii) the amount of administration and servicing compensation received by or on behalf of the Trustee, Master Servicer and any Sub-Servicer with respect to such Distribution Date and such other customary information as the Master Servicer or the Trustee deems necessary or desirable to enable Securityholders to prepare their tax returns or which a Securityholder reasonably requests for such purpose;

          (iv) if applicable, the aggregate amount of any Advances included in such distribution and the aggregate amount of any unreimbursed Advances as of the close of business on such Distribution Date;

          (v) the Security Principal Balance of a minimum denomination Security, and the aggregate Security Principal Balance of all of the Securities of that Series, after giving effect to the amounts distributed on such Distribution Date;

          (vi) the number and aggregate principal balance of any Residential Loans in the related Trust Fund (a) delinquent one month, (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced;

          (vii) with respect to any Residential Property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related Residential Loan as of the close of business on the Distribution Date in such month and the date of acquisition thereof;

          (viii) the book value of any Residential Property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the Distribution Date;

          (ix) the aggregate Scheduled Principal Balance and Stated Principal Balance of the Mortgage Loans at the close of business on such Distribution Date;

          (x) in the case of Securities with a variable Security Interest Rate, the Security Interest Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the Prospectus Supplement relating to such Series;

          (xi) in the case of Securities with an adjustable Security Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted Certificate Interest Rate applicable to the next succeeding Distribution Date;

          (xii) as to any Series including one or more classes of Accrual Securities, the interest accrued on each such class with respect to such Distribution Date and added to the Security Principal Balance thereof;

          (xiii) the amount deposited in the Reserve Fund, if any, on such Distribution Date;

          (xiv) the amount remaining in the Reserve Fund, if any, as of the close of business on such Distribution Date, after giving effect to distributions made on such Distribution Date;

          (xv) as to any Series that includes credit support, the amount of remaining coverage of each Insurance Instrument (as defined under 'Collection and Other Servicing Procedures') included therein as of the close of business on such Distribution Date, or, in the case of a Senior/Subordinate Series, information as to the remaining amount of protection against losses afforded to the Senior Securityholders by the subordination provisions and information regarding any shortfalls in payments to the Senior Certificateholder which remain outstanding; and

          (xvi) with respect to any Series of Securities as to which the Trust Fund includes Mortgage Securities, certain additional information as required under the related Pooling and Servicing Agreement or Trust Agreement, as applicable.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will furnish or cause to be furnished a report to every person who was a holder of record of a Security at any time during such calendar year setting forth the aggregate of amounts reported pursuant to (i),
(ii) and (iii) above for such calendar year or in the event such person was a holder of record during a portion of such calendar year, for the applicable portion of such year.

     The related Prospectus Supplement may provide that additional information with respect to a Series of Securities will be included in such statements. In addition, the Master Servicer or the Trustee shall file with the Internal Revenue Service and furnish to holders of Securities such statements or information as may be required by the Code or applicable procedures of the Internal Revenue Service.

BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the Prospectus Supplement, if not issued in fully registered form, each class of Certificates will be registered as book-entry certificates (the 'Book-Entry Securities'). Persons acquiring beneficial ownership interests in the Securities ('Security Owners') will hold their Securities through the Depository Trust Company ('DTC') in the United States, or CEDEL or Euroclear (in Europe) if they are participants ('Participants') of such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and the Brussels, Belgium branch of Morgan Guarantee Trust Company of New York ('Morgan') will act as depositary for Euroclear (in such capacities, individually the 'Relevant Depositary' and collectively the 'European Depositaries'). Except as described below, no Security Owner will be entitled to receive a physical certificate representing such Security (a 'Definitive Security'). Unless and until Definitive Securities are issued, it is anticipated that the only 'Securityholders' of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The Security Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the Security Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Financial Intermediary is not a Participant and on the records of CEDEL or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and Participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of Securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Certificates settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of Certificates by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with the Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving Securities to DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ('CEDEL Participants') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan, under contract with Euroclear Clearance Systems S.C., a Belgium cooperative corporation (the 'Euroclear Cooperative'). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See 'Certain Federal Income Tax Consequences' herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Securities, may by limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Unless otherwise specified in the related Prospectus Supplement, monthly and annual reports on the Trust Fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

     It is the Depositor's understanding that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the applicable Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for reregistration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Master Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

COLLECTION AND OTHER SERVICING PROCEDURES

RESIDENTIAL LOANS

     The Master Servicer, directly or through Sub-Servicers, will make reasonable efforts to collect all required payments under the Residential Loans and will follow or cause to be followed such collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the Residential Loans and held for its own account, provided such procedures are consistent with the related Agreement and any insurance policy, bond or other instrument described under 'Description of Primary Insurance Coverage' or 'Description of Credit Support' (any such instrument providing, or insofar as it provides, coverage as to losses resulting from physical damage, a 'Hazard Insurance Instrument,' any such instrument providing, or insofar as it provides, coverage as to credit or other risks, a 'Credit Insurance Instrument,' and collectively, an 'Insurance Instrument'). With respect to any Series of Securities as to which the Trust Fund includes Mortgage Securities, the Master Servicer's servicing and administration obligations, if any, will be pursuant to the terms of such Mortgage Securities.

     In any case in which a Residential Property has been, or is about to be, conveyed, or in the case of a multifamily Residential Property, encumbered, by the borrower, the Master Servicer will, to the extent it has knowledge of such conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of such Residential Loan under any due-on-sale or due-on-encumbrance clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the Master Servicer or Sub-Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale or due-on-encumbrance clause, the Master Servicer or Sub-Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been conveyed, encumbered or is proposed to be conveyed or encumbered, pursuant to which such person becomes liable under the Mortgage Note, Cooperative Note, Home Improvement Contract or Manufactured Housing Contract and, to the extent permitted by applicable law, the borrower remains liable thereon and provided that coverage under any Insurance Instrument with respect to such Residential Loan is not adversely affected. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as the borrower and becomes liable under the Mortgage Note, Cooperative Note or Contract. In connection with any such assumption, the Interest Rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the Residential Loan may not be changed. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional compensation for administering of the Trust Fund Assets. See 'Certain Legal Aspects of Residential Loans--Enforceability of Certain Provisions' and '--Prepayment Charges and Prepayments.' The Master Servicer shall notify the Trustee and any custodian that any such assumption or substitution agreement has been completed.

AGENCY SECURITIES

     The Trust Agreement will require the Trustee, if it has not received a distribution with respect to any Agency Security by the fifth business day after the date on which such distribution was due and payable pursuant to the terms of such Agency Security, to request the issuer or guarantor, if any, of such Agency Security to make such payment as promptly as possible and legally permitted and to take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution thereof to Securityholders of the related Series. In the event that the proceeds of any such legal action may be insufficient to reimburse the Trustee for its legal fees and expenses, the Trustee will be entitled to withdraw from the Trust Account an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged.

REALIZATION UPON DEFAULTED RESIDENTIAL LOANS

     As servicer of the Residential Loans, the Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related Prospectus Supplement, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Residential Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Insurance Instrument, other than amounts to be applied to the restoration of a Residential Property or released to the borrower, are to be deposited in the Trust Account for the related Trust Fund, subject to withdrawal as heretofore described. Unless otherwise provided in the Prospectus Supplement relating to a Series of Securities, the Master Servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted Residential Loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the Master Servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

     If any property securing a defaulted Residential Loan is damaged and proceeds, if any, from the related Hazard Insurance Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Credit Insurance Instrument, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Residential Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Residential Loan under any related Credit Insurance Instrument is not available for the reasons set forth in the preceding paragraph, or for any other reason, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary, and appropriate for the type of defaulted Residential Loan, or advisable to realize upon the defaulted Residential Loan. If the proceeds of any liquidation of the property securing the defaulted Residential Loan are less than the outstanding principal balance of the defaulted Residential Loan (or the Cash Flow Value of such Mortgage Loan in the event that Security Principal Balances are based upon Cash Flow Values), the amount of any liens senior thereto plus interest accrued thereon at the Net Interest Rate plus, the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the related Agreement, the Trust Fund will realize a loss in the amount of such difference. If the Master Servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the outstanding principal balance of the defaulted Residential Loan together with accrued interest at the Net Interest Rate, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on such Residential Loan. In the event that the Master Servicer has expended its own funds to restore damaged property and such funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Residential Loan together with accrued interest thereon at the Net Interest Rate. In addition, when property securing a defaulted Residential Loan can be resold for an amount exceeding the outstanding principal balance of the related Residential Loan together with accrued interest and expenses, it may be expected that, if retention of any such amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase such property and realize for itself any excess proceeds. See 'Description of Primary Insurance Coverage' and 'Description of Credit Support.'

     With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See 'Certain Legal Aspects of Residential Loans--Foreclosure on Cooperatives.' This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Master Servicer's ability to sell, and realize the value of, those shares.

RETAINED INTEREST, ADMINISTRATION COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a Series of Securities will specify whether there will be any Retained Interest in any of the Trust Fund Assets. If so, the Retained Interest will be established on a loan-by-loan or security-by-security basis and will be specified in the related Agreement or in an exhibit to the related Agreement. A Retained Interest in a Trust Fund Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from related payments as received and will not be part of the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any partial recovery of interest on a Residential Loan, after deduction of all applicable administration fees, will be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

     Unless otherwise specified in the related Prospectus Supplement, the primary administration compensation of the Master Servicer (or in the case of a Trust Fund consisting of Agency Securities, the Trustee) with respect to a Series of Securities will come from the monthly payment to it, with respect to each interest payment on a Trust Fund Asset, at a rate equal to one-twelfth of the difference between the Interest Rate and the sum of the Net Interest Rate and the Retained Interest Rate, if any (the 'Administration Fee Rate'), times the scheduled principal balance of such Trust Fund Asset. Notwithstanding the foregoing, with respect to a Series of Securities as to which the Trust Fund includes Mortgage Securities, the compensation payable to the Master Servicer or Manager for servicing and administering such Mortgage Securities on behalf of the holders of such Securities may be based on a percentage per annum described in the related Prospectus Supplement of the outstanding balance of such Mortgage Securities and may be retained from distributions thereon, if so specified in the related Prospectus Supplement. Any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation. Since any Retained Interest and the primary compensation of the Master Servicer (or the Trustee) are percentages of the outstanding principal balance of each Trust Fund Asset, such amounts will decrease as the Trust Fund Assets amortize.

     As additional compensation in connection with a Series of Securities relating to Residential Loans, the Master Servicer or the Sub-Servicers, if any, will retain all assumption fees and late payment charges, if any, to the extent collected from borrowers, and, if so provided in the related Prospectus Supplement, any prepayment fees collected from the borrowers and any excess recoveries realized upon liquidation of a defaulted Residential Loan. Unless otherwise provided in the related Prospectus Supplement, any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any Sub-Servicing Account may be paid as additional compensation to the Trustee, the Master Servicer or the Sub-Servicers, as the case may be.

     With respect to a Series of Securities relating to Residential Loans, the Master Servicer will pay from its administration compensation certain expenses incurred in connection with its servicing of the Residential Loans, including, without limitation, amounts payable to any Sub-Servicer, payment of the premiums and fees associated with any Pool Insurance Policy, special hazard insurance policy, Bankruptcy Bond or, to the extent specified in the related Prospectus Supplement, other insurance policy or credit support, payment of the fees and disbursements of the Trustee and independent accountants, and payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses as described in the related Prospectus Supplement.

     It is anticipated that the administration compensation will in all cases exceed such expenses. The Master Servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Residential Loans, including under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of Residential Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds. The Master Servicer is also entitled to reimbursement from the Trust Account for Advances, if applicable. With respect to a Series of Securities relating to Agency Securities, the Trustee shall pay all expenses incurred in administration thereof, subject to the limitations described in the related Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will generally provide that on or before a specified date in each year, beginning with the first such date that occurs at least six months after the Cut-off Date, the Master Servicer, in the case of a Pooling and Servicing Agreement, or the Trustee, in the case of a Trust Agreement, at its expense shall cause a firm of independent public accountants (who may also render other services to the Master Servicer, the Depositor, the

Trustee or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor and, in the case of a Pooling and Servicing Agreement, to the Trustee, to the effect that such firm as part of their examination of the financial statements of the Master Servicer or the Trustee, as the case may be, has performed tests in accordance with generally accepted accounting principles regarding the records and documents relating to residential loans or agency securities serviced and that their examination disclosed no exceptions that, in their opinion, were material. In rendering such statement, such firm may rely, as to matters relating to direct servicing of Residential Loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with generally accepted accounting principles in the residential loan servicing industry (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

     Each Agreement will also provide for delivery to the Depositor and, in the case of a Servicing Agreement, to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer, in the case of a Pooling and Servicing Agreement, or of the Trustee, in the case of a Trust Agreement, to the effect that, to the best of such officers' knowledge, the Master Servicer or the Trustee, as the case may be, has fulfilled its obligations under such Agreement throughout the preceding year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE

THE MASTER SERVICER

     The Master Servicer under each Servicing Agreement will be identified in the related Prospectus Supplement. Each such Servicing Agreement will provide that the Master Servicer may resign from its obligations and duties under the Servicing Agreement with the prior written approval of the Depositor and the Trustee and shall resign upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor master servicer meeting the eligibility requirements set forth in the Servicing Agreement has assumed, in writing, the Master Servicer's obligations and responsibilities under the Pooling and Servicing Agreement.

     Each Servicing Agreement will further provide that neither the Master Servicer nor any director, officer, employee, or agent of the Master Servicer shall be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person shall be protected against any liability for any breach of warranties or representations made in the Servicing Agreement or against any specific liability imposed on the Master Servicer by the terms of the Servicing Agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related Servicing Agreement. Each Servicing Agreement will further provide that the Master Servicer and any director, officer, employee or agent of the Master Servicer will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the Servicing Agreement or the Securities, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than any loss, liability, or expense related to any specific Residential Loan or Residential Loans (except any such loss, liability, or expense otherwise reimbursable pursuant to the Servicing Agreement) and any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Servicing Agreement will provide that the Master Servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer will be entitled to be reimbursed therefor out of the Trust Account, such right of reimbursement being prior to the rights of Securityholders to receive any amount in the Trust Account.

     Any entity into which the Master Servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the Master Servicer is a party, or any entity succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Servicing Agreement, provided that the successor or surviving entity meets the qualifications specified in the related Prospectus Supplement.

     If the Prospectus Supplement so provides, the Master Servicer's duties may be terminated upon payment of a termination fee as specified therein, and the Master Servicer may be replaced with a successor meeting the qualifications specified in the Prospectus Supplement.

THE DEPOSITOR

     Each Servicing Agreement, Owner Trust Agreement and Trust Agreement will provide that neither the Depositor nor any director, officer, employee, or agent of the Depositor shall be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to such Agreement, or for errors in judgment; provided, however, that neither the Depositor nor any such person shall be protected against any liability for any breach of warranties or representations made in the Agreement or against any specific liability imposed on the Depositor by the terms of the Agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related Agreement. Each Agreement will further provide that the Depositor and any director, officer, employee or agent of the Depositor will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the Agreement or the Securities, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, or the Agency Securities, if any, other than any loss, liability, or expense related to any specific Residential Loan or Residential Loans (except any such loss, liability, or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that the Depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under such Agreement and which in its opinion may involve it in any expense or liability. The Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Depositor will be entitled to be reimbursed therefor out of the Trust Account, such right of reimbursement being prior to the rights of Securityholders to receive any amount in the Trust Account.

     Any entity into which the Depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the Depositor is a party, or any entity succeeding to the business of the Depositor will be the successor of the Depositor under each Agreement.

THE TRUSTEES

     The Trustee for any Series of Securities (or, Trustees, in the case of an issuance of Notes) will be a corporation possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and identified in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and its affiliates and the Master Servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the Depositor and the Trustee acting jointly shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In such circumstances, the Depositor will be obligated to appoint a successor Trustee. The holders of Securities evidencing not less than 51% of the Percentage Interests of any Series of Securities may at any time remove the Trustee and appoint a successor Trustee by written instrument in accordance with additional procedures set forth in the related Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by a successor Trustee.

DUTIES OF THE TRUSTEES

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Securities, any Trust Fund Asset or related document other than the certificate of authentication, and does not assume any responsibility for their correctness. The Trustee under any Agreement is not accountable for the use or application by or on behalf of the Master Servicer of any funds paid to the Master Servicer in respect of the Securities, the Trust Fund Assets, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the Depositor or the Master Servicer. If no Event of Default (as hereinafter defined) has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it under an Agreement, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

     Each Agreement will further provide that neither the Trustee nor any director, officer, employee, or agent of the Trustee shall be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Trustee nor any such person shall be protected against specific liability imposed on the Trustee by the terms of the Agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trustee and any director, officer, employee or agent of the Trustee may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related Agreement. Each Agreement will further provide that the Trustee and any director, officer, employee or agent of the Trustee will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the Agreement, the Securities or the Agency Securities, if any other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

DEFICIENCY EVENTS

     With respect to each Series of Securities with Distribution Dates occurring at intervals less frequently than monthly, and with respect to each Series of Securities including two or more classes with sequential priorities for distribution of principal, the following provisions will apply unless otherwise specified in the related Prospectus Supplement.

     A deficiency event (a 'Deficiency Event') with respect to the Securities of any such Series is the inability to distribute to holders of one or more classes of Securities of such Series, in accordance with the terms thereof and the related Agreement, any distribution of principal or interest thereon when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the related Trust Fund.

     Upon the occurrence of a Deficiency Event, the Trustee or Master Servicer, as set forth in the related Prospectus Supplement, will be required to determine whether or not the application on a monthly basis (regardless of frequency of regular Distribution Dates) of all future scheduled payments on the Residential Loans included in the related Trust Fund and other amounts receivable with respect to such Trust Fund towards payments on such Securities in accordance with the priorities as to distributions of principal and interest set forth in such Securities will be sufficient to make distributions of interest at the applicable Security Interest Rates and to distribute in full the principal balance of each such Security on or before the latest Final Distribution Date of any outstanding Securities of such Series.

     The Trustee or Master Servicer will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to such Trust Fund to make such distributions on the Securities, which opinion or report will be conclusive evidence as to such sufficiency. Prior to making any such determination, distributions on the Securities shall continue to be made in accordance with their terms.

     In the event that the Trustee or Master Servicer makes a positive determination, the Trustee or Master Servicer will apply all amounts received in respect of the related Trust Fund (after payment of expenses of the Trust Fund) to distributions on the Securities of such Series in accordance with their terms, except that such distributions shall be made monthly and without regard to the amount of principal that would otherwise be distributable on any Distribution Date. Under certain circumstances following such positive determination, the Trustee or Master Servicer may resume making distributions on such Securities expressly in accordance with their terms.

     If the Trustee or Master Servicer is unable to make the positive determination described above, the Trustee or Master Servicer will apply all amounts received in respect of the related Trust Fund (after payment of expenses) to monthly distributions on the Certificates of such Series pro rata, without regard to the priorities as to distribution of principal set forth in such Securities, and such Securities will, to the extent permitted by applicable law, accrue interest at the highest Security Interest Rate borne by any Security of such Series, or in the event any class of such Series shall have an adjustable or variable Security Interest Rate, at the weighted average Security Interest Rate, calculated on the basis of the maximum Security Interest Rate applicable to the class having the initial Security Principal Balance of the Securities of that class. In such event, the holders of Securities evidencing a majority of the Voting Rights may direct the Trustee to sell the related Trust Fund, any such direction being irrevocable and binding upon the holders of all Securities of such Series and upon the owners of any residual interests in such Trust Fund. In the absence of such a direction, the Trustee may not sell all or any portion of the Trust Fund.

EVENTS OF DEFAULT

POOLING AND SERVICING AGREEMENTS

     Events of default ('Events of Default') under each Pooling and Servicing Agreement will generally consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Percentage Interests in the related Trust Fund; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Percentage Interests in the related Trust Fund; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. A default pursuant to the terms of any Mortgage Securities included in any Trust Fund will not constitute an Event of Default under the related Pooling and Servicing Agreement.

     So long as an Event of Default under a Pooling and Servicing Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 25% of the Percentage Interests shall, by notice in writing to the Master Servicer terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Residential Loans and the proceeds thereof. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Pooling and Servicing Agreement shall pass to and be vested in the Trustee, and the Trustee shall be authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact, or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination. Upon receipt by the Master Servicer of notice of termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Residential Loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling, it may, or if it is unable or if the holders of Certificates evidencing not less than 25% of the Percentage Interests request in writing, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a residential loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the administration compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the Pooling and Servicing Agreement.

     No Certificateholder will have the right under any Pooling and Servicing Agreement to institute any proceeding with respect thereto unless: (i) such holder previously has given to the Trustee written notice of an Event of Default or of a default by the Depositor or the Trustee in the performance of any obligation under the Pooling and Servicing Agreement, and of the continuance thereof; (ii) the holders of Certificates evidencing not less than 25% of the Percentage Interests have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred thereby; and (iii) the Trustee for sixty days after receipt of such notice, request and offer of indemnity has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

SERVICING AGREEMENT

     Unless otherwise provided in the related Prospectus Supplement for a Series of Notes, a 'Servicing Default' under the related Servicing Agreement generally will include: (i) any failure by the Master Servicer to make a required deposit to the Security Account or, if the Master Servicer is so required, to distribute to the holders of any class of Notes or Equity Certificates of such Series any required payment which continues unremedied for five business days (or other period of time described in the related Prospectus Supplement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement with respect to such Series of Securities which continues unremedied for 45 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any other Servicing Default as set forth in the Servicing Agreement.

     So long as a Servicing Default remains unremedied, either the Depositor or the Trustee may, by written notification to the Master Servicer and to the Issuer or the Trustee or Trust Fund, as applicable, terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement (other than any right of the Master Servicer as Noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for servicing the Mortgage Loans during any period prior to the date of such termination), whereupon the Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Servicing Agreement (unless otherwise set forth in the Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Servicing Agreement.

INDENTURE

     Unless otherwise provided in the related Prospectus Supplement for a Series of Notes, an Event of Default under the Indenture generally will include: (i) a default for five days or more (or other period of time described in the related Prospectus Supplement) in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Issuer or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Issuer or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related Indenture; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Notes.

     If following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     In the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

     No Noteholder or holder of an Equity Certificate generally will have any right under an Owner Trust Agreement or Indenture to institute any proceeding with respect to such Agreement unless (a) such holder previously has given to the Trustee written notice of default and the continuance thereof, (b) the holders of Notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class (i) have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and (ii) have offered to the Trustee reasonable indemnity,
(c) the Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority of the Note Balances of such class. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Notes or Equity Certificates covered by such Agreement, unless such holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Agreement may be amended by the Depositor, the Trustee and, in the case of a Pooling and Servicing Agreement, the Master Servicer, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement and
(iv) if such amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code (or any successor or mandatory statutes) or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed such action which, if made effective, would apply retroactively to the Trust Fund at least from the effective date of such amendment, each without the consent of any of the Certificateholders of the related Series, provided that such action (other than an amendment described in (iv) above) will not adversely affect in any material respect the interests of any holder of the Certificates covered by the Agreement. Each Agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the Depositor, the Trustee and, in the case of a Pooling and Servicing Agreement the Master Servicer, with the consent of the holders of Certificates evidencing not less than 51% of the Percentage Interests of the related Series for any purpose; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or (b) reduce the aforesaid percentage of Percentage Interests required for the consent to any such amendment without the consent of the holders of all Certificates of the related Series then outstanding.

     With respect to each Series of Notes, each related Servicing Agreement or Indenture may be amended by the parties thereto without the consent of any of the holders of the Notes covered by such Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any holder of Notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of Notes evidencing not less than 66 2/3% of the voting rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any Note without the consent of the holder of such Note, (ii) adversely affect in any material respect the interests of the holders of any class of Notes in a manner other than as described in (i), without the consent of the holders of Notes of such class evidencing not less than 66 2/3% of the aggregate voting rights of such class or (iii) reduce the aforesaid percentage of voting rights required for the consent to any such amendment without the consent of the holders of all Notes covered by such Agreement then outstanding. The voting rights evidenced by any Note will be the portion of the voting rights of all of the Notes in the related Series allocated in the manner described in the related Prospectus Supplement.

TERMINATION

     The obligations created by the Agreement for each Series of Securities will terminate upon payment to the Securityholders of that Series of all amounts held in the Trust Account and required to be paid to the Securityholders pursuant to such Agreement, following the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last Trust Fund Asset remaining in the related Trust Fund or, the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement, whichever occurs first. In no event, however, will the trust created by the Agreement continue beyond the period specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the Trustee which will be specified in the notice of termination.

     Any such purchase of assets of the Trust Fund shall be made at a price equal to (a) in the case of a Series of Securities evidencing interests in a Trust Fund that includes Residential Loans, the sum of (i) 100% of the unpaid principal balance of each outstanding Residential Loan (net of any unreimbursed Advances attributable to principal) as of the date of such purchase plus accrued interest thereon at the Net Interest Rate to the first day of the month of such purchase, plus (ii) the appraised value of any property acquired in respect of any defaulted Residential Loan (but not more than the unpaid principal balance of that Residential Loan) together with accrued interest at the applicable Net Interest Rate to the first day of the month of such purchase less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof, and (b) in the case of a Series of Securities evidencing interests in a Trust Fund that includes Agency Securities or Mortgage Securities, the sum of 100% of the unpaid principal balance of each outstanding Trust Fund Asset as of the day of such purchase plus accrued interest thereon at the Net Interest Rate to the first day of the month of such purchase, or at such other price as may be specified in the related Prospectus Supplement. The exercise of the right to purchase the assets of the Trust Fund as set forth in the preceding paragraph will effect early retirement of the Securities of that Series.

VOTING RIGHTS

     If so provided in the related Agreement, a provider of credit support may be entitled to direct certain actions of the Master Servicer and the Trustee or to exercise certain rights of the Master Servicer, the Trustee or the holders of Securities.

                   DESCRIPTION OF PRIMARY INSURANCE COVERAGE

     If provided in the related Prospectus Supplement, each Residential Loan will be covered by a Primary Hazard Insurance Policy (as defined herein) and, if required as described in the related Prospectus Supplement, a Primary Credit Insurance Policy. In addition, if provided in the related Prospectus Supplement, a Trust Fund may include any combination of a Pool Insurance Policy, a special hazard insurance policy, a Bankruptcy Bond or another form of credit support, as described under 'Description of Credit Support.'

     The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Residential Loans by the respective insurers.

PRIMARY CREDIT INSURANCE POLICIES

     If provided in the related Prospectus Supplement and as set forth under 'Description of the Certificates-- Realization Upon Defaulted Residential Loans,' the Master Servicer will maintain or cause to be maintained in accordance with the underwriting standards adopted by the Depositor a Primary Credit Insurance Policy with respect to each Residential Loan (other than Multifamily Loans, FHA Loans, and VA Loans) for which such insurance is required. While the terms and conditions of Primary Credit Insurance Policies differ, each Primary Credit Insurance Policy generally will cover losses up to an amount equal to the excess of the outstanding principal balance of a defaulted Residential Loan (plus accrued and unpaid interest thereon and certain approved expenses) over a specified percentage of the Collateral Value of the related Residential Property.

     The Master Servicer will cause to be paid the premium for each Primary Credit Insurance Policy on a timely basis. The Master Servicer, or the related Sub-Servicer, if any, will exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that insurance proceeds are appropriately applied may be dependent upon its being so named, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the Master Servicer under any such policy will be deposited in the Trust Account. The Master Servicer will not cancel or refuse to renew any such Primary Credit Insurance Policy in effect at the time of the initial issuance of the Securities that is required to be kept in force under the related Agreement unless the Master Servicer uses its best efforts to obtain a replacement Primary Credit Insurance Policy for such canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the Rating Agency or Agencies for pass-through certificates having the same rating as the Securities on their date of issuance.

     As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, in the event of default by the borrower, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes (if applicable), protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Residential Property, have the Residential Property restored to at least its condition at the effective date of the Primary Credit Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the insurer good and merchantable title to, and possession of, the Residential Property.

FHA INSURANCE AND VA GUARANTEES

     Residential Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. Certain Residential Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The Prospectus Supplement for Securities of each Series evidencing interests in a Trust Fund including FHA Loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the related Prospectus Supplement, the following describes FHA insurance programs and regulations as generally in effect with respect to FHA Loans.

     The insurance premiums for FHA Loans are collected by lenders approved by the Department of Housing and Urban Development ('HUD') or by the Master Servicer or any Sub-Servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted Loan to the United States of America. With respect to a defaulted FHA-insured Residential Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than Residential Loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Residential Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer or any Sub-Servicer of each FHA-insured single family Loan will be obligated to purchase any such debenture issued in satisfaction of such Residential Loan upon default for an amount equal to the principal amount of any such debenture.

     Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Residential Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Residential Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Residential Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Residential Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a 'VA Guaranty Policy'). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Residential Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Residential Loan. The Prospectus Supplement for Securities of each Series evidencing interests in a Trust Fund including VA Loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

     With respect to a defaulted VA guaranteed Residential Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Residential Property.

     The amount payable under the guarantee will be the percentage of the VA-insured Residential Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the Residential Loan, interest accrued on the unpaid balance of the Residential Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Residential Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

PRIMARY HAZARD INSURANCE POLICIES

     Unless otherwise provided in the Prospectus Supplement in respect of a Series, the related Servicing Agreement will require the Master Servicer to cause the borrower on each Residential Loan to maintain a hazard insurance policy (a 'Primary Hazard Insurance Policy') providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Residential Property is located. Unless otherwise specified in the related Prospectus Supplement, such coverage in general will equal the lesser of the principal balance owing on such Residential Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Residential Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The Master Servicer, or the related Sub-Servicer, if any, will exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being so named, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Residential Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Trust Account. Each Servicing Agreement provides that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Residential Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the Trust Account all sums which would have been deposited therein but for such clause. The Master Servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Residential Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft, and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a Residential Property is located at origination in a federally designated flood area, each Servicing Agreement requires the Master Servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the Residential Property on a replacement cost basis and (ii) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

     The hazard insurance policies covering the Residential Properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     The Master Servicer will not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative, and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's Cooperative apartment or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note.

     Since the amount of hazard insurance the Master Servicer will cause to be maintained on the improvements securing the Residential Loans will decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, the effect of co-insurance in the event of partial loss may be that hazard insurance proceeds may be insufficient to restore fully the damaged property. Under the terms of the Residential Loans, borrowers are required to present claims to insurers under hazard insurance policies maintained on the Residential Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Residential Properties. The ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by borrowers. However, if provided in the related Prospectus Supplement, to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a Series, Certificateholders will not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

                         DESCRIPTION OF CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, the Trust Fund that includes Residential Loans for a Series of Securities may include credit support for such Series or for one or more classes of Securities comprising such Series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the Residential Loans covered thereby or a specified dollar amount: a Pool Insurance Policy, a special hazard insurance policy, a Bankruptcy Bond, a reserve fund, or a similar credit support instrument. Alternatively, if so specified in the Prospectus Supplement for a Series of Securities, credit support may be provided by subordination of one or more classes of Securities, in combination with or in lieu of any one or more of the instruments set forth above. See 'Description of the Securities--Subordination.' The amount and type of credit support with respect to a Series of Securities or with respect to one or more classes of Securities comprising such Series, and the obligors on such credit support, will be set forth in the related Prospectus Supplement.

     To the extent provided in the related Prospectus Supplement and the Agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the Residential Loans covered thereby.

POOL INSURANCE POLICIES

     If so specified in the Prospectus Supplement relating to a Series of Securities, the Master Servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Pool Insurance Policy for any Series of Securities will be issued by the Pool Insurer named in the related Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, provide coverage in an amount equal to a percentage (specified in the related Prospectus Supplement) of the aggregate principal balance of the Residential Loans on the Cut-off Date. The Master Servicer will pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related Prospectus Supplement, the payment of such fees is otherwise provided. The Master Servicer will present or cause to be presented claims under each Pool Insurance Policy to the Pool Insurer on behalf of itself, the Trustee and the Securityholders. Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described below and, if applicable, in the related Prospectus Supplement.

     Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason therefor.

     Pool Insurance Policies in general provide that no claim may be validly presented thereunder with respect to a residential loan unless (i) an acceptable Primary Credit Insurance Policy, in the event that the initial Collateral Value of the Residential Loan exceeded 80%, has been kept in force until such Collateral Value is reduced to 80%; (ii) premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the Pool Insurer; (iii) if there has been physical loss or damage to the Residential Property, it has been restored to its physical condition at the time the Residential Loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and (iv) the insured has acquired good and merchantable title to the Residential Property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the Pool Insurer, has sold the property with the approval of the Pool Insurer.

     Assuming the satisfaction of these conditions, the Pool Insurer typically has the option to either (i) acquire the property securing the defaulted Residential Loan for a payment equal to the principal balance thereof plus accrued and unpaid interest at the Interest Rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured, on condition that the Pool Insurer must be provided with good and merchantable title to the Residential Property (unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy) or (ii) pay the amount by which the sum of the principal balance of the defaulted Residential Loan and accrued and unpaid interest at the Interest Rate to the date of the payment of the claim and such expenses exceeds the proceeds received from a sale of the Residential Property that the Pool Insurer has approved. In both (i) and (ii), the amount of payment under a Pool Insurance Policy will be reduced by the amount of such loss paid under any Primary Credit Insurance Policy.

     Unless earlier directed by the Pool Insurer, a claim under a Pool Insurance Policy generally must be filed (i) in the case when a Primary Credit Insurance Policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the Pool Insurer, whichever is later, or (ii) in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the Pool Insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

     Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities, the amount of coverage under each Pool Insurance Policy will be reduced over the life of the Securities of such Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Residential Loans to the date of payment of the claim. However, Securityholders may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy, because the Pool Insurer is required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which such claim is paid. In addition, Securityholders may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the Master Servicer expends funds for the purpose of enabling it to make a claim under such Pool Insurance Policy. Such expenditures could include amounts necessary to cover real estate taxes and to repair the related Residential Property. The Master Servicer will be reimbursed for such expenditures from amounts that otherwise would be distributed to Securityholders, and such expenditures will not be covered by payments made under the related Pool Insurance Policy. See 'Certain Legal Aspects of Residential Loans-- Foreclosure on Mortgages' and '--Repossession with respect to Manufactured Housing Contracts.' Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by Securityholders of the related Series.

     In the event that a Pool Insurer ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by FHLMC, FNMA, or any successor entity, and having a claims-paying ability acceptable to the Rating Agency or Agencies), the Master Servicer will use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Pool Insurance Policy; provided, however, that, unless otherwise provided in the related Prospectus Supplement, if the cost of the replacement policy is greater than the cost of such Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on such Pool Insurance Policy. However, in the event that the Pool Insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by FHLMC, FNMA, or any successor entity, the Master Servicer will review, or cause to be reviewed, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the Pool Insurer. If the Master Servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

     Because each Pool Insurance Policy will require that the property subject to a defaulted Residential Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy will not provide coverage against hazard losses. As set forth above, the Primary Hazard Insurance Policies covering the Residential Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than full replacement cost of such losses. Further, a special hazard insurance policy will not cover all risks, and the coverage thereunder will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by the Securityholders.

SPECIAL HAZARD INSURANCE POLICIES

     If so specified in the Prospectus Supplement with respect to a Series of Securities, the Master Servicer will obtain a special hazard insurance policy for such Series, issued by the insurer specified in such Prospectus Supplement (the 'Special Hazard Insurer') covering any Special Hazard Amount (as defined below). The Master Servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims; provided, however, that the Master Servicer will be under no obligation to maintain such policy in the event that a Pool Insurance Policy covering such Series is no longer in effect or if otherwise provided in the related Prospectus Supplement. The Master Servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related Prospectus Supplement, payment of such premiums is otherwise provided for. Claims under each special hazard insurance policy will generally be limited to (i) a percentage set forth in the Prospectus Supplement (expected to be not greater than 1%) of the aggregate principal balance as of the Cut-off Date of the Residential Loans comprising the related Trust Fund,
(ii) twice the unpaid principal balance as of the Cut-off Date of the largest Residential Loan in the Trust Fund, or (iii) the greatest aggregate principal balance of Residential Loans secured by Residential Properties located in any one California postal zip code area, whichever is the greatest (the 'Special Hazard Amount').

     As more specifically provided in the related Prospectus Supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of Securities of the related Series from (i) loss by reason of damage to Residential Properties caused by certain hazards (including earthquakes and mudflows) not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area and (ii) loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies. Special hazard insurance policies will typically not cover losses such as those occasioned by normal wear and tear, war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction or contamination, flood (if the property is located in a federally designated flood area) and certain other risks.

     Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted Residential Loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of (i) the cost of repair to the property and (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Residential Loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest at the Interest Rate to the date of claim settlement and certain expenses incurred by or on behalf of the Master Servicer with respect to the property. The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

     Typically, restoration of the property with the proceeds described under clause (i) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim thereunder may be validly presented with respect to the defaulted Residential Loan secured by such property. The payment described under clause (ii) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of such Residential Loan under a Pool Insurance Policy. Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to Securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

     The sale of a Residential Property must typically be approved by the Special Hazard Insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the Residential Loan plus interest thereon to the date of sale plus certain expenses incurred by or on behalf of the Master Servicer with respect to the property (not to exceed the amount actually paid by the Special Hazard Insurer) must be refunded to such Special Hazard Insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by the Securityholders.

     A claim under a special hazard insurance policy generally must be filed within a specified number of days (typically, 60 days) after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days (typically, 30 days) after a claim is accepted by the Special Hazard Insurer. Special hazard insurance policies generally provide that no claim may be paid unless Primary Hazard Insurance Policy premiums, flood insurance premiums (if the property is located in a federally designated flood area) and, as approved by the Special Hazard Insurer, real estate property taxes (if applicable), property protection and preservation expenses and foreclosure costs have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

     If a special hazard insurance policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to such special hazard insurance policy with a total coverage that is equal to the then existing coverage of such special hazard insurance policy; provided, however, that, unless otherwise provided in the related Prospectus Supplement, if the cost of the replacement policy is greater than the cost of such special hazard insurance policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on such special hazard insurance policy.

     Since each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored, each Pooling and Servicing Agreement will provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain the special hazard insurance policy.

BANKRUPTCY BONDS

     If so specified in the Prospectus Supplement with respect to a Series of Securities, the Master Servicer will obtain a Bankruptcy Bond for such Series. The obligor on, and the amount of coverage of, any such Bankruptcy Bond will be set forth in the related Prospectus Supplement. The Master Servicer will exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the Prospectus Supplement, payment of such premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each Bankruptcy Bond will cover certain losses resulting from an extension of the maturity of a Residential Loan, or a reduction by the bankruptcy court of the principal balance of or the Interest Rate on a Residential Loan, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See 'Certain Legal Aspects of Residential Loans--Foreclosure on Mortgages' and '--Repossession with respect to Manufactured Housing Contracts.'

RESERVE FUNDS

     If so provided in the related Prospectus Supplement, the Depositor will deposit or cause to be deposited in an account (a 'Reserve Fund') any combination of cash, one or more irrevocable letters of credit or one or more Permitted Instruments in specified amounts, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each Mortgage Loan or of all or a portion of amounts otherwise payable on the Subordinate Securities. Amounts in a Reserve Fund may be distributed to Securityholders, or applied to reimburse the Master Servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund.

     Amounts deposited in any Reserve Fund for a Series will be invested in Permitted Instruments by, or at the direction of, the Master Servicer or any other person named in the related Prospectus Supplement.

CROSS-SUPPORT PROVISIONS

     If so provided in the related Prospectus Supplement, the Residential Loans for a Series of Securities may be divided into separate groups, each supporting a separate class or classes of Securities of a Series, and credit support may be provided by cross-support provisions requiring that distributions be made on Securities evidencing interests in one group of Mortgage Loans prior to distributions on Securities evidencing interests in a different group of Mortgage Loans within the Trust Fund. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

     The coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a Series of Securities, the Residential Loans in the related Trust Fund will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the 'L/C Bank'). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Residential Loans on the related Cut-off Date or one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the Prospectus Supplement for a Series of Certificates, one or more classes of Securities of such Series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

EXCESS SPREAD

     If so provided in the Prospectus Supplement for a Series of Securities, a portion of the interest payment on each Mortgage Loan may be applied to reduce the principal balance of one or more classes of Securities to provide or maintain a cushion against losses on the related Residential Loans.

                   CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Residential Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Residential Loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA Loans and VA Loans. See 'The Trust Funds--Residential Loans' and 'Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees.'

GENERAL

     All of the Residential Loans, except as described below, are loans to homeowners and all of the Mortgage Loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the type of security instrument customary to grant a security interest in real property in the state in which the Residential Property is located. If specified in the Prospectus Supplement relating to a Series of Securities, a Trust Fund may also contain (i) Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related Mortgaged Property, (ii) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings or (iii) Manufactured Housing Contracts evidencing both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the related Manufactured Home or with respect to Land Contracts, a lien on the real estate (the 'Mortgaged Property') to which the related Manufactured Homes are deemed to be affixed, and including in some cases a security interest in the related Manufactured Home, to secure repayment of such loan. Unless otherwise specified in the Prospectus Supplement, any of the foregoing types of encumbrance will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, the knowledge of the parties to such instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. Such a lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

MORTGAGE LOANS

     The Mortgage Loans and Multifamily Loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a Mortgage Loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien upon or conveys title to the real property encumbered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. Such a lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. (In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.) Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor (similar to a mortgagor), who is the owner of the subject property and may or may not be the borrower, the beneficiary (similar to a mortgagee), who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid.

The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, with respect to deeds of trust, the directions of the beneficiary.

COOPERATIVE LOANS

     The Cooperative owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance such a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the Trust Fund, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See 'Foreclosure on Cooperative Shares' below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

     In general, a 'tenant-stockholder' (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under

Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

MANUFACTURED HOUSING CONTRACTS OTHER THAN LAND CONTRACTS

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

     The Master Servicer will be required under the related Servicing Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or takes action under the wrong law (for example, under a motor vehicle title statute rather than under the UCC), the Trustee likely will not have a perfected security interest in the Manufactured Home securing a Manufactured Housing Contract.

     As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, notwithstanding compliance with the requirements described above. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a 'fixture filing' under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties, including a trustee in bankruptcy, could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the seller and transferred to the Depositor.

     The Depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Securityholders, as the new secured party and, accordingly, the Depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor or Unaffiliated Seller.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees or, in states where a security interest in manufactured homes is perfected pursuant to
Article 9 of the UCC, the filing of a financing statement (and continuation statements before the end of each five year period) will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Depositor has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes, holders of perfected security interests, and a trustee in bankruptcy. There also exists a risk in not identifying the Trustee, on behalf of the Securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if the Depositor did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, if the Depositor holds the certificate of title to such Manufactured Home, it must surrender possession of such certificate. In the case of Manufactured Homes registered in states which provide for notation of lien, the Depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Depositor could re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Servicing Agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, statutory liens, such as liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest. The Depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the Mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon default by the borrower under the terms of the note or deed of trust. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. However, because of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act (section 548 of the current United States Bankruptcy Code) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition, and (ii) the price paid for the foreclosed property did not represent 'fair consideration' ('reasonably equivalent value' under the United States Bankruptcy Code). However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that ' 'reasonably equivalent value', for foreclosed property, is the price in face received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with.' For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property and, therefore, the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds, if any.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a 'due-on-sale' clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender on residential properties. In the event that title to a Residential Property was acquired on behalf of Securityholders and cleanup costs were incurred in respect of the Residential Property, such Securityholders might realize a loss if such costs were required to be paid by the related Trust Fund.

FORECLOSURE ON COOPERATIVE SHARES

     The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See 'Anti-Deficiency Legislation and Other Limitations on Lenders' below.

REPOSSESSION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS THAT ARE NOT LAND CONTRACTS

     Repossession of manufactured housing is governed by state law. A few states have enacted legislation which requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

          (i) Except in those states where the debtor must receive notice of his right to cure his default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

          (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale, upon notice to the debtor, and the method, manner, time, place and terms of the sale must be commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

          (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

RIGHTS OF REDEMPTION WITH RESPECT TO RESIDENTIAL PROPERTIES

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their 'equity of redemption.' The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

     Equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

     While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during the bankruptcy proceeding. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 or Chapter 11 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Except with respect to arrearages and the right to judicial sale, with rare exception courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured only by property of the debtor that is the debtor's principal residence may not be modified if the borrower has filed a petition under Chapter 11 or 13. Courts may be able to modify the terms of a cooperative loan, but no case law exists on this point. In all cases, the secured creditor is entitled to the amount of its debt plus post-petition interest, attorney's fees and costs to the extent the value of the security equals or exceeds the debt.

     The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted Mortgage Loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

FOR COOPERATIVE LOANS

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

JUNIOR MORTGAGES

     Some of the Mortgage Loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Certificateholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See '--Foreclosure' herein.

     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

CONSUMER PROTECTION LAWS WITH RESPECT TO HOME IMPROVEMENT AND MANUFACTURED HOUSING CONTRACTS

     Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation 'Z', the Equal Credit Opportunity Act, Regulation 'B', the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

     Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, Federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under an Agreement, late charges will be retained by the Master Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Certificateholders.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called 'Holder-in-Due-Course' Rule of the Federal Trade Commission (the 'FTC Rule') has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

     Most of the Manufactured Housing Contracts and certain of the Home Improvement Contracts in the Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Unaffiliated Seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Unaffiliated Seller to repurchase the Contract because of a breach of its Unaffiliated Seller's representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract. The Unaffiliated Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer for any losses suffered by the Unaffiliated Seller with respect to which the dealer would have been primarily liable to the obligor.

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a proceeding under the Federal bankruptcy law, a court may prevent a lender from repossessing a home. In the case of an individual eligible for relief in a proceeding under Chapter 11 of the Federal bankruptcy law, as part of the rehabilitation plan under Chapter 11, a court may reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the payments due under a contract or change the rate of interest and time of repayment of the indebtedness pursuant to a Chapter 11 plan of reorganization. Generally, any plan filed in a proceeding under Chapter 13 of the Federal bankruptcy law must provide for the full payment of the claim of the lender without changing the terms of payment if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Unless the Prospectus Supplement indicates otherwise, all the related Residential Loans, except for FHA Loans and VA Loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St. Germain Depository Institutions Act of 1982 (the 'Garn-St. Germain Act') which was enacted on October 15, 1982. This legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St. Germain Act does 'encourage' lenders to permit assumptions of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

MORTGAGE LOANS

     Exempted from this preemption pursuant to the Garn-St. Germain Act are mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ('Window Period Loans'). However, this exception applies only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers or property underlying Window Period Loans unless the property underlying such Window Period Loan is located in one of the five 'window period states' identified below. Due-on-sale clauses contained in Mortgage Loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage Loans originated by such institutions are therefore not deemed to be Window Period Loans.

     With the expiration of the exemption for Window Period Loans on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the 'window period', which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven 'window period states', three states (Michigan, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of Window Period Loans. The Garn-St. Germain Act also sets forth eight specific instances in which a mortgage lender covered by the Garn-St. Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. The Garn-St. Germain Act also grants the Director of the Office of Thrift Supervision (successor to the Federal Home Loan Bank Board) authority to prescribe by regulation further instances in which a due-on-sale clause may not be enforced upon the transfer of the property. To date no such regulations have been issued. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a Mortgage Loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans related to a Series and the number of such Mortgage Loans which may be outstanding until maturity.

TRANSFER OF MANUFACTURED HOMES

     Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of 'due-on-sale' clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the 'due-on-sale' clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of 'due-on-sale' clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a 'due-on-sale' clause in respect of certain Manufactured Homes.

PREPAYMENT CHARGES AND PREPAYMENTS

     Generally, conventional mortgage loans, Cooperative Loans, Home Improvement and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA Loans, may contain provisions limiting prepayments on such loans, including prohibiting prepayment for a specified period after origination, prohibiting partial prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part.

     The laws of certain states may render prepayment fees unenforceable after a Mortgage Loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the Mortgage Loan, to a specified percentage of the outstanding principal balance of a Mortgage Loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a Residential Loan may not be enforceable against the related mortgagor or obligor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

SUBORDINATE FINANCING

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor has been advised by counsel that a court interpreting Title V would hold that mortgage loans related to a Series originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of such state action will be eligible for inclusion in a Trust Fund if such Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

     Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.

ALTERNATIVE MORTGAGE INSTRUMENTS

     ARM Loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ('Title VIII'). Title VIII provides that, notwithstanding any state law to the contrary,
(i) state-chartered banks may originate 'alternative mortgage instruments' (including ARM Loans) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and (iii) all other non-federally chartered housing creditors, including without limitation state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

     The Depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARM Loans which were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

     All of the ARM Loans which were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII complied with applicable state law. All of the ARM Loans which were originated by federally chartered lenders or which were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII were originated in compliance with all applicable federal regulations.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ('CERCLA'), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the 'Conservation Act') amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that 'merely having the capacity to influence, or unexercised right to control' operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The

Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related Series of Certificates. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an 'Environmental Lien'). All subsequent liens on such property generally are subordinated to such an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

     Unless otherwise provided in the related Prospectus Supplement, the Mortgage Loan Seller with respect to any Mortgage Loan included in a Trust Fund for a particular Series of Securities will represent as to the material compliance of the related Residential Property with applicable environmental laws and regulations as of the date of transfer and assignment of such Mortgage Loan to the Trustee. In addition, unless otherwise provided in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer and any Special Servicer acting on behalf of the Trustee, may not acquire title to a Residential Property or take over its operation unless the Master Servicer (or Special Servicer) has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that
(a) there are no circumstances present at the Residential Property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Residential Property and
(b) that the Residential Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws. See 'Description of the Certificates--Realization Upon Defaulted Mortgage Loans.'

FORMALDEHYDE LITIGATION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule, which is described above under 'Consumer Protection Laws', the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the Unaffiliated Seller, and the Securityholders would suffer a loss only to the extent that (i) the Unaffiliated Seller breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Unaffiliated Seller, the Depositor or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan or Contract (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series of Securities, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of credit support provided in connection with such Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan or Contract goes into default, there may be delays and losses occasioned thereby.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended (the 'Code'), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See 'State and Other Tax Consequences.' Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

     The following discussion addresses securities of four general types: (i) securities ('REMIC Securities') representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit (the 'REMIC') under Sections 860A through 860G (the 'REMIC Provisions') of the Code, (ii) securities ('Grantor Trust Securities') representing interests in a Trust Fund ('Grantor Trust Fund') as to which no such election will be made, (iii) securities ('Partnership Securities') representing interests in a Trust Fund ('Partnership Trust Fund') which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes, and (iv) securities ('Debt Securities') representing indebtedness of a Partnership Trust Fund for federal income tax purposes. The Prospectus Supplement for each Series of Securities will indicate which of the foregoing treatments will apply to such Series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all 'regular interests' and 'residual interests' in the REMIC. For purposes of this tax discussion, (i) references to a 'Securityholder' or a 'holder' are to the beneficial owner of a Security, (ii) references to 'REMIC Pool' are to an entity or portion thereof as to which a REMIC election will be made and (iii) unless indicated otherwise in the applicable Prospectus Supplement, references to 'Mortgage Loans' include Agency Securities and Private Mortgage-Backed Securities.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the 'OID Regulations'), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the 'REMIC Regulations'). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.

REMICS

CLASSIFICATION OF REMICS

     Upon the issuance of each Series of REMIC Securities, Cadwalader, Wickersham & Taft, special counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of 'regular interests' ('Regular Securities') or 'residual interests' ('Residual Securities') in that REMIC within the meaning of the REMIC Provisions.

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the 'Startup Day' (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than 'qualified mortgages' and 'permitted investments.' The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide 'reasonable arrangements' to prevent its residual interests from being held by 'disqualified organizations' or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling and Servicing Agreement with respect to each Series of REMIC Securities will contain provisions meeting these requirements. See 'Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations.'

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contact in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a 'defective obligation' within a two-year period thereafter. A 'defective obligation' includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,
(iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is 'defective' as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced 'promptly and appropriately' as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the Internal Revenue Service.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a Series will constitute one or more classes of regular interests, and the Residual Securities with respect to that Series will constitute a single class of residual interests with respect to each REMIC Pool.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC Pool will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

CHARACTERIZATION OF INVESTMENTS IN REMIC SECURITIES

     In general, the REMIC Securities will be treated as 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying such Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of such assets constituting 'loans . . . secured by an interest in real property which is . . . residential real property' for purposes of Code
Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon (the 'Buydown Funds'). Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Securities are treated as 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Code. In addition, the Regular Securities will be 'qualified mortgages' within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein, and will be 'permitted assets' within the meaning of Section 860L(c) for a fianancial asset securitization investment trust. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during such calendar quarter. The REMIC will report those determinations to Securityholders in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the 'SBJPA of 1996') repealed the reserve method of bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of 'qualifying real property loans' in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that such institutions must 'recapture' a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in 'residential loans' under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

     The assets of the REMIC Pool will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the

Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as 'real estate assets' under Section 856(c)(4)(A) of the Code.

TIERED REMIC STRUCTURES

     For certain Series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ('Tiered REMICs') for federal income tax purposes. Upon the issuance of any such Series of REMIC Securities, Cadwalader, Wickersham & Taft will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Securities will be 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Code and 'loans secured by an interest in real property' under Section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

TAXATION OF OWNERS OF REGULAR SECURITIES

GENERAL

     In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the 'Regular Securityholder'), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholder.

ORIGINAL ISSUE DISCOUNT

     Regular Securities may be issued with 'original issue discount' within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the 'OID Regulations') under Code Section 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent such issues are not addressed in such regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

     Each Regular Security (except to the extent described below with respect to a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Securityholder or by random lot (a 'Non-Pro Rata Security')) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the 'stated redemption price at maturity' of the Regular Security over its 'issue price.' The issue price of a Class of Regular Securities offered pursuant to this Prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if such distributions constitute 'qualified stated interest.' Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called 'super-premium' Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the 'Prepayment Assumption') and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a Series of Regular Securities will be set forth in the applicable Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See 'Election to Treat All Interest Under the Constant Yield Method.'

     A Regular Securityholder generally must include in gross income for any taxable year the sum of the 'daily portions', as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of
(i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over
(ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and

(iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. As increase in prepayments on the Mortgage Loans with respect to a Series of Regular Securities can result in both a change in the priority of principal payments with respect to certain Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

     In the case of a Non-Pro Rata Security, it is anticipated that the Trustee will determine the yield to maturity of such Security based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Security (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Security of such Class (or the received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the 'pro rata prepayment' rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

ACQUISITION PREMIUM

     A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading 'Election to Treat All Interest Under the Constant Yield Method.'

VARIABLE RATE REGULAR SECURITIES

     Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more 'qualified floating rates',
(b) a single fixed rate and one or more qualified floating rates, (c) a single 'objective rate', or (d) a single fixed rate and a single objective rate that is a 'qualified inverse floating rate.' A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly 'front-loaded' or 'back-loaded' within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear 'contingent interest' within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Security (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, it is anticipated that the Trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under 'Original Issue Discount', with the yield to maturity and future payments on such Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial 'teaser' rates cause sufficiently 'back-loaded' interest to create more than de minimis original issue discount. The yield on such Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial 'teaser rates' followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Securities.

MARKET DISCOUNT

     A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, 'market discount' is the amount by which the purchaser's original basis in the Regular Security (i) is exceeded by the then-current principal amount of the Regular Security, or (ii) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of such Regular Security at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Security as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See 'Election to Treat All Interest Under the Constant Yield Method' below regarding an alternative manner in which such election may be deemed to be made.

     By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security multiplied by the weighted average maturity of the Regular Security (determined as described above in the third paragraph under 'Original Issue Discount') remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See 'Original Issue Discount' above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

PREMIUM

     A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a 'capital asset' within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all debt obligations acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Secion 1272(a)(6). However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under 'Market Discount' are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See 'Election to Treat All Interest Under the Constant Yield Method' below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD

     A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) 'interest' includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

TREATMENT OF LOSSES

     Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code
Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Securities becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Securityholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Securities is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer such deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating 'negative' original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

SALE OR EXCHANGE OF REGULAR SECURITIES

     If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable holding period (described below). Such gain will be treated as ordinary income
(i) if a Regular Security is held as part of a 'conversion transaction' as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Security were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income of such taxpayers (39.6%) for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

TAXATION OF OWNERS OF RESIDUAL SECURITIES

TAXATION OF REMIC INCOME

     Generally, the 'daily portions' of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ('Residual Holders'), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related Series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of 'excess inclusions' below under '--Limitations on Offset or Exemption of REMIC Income.' The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Securities, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holders for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

BASIS AND LOSSES

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security, if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under 'Taxation of REMIC Income', the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Securities.

     A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See '--Treatment of Certain Items of REMIC Income and Expense--Market Discount' below regarding the basis of Mortgage Loans to the REMIC Pool and 'Sale or Exchange of a Residual Security' below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although it is anticipated that the Trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Securities as described above under 'Taxation of Owners of Regular Securities-- Original Issue Discount' and '--Variable Rate Regular Securities', without regard to the de minimis rule described therein, and '--Premium.'

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under 'Taxation of Owners of Regular Securities--Market Discount.'

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under 'Taxation of Owners of Regular Securities--Premium,' a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the 'excess inclusion,' is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Security at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Security prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Securities diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under 'Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors'), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See 'Taxation of Certain Foreign Investors--Residual Securities' below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ('thrift institutions') to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Securities that have 'significant value' within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Securities continuously held by a thrift institution since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL SECURITIES

     Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

     In addition, if a 'Pass-Through Entity' (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an 'electing large partnership' holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, (i) 'Disqualified Organization' means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) 'Pass-Through Entity' means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity, and (iii) an 'electing large partnership' means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elects to apply certain simplified reporting provisions under the Code.

     The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee furnished to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing such Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a 'noneconomic residual interest' (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under 'Foreign Investors') is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a 'noneconomic residual interest' unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under 'Disqualified Organizations.' The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Security to certify to the matters in the preceding sentence as part of the affidavit described above under the heading 'Disqualified Organizations.'

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has 'tax avoidance potential' to a 'foreign person' will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a 'U.S. Person' (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to the Certificates of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term 'U.S. Person' means a citizen or resident of the United States, a corporation, partnership (except as provided in Treasury regulations that may be issued) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or, generally, a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons).

SALE OR EXCHANGE OF A RESIDUAL SECURITY

     Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under 'Taxation of Owners of Residual Securities--Basis and Losses') of such Residual Holder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Holder's Residual Security, in which case, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Security will be treated as ordinary income (i) if a Residual Security is held as part of a 'conversion transaction' as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a 'taxable mortgage pool' (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

MARK TO MARKET REGULATIONS

     On December 24, 1996, the Internal Revenue Service issued final regulations (the 'Mark to Market Regulations') under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark to market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Security is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Securities acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

PROHIBITED TRANSACTIONS

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

NET INCOME FROM FORECLOSURE PROPERTY

     The REMIC Pool will be subject of federal income tax at the highest corporate rate on 'net income from foreclosure property', determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as 'foreclosure property' until the close of the third calendar year following the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer will be obligated to act as 'tax matters person', as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Holder holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the Master Servicer to act as tax matters person in its capacity as agent of such Residual Holder, such Residual Holder or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for 1998 ($62,250 in the case of a married individual filing a separate return) (as adjusted for inflation for subsequent years), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Securities, as well as holders of Residual Securities, where such Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust.

Unless indicated otherwise in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Securities. In general, such allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

TAXATION OF CERTAIN FOREIGN INVESTORS

REGULAR SECURITIES

     Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons (as defined below), will be considered 'portfolio interest' and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a '10-percent shareholder' within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term 'Non-U.S. Person' means any person who is not a U.S. Person.

     The IRS recently issued final regulations (the 'New Regulations') which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 2000, although valid witholding certificates that are held on December 31, 1999, remain valid until the earlier of December 31, 2000, or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Securities held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

RESIDUAL SECURITIES

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as 'portfolio interest', subject to the conditions described in 'Regular Securities' above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in 'registered form' within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an 'excess inclusion.' See 'Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income.' If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See 'Tax-Related Restrictions on Transfer of Residual Securities-- Foreign Investors' above concerning the disregard of certain transfers having 'tax avoidance potential.' Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

BACKUP WITHHOLDING

     Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a 'backup' withholding tax under Code Section 3406 of 31% on 'reportable payments' (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Holder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Security, or such Holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Securities. Holders through nominees must request such information from the nominee.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see 'Limitations on Deduction of Certain Expenses' above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under 'Characterization of Investments in REMIC Securities.'

GRANTOR TRUST FUNDS

CLASSIFICATION OF GRANTOR TRUST FUNDS

     With respect to each Series of Grantor Trust Securities, Cadwalader, Wickersham & Taft will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a 'taxable mortgage pool' within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the Mortgage Loans included in the Grantor Trust Fund.

STANDARD SECURITIES

GENERAL

     Where there is no Retained Interest with respect to the Mortgage Loans underlying the Securities of a Series, and where such Securities are not designated as 'Stripped Securities', the holder of each such Security in such Series (referred to herein as 'Standard Securities') will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under 'Recharacterization of Servicing Fees.' Accordingly, the holder of a Standard Security of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Security, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Securityholder's method of accounting. A Securityholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Grantor Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for 1998 ($62,250 in the case of a married individual filing a separate return) (in each case, as adjusted for inflation in subsequent years), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Securities, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Securities with respect to interest at the pass-through rate or as discount income on such Standard Securities. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the Mortgage Loans underlying a Series of Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the 'stripped bond' and 'stripped coupon' rules of the Code, as described below under 'Stripped Securities' and 'Recharacterization of Servicing Fees', respectively.

TAX STATUS

     Cadwalader, Wickersham & Taft has advised the Depositor that:

          1. A Standard Security owned by a 'domestic building and loan association' within the meaning of Code Section 7701(a)(19) will be considered to represent 'loans. . . secured by an interest in real property which is. . . residential real property' within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Security is of the type described in such section of the Code.

          2. A Standard Security owned by a real estate investment trust will be considered to represent 'real estate assets' within the meaning of Code
     Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on such assets will be considered 'interest on obligations secured by mortgages on real property' to such extent within the meaning of Code Section 856(c)(3)(B).

          3. A Standard Security owned by a REMIC will be considered to represent an 'obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property' within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of 'qualified mortgages' within the meaning of Code Section 860G(a)(3).

          4. A Standard Security owned by a 'financial asset securitization investment trust' within the meaning of Code Section 860L(a) will be considered to represent 'permitted assets' within the meaning of Code
     Section 860L(c) to the extent that the assets of related Grantor Trust Fund consist of 'debt instruments' or other permitted assets within the meaning of Code Section 860L(c).

          An issue arises as to whether Buydown Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph or whether the amount qualifying for such treatment must be reduced by the amount of the Buydown Funds. There is indirect authority supporting treatment of an investment in a Buydown Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Securityholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Securityholder's investment for federal income tax purposes.

PREMIUM AND DISCOUNT

     Securityholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Security will be determined generally as described above under 'REMICs--Taxation of Owners of Residual Securities--Premium.'

     Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a Securityholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of 'teaser' rates on the Mortgage Loans. See 'Stripped Securities' below regarding original issue discount on Stripped Securities.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Securityholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     Market Discount. Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under 'REMICs--Taxation of Owners of Regular Securities--Market Discount,' except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

RECHARACTERIZATION OF SERVICING FEES

     If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ('excess servicing') will cause the Mortgage Loans to be treated under the 'stripped bond' rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as 'stripped coupons' and 'stripped bonds.' Subject to the de mininis, rule discussed below under 'Stripped Securities', each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder thereof. While Securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Securityholder, except that the income reported by a cash method holder may be slightly accelerated. See 'Stripped Securities' below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

SALE OR EXCHANGE OF STANDARD SECURITIES

     Upon sale or exchange of a Standard Security, a Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Security. In general, the aggregate adjusted basis will equal the Securityholder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (i) if a Standard Security is held as part of a 'conversion transaction' as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income of such taxpayers (39.6%) for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED SECURITIES

GENERAL

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as 'Stripped Securities.' The Securities will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Retained Interest or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see 'Standard Securities--Recharacterization of Servicing Fees' above), and (iii) a Class of Securities are issued in two or more Classes or Subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Security will be considered to own 'stripped bonds' with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or 'stripped coupons' with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Security's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under 'Standard Securities--Recharacterization of Servicing Fees.' Although not free from doubt, for purposes of reporting to Stripped Securityholders, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to such Classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under 'Standard Securities--General,' subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that such stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where such Stripped Securities are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a 'taxable mortgage pool' within the meaning of Code Section 7701(i), and (ii) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under 'Possible Alternative Characterizations,' the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under such regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de mininis, original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of such a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Security was treated as zero under the de mininis, rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under 'REMICs--Taxation of Owners of Regular Securities--Market Discount,' without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

STATUS OF STRIPPED SECURITIES

     No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Securities owned by applicable holders should be considered to represent 'real estate assets' within the meaning of Code Section 856(c)(4)(A), 'obligation[s] . . . principally secured by an interest in real property' within the meaning of Code Section 860G(a)(3)(A), and 'loans . . . secured by an interest in real property' within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent 'interest on obligations secured by mortgages on real property' within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buydown Loans is uncertain. See 'Standard Securities--Tax Status' above.

TAXATION OF STRIPPED SECURITIES

     Original Issue Discount. Except as described above under 'General,' each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security (referred to in this discussion as a 'Stripped Securityholder') in any taxable year likely will be computed generally as described above under 'REMICs--Taxation of Owner of Regular Securities--Original Issue Discount' and '--Variable Rate Regular Securities.' However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under '--General,' the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to such Securityholder, presumably under the Prepayment Assumption, other than qualified stated interest.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Security to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are 'contingent' within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

     Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Securityholder's adjusted basis in such Stripped Security, as described above under 'REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities.' To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Securityholder other than an original Securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one Class of Stripped Securities, it is currently unclear whether for federal income tax purposes such Classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterization. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Securityholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Security, or Classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to such regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de mininis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

     Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, Securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Securityholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Securityholder to prepare its federal income tax returns. Such information will include the amount of original issue discount accrued on Securities held by persons other than Securityholders exempted from the reporting requirements. However, the amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Securityholder, other than an original Securityholder that purchased at the issue price. In particular, in the case of Stripped Securities, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Securities. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under 'REMICs--Backup Withholding.'

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Security evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Securityholder on the sale or exchange of such a Security also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be

'portfolio interest' and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under 'REMICs--Taxation of Certain Foreign Investors--Regular Securities.'

PARTNERSHIP TRUST FUNDS

CLASSIFICATION OF PARTNERSHIP TRUST FUNDS

     With respect to each Series of Partnership Securities or Debt Securities, Cadwalader, Wickersham & Taft will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Pooling and Servicing Agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP SECURITIES AND DEBT SECURITIES

     For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute 'loans . . . secured by an interest in real property which is . . . residential real property' within the meaning of Code
Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute 'real estate assets' within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts.

TAXATION OF DEBT SECURITYHOLDERS

TREATMENT OF THE DEBT SECURITIES AS INDEBTEDNESS

     The Depositor will agree, and the Securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each Series of Debt Securities, Cadwalader, Wickersham & Taft will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

     Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (i) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See 'REMICs--Taxation of Owners of Regular Securities' and '--Sale or Exchange of Regular Securities.'

TAXATION OF OWNERS OF PARTNERSHIP SECURITIES

TREATMENT OF THE PARTNERSHIP TRUST FUND AS A PARTNERSHIP

     If so specified in the applicable Prospectus Supplement, the Depositor will agree, and the Securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund (i) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Securityholders (including the Depositor), and the Debt Securities (if any) being debt of the partnership or (ii) if a single beneficial owner owns all of the Partnership Securities in a Trust Fund, the Trust Fund will be ignored for federal income tax purposes and the assets and Debt Securities of the Trust Fund will be treated as assets and indebtedness of such owner.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the Depositor or the Partnership Trust Fund. Any such characterization would not result in materially adverse tax consequences to Securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

PARTNERSHIP TAXATION

     As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under '--Grantor Trust Funds-- Standard Securities--General,' and '--Premium and Discount') and any gain upon collection or disposition of Mortgage Loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Pooling and Servicing Agreement and related documents). The Pooling and Servicing Agreement will provide, in general, that the Securityholders will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to the Securityholders for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income or net loss of the Partnership Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Securityholders. Moreover, even under the foregoing method of allocation, Securityholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and Securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay such taxes.

     All of the taxable income allocated to a Securityholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute 'unrelated business taxable income' generally taxable to such a holder under the Code.

     A share of expenses of the Partnership Trust Fund (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust Securityholder would be miscellaneous itemized deductions subject to the limitations described above under '--Grantor Trust Funds--Standard Securities--General.' Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust Fund.

     Discount income or premium amortization with respect to each Mortgage Loan would be calculated in a manner similar to the description above under '--Grantor Trust Funds--Standard Securities--General' and '--Premium and Discount.' Notwithstanding such description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to Securityholders on an aggregate basis with respect to all Mortgage Loans held by the Partnership Trust Fund rather than on a Mortgage Loan-by-Mortgage Loan basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Securityholders.

DISCOUNT AND PREMIUM

     Unless indicated otherwise in the applicable Prospectus Supplement, it is not anticipated that the Mortgage Loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loans will have been acquired at a premium or discount, as the case may be. See 'Grantor Trust Funds--Standard Securities--Premium and Discount.' (As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan-by-Mortgage Loan basis).

     If the Partnership Trust Fund acquires the Mortgage Loans at a market discount or premium, the Partnership Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Securityholders.

SECTION 708 TERMINATION

     Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. Such a termination would cause a deemed contribution of the assets of a Partnership Trust Fund (the 'old partnership') to a new Partnership Trust Fund (the 'new partnership') in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

DISPOSITION OF SECURITIES

     Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A Securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

     If a Securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES

     In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the Securityholders. The Depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

SECTION 731 DISTRIBUTIONS

     In the case of any distribution to a Securityholder, no gain will be recognized to that Securityholder to the extent that the amount of any money distributed with respect to such Security exceeds the adjusted basis of such Securityholder's interest in the Security. To the extent that the amount of money distributed exceeds such Securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Securityholder, no loss will be recognized except upon a distribution in liquidation of a Securityholder's interest. Any gain or loss recognized by a Securityholder will be capital gain or loss.

SECTION 754 ELECTION

     In the event that a Securityholder sells its Partnership Securities at a profit (loss), the purchasing Securityholder will have a higher (lower) basis in the Partnership Securities than the selling Securityholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such election. As a result, Securityholders might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

ADMINISTRATIVE MATTERS

     The Trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Securityholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the Pooling and Servicing Agreement and, as such, will be responsible for representing the Securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Securityholders, and, under certain circumstances, a Securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

TAX CONSEQUENCES TO FOREIGN SECURITYHOLDERS

     It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. However, for taxable years of a Partnership Trust Fund commencing on or after January 1, 1998, securityholders who are Non-U.S. Persons would in any event not be treated as engaged in a trade or business in the United States if holding such Security (or other investing or trading in stock or securities for the Holder's own account) is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities. Accordingly, such securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at a rate of 35% for Non-U.S. Persons that are taxable as corporations and 39.6% for all other foreign holders. The Prospectus Supplement for an applicable Series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

BACKUP WITHHOLDING

     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a 'backup' withholding tax of 31% if, in general, the Securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC SECURITIES, GRANTOR TRUST SECURITIES, PARTNERSHIP SECURITIES AND DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in 'Certain Federal Income Tax Consequences,' potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

                              ERISA CONSIDERATIONS

     Title I of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and Section 4975 of the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements (including individual retirement accounts and annuities and Keogh plans) which are subject thereto and on bank collective investment funds and insurance company general and separate accounts in which such plans, accounts or arrangements are invested (all of which are hereinafter referred to as 'Plans') and on persons who are fiduciaries with respect to such Plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406(a) of ERISA and Section 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit a broad range of transactions involving assets of a Plan and persons ('Parties in Interest' within the meaning of Section 3(14) of ERISA and 'Disqualified Persons' within the meaning of Section 4975(e)(2) of the Code, collectively referred to as 'Parties in Interest') who have certain specified relationships to the Plan. In addition, Section 406(b) of ERISA and Section 4975(c)(1)(E) and (F) of the Code impose certain prohibitions on Parties in Interest who are fiduciaries with respect to the Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under Section 502(i) of ERISA or an excise tax pursuant to Sections 4975(a) and (b) of the Code, unless a statutory or administrative exemption is available.

     Certain transactions involving a Trust Fund might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan that purchases the Securities if the Residential Loans, Agency Securities, Mortgage Securities and other assets included in such Trust Fund are deemed to be assets of the Plan. The U.S. Department of Labor (the 'DOL') has promulgated regulations at 29 C.F.R. Section2510.3-101 (the 'DOL Regulations') defining the term 'Plan Assets' for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an equity interest in an entity (such as a Trust Fund), the Plan's assets include the investment in the entity and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by 'Benefit Plan Investors' is not significant. For this purpose, in general, equity participation is considered 'significant' on any date if 25% or more of the value of any class of equity interests is held by 'Benefit Plan Investors', which include Plans, as well as any 'employee benefit plan' (as defined in Section 3(3) of ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity. Because of the factual nature of certain of the rules set forth therein, neither Plans nor persons investing Plan Assets should acquire or hold Securities in reliance upon the availability of any exception under the DOL Regulations.

     In addition, the DOL Regulations provide that the term 'equity interest' means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no 'substantial equity features.' If Notes of a particular Series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but would not, by reason of such purchase, include the underlying assets of the related Trust Fund. However, without regard to whether such Notes are treated as an equity interest for such purposes, the purchase or holding of Notes by or on behalf of a Plan could be considered to result in a prohibited transaction if the Issuer, the holder of an Equity Certificate or any of their respective affiliates is or becomes a Party in Interest with respect to such Plan, or if the Depositor, the Master Servicer, the Indenture Trustee or the Owner Trustee has investment authority with respect to the assets of such Plan.

     Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Residential Loans, Agency Securities, Mortgage Securities and other assets included in a Trust Fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer or any Sub-Servicer, may be deemed to be a Plan 'fiduciary' subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a Trust Fund constitute Plan Assets, the purchase or holding of Securities by a Plan, as well as the operation of the related Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

     Some of the transactions involving the Securities that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules under certain administrative exemptions, which may be individual or class exemptions. The DOL issued an individual exemption, Prohibited Transaction Exemption 90-36 (the 'Exemption'), on June 25, 1990 to PaineWebber Incorporated, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates, such as a senior class of Certificates, underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section 'ERISA Considerations,' the term 'Underwriter' shall include (a) PaineWebber Incorporated, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with PaineWebber Incorporated and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other Certificates of the same Series. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. (collectively, the 'Exemption Rating Agencies'). Fourth, the Trustee cannot be an affiliate of any other member of the 'Restricted Group' which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Sub-Servicer, the obligor on credit support and any mortgagor with respect to Trust Fund Assets constituting more than 5% of the aggregate unamortized principal balance of the Trust Fund Assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Trust Fund Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or on behalf of a Plan or with Plan Assets; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or on behalf of a Plan or with Plan Assets.

     A fiduciary of a Plan contemplating purchasing a Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate. However, to the extent that

Certificates are subordinate, the Exemption will not apply to an investment by a Plan. In addition, the Exemption will not apply to an investment by a Plan during a Funding Period unless certain additional conditions specified in the related Prospectus Supplement are satisfied. Furthermore, any Certificates representing a beneficial ownership in unsecured obligations will not satisfy the general conditions of the Exemption.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an 'Excluded Plan' by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets or (b) an affiliate of such a person,
(2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan and (3) the holding of Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the related Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the related Trust Fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute 'certificates' for purposes of the Exemption and (b) that the specific and general conditions and other applicable requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

     In addition to the Exemption, a Plan fiduciary or other Plan Asset investor should consider the availability of certain class exemptions granted by the DOL ('Class Exemptions'), which may provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including Prohibited Transaction Class Exemption ('PTCE') 83-1, regarding transactions involving mortgage pool investment trusts; PTCE 84-14, regarding transactions effected by a 'qualified professional asset manager'; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding transactions effected by an 'in-house asset manager.'

     In addition to any exemption that may be available under PTCE 95-60 for the purchase, sale and holding of the Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of

ERISA, including the prohibited transaction provisions thereof, and Section 4975 of the Code for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ('401(c) Regulations') no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the 401(c) Regulations become final. The DOL proposed such regulations on December 22, 1997, but they have not yet been finalized.

     Any plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and Section 4975 of the Code to such investment and the availability of the Exemption or any Class Exemption in connection therewith. There can be no assurance that the Exemption or any other individual or Class Exemption will apply with respect to any particular Plan that acquires or holds Securities or, even if all of the conditions specified therein were satisfied, that such exemption would apply to all transactions involving the Trust Fund. The Prospectus Supplement with respect to a Series of Securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the Securities offered thereby.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each Series of Securities will specify which, if any, of the classes of Securities offered thereby constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ('SMMEA'). Any class of Securities offered hereby and by the related Prospectus Supplement that is not initially rated in one of the two highest rating categories by at least one Rating Agency or that represents an interest in a Trust Fund that includes junior Residential Loans will not constitute 'mortgage related securities' for purposes of SMMEA. The appropriate characterization of those Securities not qualifying as 'mortgage related securities' ('Non-SMMEA Securities') under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Securities, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

     Classes of Securities qualifying as 'mortgage related securities' will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in 'mortgage related securities' secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in Securities qualifying as 'mortgage related securities' only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in 'mortgage related securities' without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the 'OCC') amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section1.5 concerning 'safety and soundness' and retention of credit information), certain 'Type IV securities,' defined in 12 C.F.R. Section1.2(l) to include certain 'residential mortgage-related securities.' As so defined, 'residential mortgage-related security' means, in relevant part, 'mortgage related security' within the meaning of SMMEA. The National Credit Union Administration ('NCUA') has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in 'mortgage related securities' under certain limited circumstances, other than stripped mortgage related securities and residual interests in mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the 'investment pilot program' described in 12 C.F.R. Section703.140.

     All depository institutions considering an investment in the Securities should review the 'Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities' (the '1998 Policy Statement') of the Federal Financial Institutions Examination Council (the 'FFIEC'), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes. Until October 1, 1998, federal credit unions will still be subject to the FFIEC's now-superseded 'Supervisory Policy Statement on Securities Activities' dated January 28, 1992, as adopted by the NCUA with certain modifications, which prohibited depository institutions from investing in certain 'high-risk mortgage securities,' except under limited circumstances, and set forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Securities, as certain Series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, 'prudent investor' provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not 'interest bearing' or 'income paying,' and, with regard to any Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Securities as 'mortgage related securities,' no representation is made as to the proper characterization of the Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             PLANS OF DISTRIBUTION

     The Securities offered hereby and by the Supplements to this Prospectus will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by PaineWebber Incorporated ('PaineWebber') acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that the Securities will be distributed by PaineWebber acting as agent or in some cases as principal with respect to Securities which it has previously purchased or agreed to purchase. If PaineWebber acts as agent in the sale of Securities, PaineWebber will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Residential Loans as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that PaineWebber elects to purchase Securities as principal, PaineWebber may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

     The Depositor will indemnify PaineWebber and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments PaineWebber and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, PaineWebber and the Depositor, or their affiliates, may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's residential loans pending the sale of such residential loans or interests therein, including the Securities.

     The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each Series of Securities, only those classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Securities will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     Unless otherwise specified in the related Prospectus Supplement, it is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a 'Rating Agency') specified in the related Prospectus Supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Residential Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Residential Loans. No assurance can be given that values of any Residential Properties have remained or will remain at their levels on the respective dates of origination of the related Residential Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Residential Loans in a particular Trust Fund and any secondary financing on the related Residential Properties become equal to or greater than the value of the Residential Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Residential Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Security of the related Series.

                             INDEX OF DEFINED TERMS

                                                                            PAGE
                                                                            ----
                                     -1-
1992 Policy Statement........................................................122
1998 Policy Statement........................................................122
                                     -4-
401(c) Regulations...........................................................121
                                     -A-
Accrual Securities.........................................................7, 36
Accrued Security Interest.....................................................43
Administration Fee Rate.......................................................55
Advance...................................................................11, 48
Agency Securities..............................................................1
Agreement..................................................................5, 36
ARM Loans.....................................................................19
Assumed Reinvestment Rate.....................................................44
Available Distribution Amount.................................................45
Available Subordination Amount................................................46
                                     -B-
BIF...........................................................................33
Book-Entry Securities.........................................................50
Buydown Funds.................................................................90
Buydown Loans.................................................................22
Buydown Period................................................................22
                                     -C-
CEDEL Participants............................................................51
CERCLA....................................................................15, 85
Certificates................................................................1, 5
Charter Act...................................................................25
Class Exemptions.............................................................120
Code.......................................................................7, 88
Collateral Value..............................................................23
Commission.....................................................................2
Conservation Act..............................................................85
Consumer Protection Laws......................................................86
Cooperative................................................................9, 19
Cooperative Loans..........................................................9, 19
Cooperative Notes.............................................................22
Cooperative Unit..............................................................19
Corporate Trust Office........................................................36
Credit Insurance Instrument...................................................53
Cumulative Subordination Payments.............................................46
Cut-off Date...................................................................8
                                     -D-
Debt Securities...............................................................88
Defective Obligation..........................................................89
Deficiency Event..............................................................58
Definitive Security...........................................................50
Deposit Period................................................................47
Depositor......................................................................5

                                                                            PAGE
                                                                            ----
Disqualified Organization....................................................101
Disqualified Persons.........................................................118
Distribution Date..........................................................7, 42
DOL..........................................................................118
DOL Regulations..............................................................118
DTC.......................................................................17, 50
Due Period....................................................................44
due-on-sale provision.........................................................31
due-on-sale encumbrance.......................................................31
                                     -E-
EDGAR..........................................................................3
Environmental Lien............................................................86
Equity Certificates........................................................5, 36
equity interest..............................................................118
equity of redemption..........................................................79
ERISA....................................................................12, 118
Euroclear Cooperative.........................................................51
Euroclear Participants........................................................51
European Depositaries.........................................................50
Events of Default.............................................................59
excess inclusion.........................................................99, 105
excess servicing.............................................................109
Excluded Plan................................................................120
Exemption....................................................................119
Exemption Rating Agencies....................................................119
                                     -F-
FDIC..........................................................................33
FFIEC........................................................................122
FHA...........................................................................10
FHA Loans.....................................................................20
FHLMC......................................................................1, 10
FHLMC Act.....................................................................26
FHLMC Certificate Group.......................................................26
FHLMC Certificates........................................................10, 24
Final Distribution Date...................................................42, 43
Financial Intermediary........................................................50
FNMA.......................................................................1, 10
FNMA Certificates.........................................................10, 24
FTC Rule......................................................................81
Funding Period................................................................18
                                     -G-
Garn-St. Germain Act..........................................................81
GNMA.......................................................................1, 10
GNMA Certificates.........................................................10, 24
Grantor Trust Certificates....................................................11
Grantor Trust Fund............................................................88
Grantor Trust Securities......................................................88
                                     -H-
Hazard Insurance Instrument...................................................53
holder........................................................................88

                                                                            PAGE
                                                                            ----
Holder in Due Course Rules....................................................16
Home Equity Loans..............................................................9
Home Improvement Contracts.................................................8, 19
Housing Act...................................................................22
HUD...........................................................................64
                                     -I-
Indenture......................................................................5
Initial Deposit...............................................................47
insurability representation...................................................40
Insurance Instrument..........................................................53
Insurance Proceeds............................................................41
Interest Rate..............................................................9, 19
issue price...................................................................91
Issuer.........................................................................5
                                     -L-
L/C Bank......................................................................71
Land Contracts.............................................................9, 19
Liquidation Proceeds..........................................................41
Loan-to-Value Ratio...........................................................23
Lockout Period................................................................20
                                     -M-
Manager.......................................................................20
manufactured home.............................................................22
Manufactured Housing Contracts.............................................9, 19
Manufacturer's Invoice Price..................................................23
Mark to Market Regulations...................................................103
market discount...........................................................94, 95
Master Servicer................................................................5
Maximum Subordination Amount..................................................47
Morgan........................................................................50
Mortgage Loans.........................................................8, 19, 88
Mortgage Notes................................................................20
mortgage related securities.........................................12, 121, 122
Mortgage Securities.......................................................10, 20
Mortgaged Properties.......................................................8, 19
Mortgaged Property..................................................8, 9, 19, 72
Mortgages.....................................................................20
Multifamily Loans..........................................................8, 19
                                     -N-
NCUA.........................................................................122
Net Interest Rate.............................................................37
new partnership..............................................................115
New Regulations..............................................................105
non-conforming credit.....................................................18, 33
Non-Pro Rata Security.........................................................91
Nonrecoverable Advance........................................................48
Non-SMMEA Securities.........................................................121
Non-U.S. Person..............................................................105
Notes.......................................................................1, 5

                                                                            PAGE
                                                                            ----
                                     -O-
Obligor.......................................................................17
OCC..........................................................................122
OID Regulations...........................................................88, 91
old partnership..............................................................115
Optional Termination..........................................................11
Owner Trust Agreement......................................................5, 36
Owner Trustee..................................................................5
                                     -P-
PaineWebber..................................................................123
Participants..............................................................17, 50
Parties in Interest..........................................................118
Partnership Securities........................................................88
Partnership Trust Fund........................................................88
Pass-Through Entity..........................................................101
Percentage Interest...........................................................36
Permitted Instruments.........................................................40
Plans........................................................................118
Pooling and Servicing Agreement................................................5
Pre-Funded Amount.............................................................18
Pre-Funding Account............................................................8
Prepayment Assumption.........................................................92
Prepayment Period.............................................................29
Primary Hazard Insurance Policy...............................................65
PTCE.........................................................................120
Purchase Price................................................................34
                                     -R-
Rating Agency................................................................124
real estate assets.........................................90, 91, 107, 111, 113
real estate mortgage investment conduit.................................1, 7, 37
Realized Loss.................................................................45
reasonably equivalent value...................................................76
Record Date...................................................................42
regular interests.....................................................11, 37, 88
Regular Securities.......................................................88, 105
Regular Securityholder........................................................91
Relevant Depositary...........................................................50
Relief Act....................................................................87
REMIC...............................................................1, 7, 37, 88
REMIC Pool....................................................................88
REMIC Provisions..............................................................88
REMIC Regular Certificates....................................................11
REMIC Regulations.............................................................88
REMIC Residual Certificates...................................................11
REMIC Securities..............................................................88
Reserve Fund..............................................................47, 70
Residential Loans......................................................1, 20, 90
Residential Properties.....................................................9, 19
Residual Holders..............................................................97
residual interests.................................................7, 11, 37, 88
Residual Securities...........................................................88

                                                                            PAGE
                                                                            ----
Restricted Group.............................................................119
Retained Interest.............................................................36
Retained Interest Rate........................................................37
Riegle Act....................................................................16
Rules.........................................................................50
                                     -S-
SAIF..........................................................................33
SBJPA of 1996.................................................................90
Scheduled Principal Balance...................................................46
Securities..................................................................1, 5
Security Interest Rate.........................................................6
Security Owners...............................................................50
Security Principal Balance.................................................6, 44
Securityholder................................................................88
Securityholders...............................................................50
Senior Liens..................................................................20
Senior Percentage.............................................................46
Senior Securities..........................................................6, 36
Senior/Subordinate Series.....................................................31
Series.........................................................................1
Servicemen's Readjustment Act.................................................23
Servicing Agreement...........................................................28
SMMEA....................................................................12, 121
Servicing Default........................................................12, 121
Special Hazard Amount.........................................................68
Special Hazard Insurer........................................................68
Special Hazard Losses.........................................................46
Special Hazard Subordination Amount...........................................46
Specified Reserve Fund Balance................................................47
Standard Securities..........................................................107
Startup Day...................................................................88
Stated Principal Balance......................................................34
Strip Securities...........................................................6, 36
Stripped Agency Securities....................................................27
Stripped Interest.............................................................29
Stripped Securities.....................................................110, 111
Subordinate Securities.....................................................6, 36
Subordination.................................................................41
Subsequent Loans..............................................................18
Sub-Servicer..................................................................28
Sub-Servicing Account.........................................................40
Sub-Servicing Agreement.......................................................35
                                     -T-
Terms and Conditions..........................................................52
thrift institutions..........................................................100
Tiered REMICs.................................................................91
Title V.......................................................................84
Title VIII....................................................................85
Trust Account.................................................................10
Trust Agreement............................................................5, 36
Trust Fund.....................................................................6

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                                                                            ----
Trust Fund Asset...............................................................6
Trustee........................................................................5
                                     -U-
U.S. Person..................................................................102
Unaffiliated Sellers..........................................................19
Underwriter..................................................................119
Unrecovered Senior Portion....................................................46
                                     -V-
VA............................................................................10
VA Guaranty Policy............................................................65
VA Loans......................................................................20
                                     -W-
Window Period Loans...........................................................82

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     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF THE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

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                               TABLE OF CONTENTS

                                                        Page
                                                        -----
                    PROSPECTUS SUPPLEMENT
Forward-Looking Statements............................    S-3
Incorporation of Certain Documents by Reference.......    S-3
Available Information.................................    S-3
Summary of Terms......................................    S-6
Risk Factors..........................................   S-16
The Mortgage Pool.....................................   S-19
Underwriting Standards................................   S-25
Servicing of Mortgage Loans...........................   S-29
Description of the Certificates.......................   S-34
Yield, Prepayment and Maturity Considerations.........   S-46
Credit Enhancement....................................   S-58
Use of Proceeds.......................................   S-60
Certain Federal Income Tax Consequences...............   S-60
Certain ERISA Considerations..........................   S-62
Legal Investment......................................   S-63
Method of Distribution................................   S-64
Legal Matters.........................................   S-64
Ratings...............................................   S-64
Index of Defined Terms................................   S-66

                         PROSPECTUS
Available Information.................................      2
Reports to Certificateholders.........................      3
Incorporation of Certain Information by Reference.....      3
Prospectus Supplement or Current Report on Form 8-K...      3
Summary of Terms......................................      5
Risk Factors..........................................     13
The Trust Funds.......................................     19
Use of Proceeds.......................................     28
Yield Considerations..................................     29
Maturity and Prepayment Considerations................     30
The Depositor.........................................     32
Residential Loan Program..............................     32
Description of the Securities.........................     36
Description of Primary Insurance Coverage.............     63
Description of Credit Support.........................     66
Certain Legal Aspects of Residential Loans............     72
Certain Federal Income Tax Consequences...............     88
State and Other Tax Consequences......................    117
ERISA Considerations..................................    118
Legal Investment......................................    121
Plans of Distribution.................................    123
Legal Matters.........................................    124
Financial Information.................................    124
Rating................................................    124
Index of Significant Definitions......................    125

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                                  $247,997,172
                                 (APPROXIMATE)


                              PAINEWEBBER MORTGAGE
                           ACCEPTANCE CORPORATION IV
                                  (DEPOSITOR)


                       PROVIDENT FUNDING ASSOCIATES, L.P.
                           (ORIGINATOR AND SERVICER)


                             MORTGAGE PASS-THROUGH
                                 CERTIFICATES,
                                 SERIES 1998-1


                               ------------------

                             PROSPECTUS SUPPLEMENT

                               ------------------


                            PAINEWEBBER INCORPORATED


                               ------------------


                                 July 28, 1998

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